As filed with the U.S. Securities and Exchange Commission on April 29, 2025.

Registration No. 333-284006

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_______________________

AMENDMENT NO. 2

TO

FORM F-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

_______________________

WORK Medical Technology Group LTD
(Exact name of registrant as specified in its charter)

_______________________

Cayman Islands	5047	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Floor 23, No. 2 Tonghuinan Road
Xiaoshan District, Hangzhou City, Zhejiang Province
The People’s Republic of China
+86-571-82613568
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

_______________________

Cogency Global Inc.
122 East 42nd Street, 18th Floor
New York, NY 10168
Telephone: (800) 221-0102
(Name, address, including zip code, and telephone number, including area code, of agent for service)
_______________________

With a Copy to:

Ying Li, Esq. Lisa Forcht, Esq. Hunter Taubman Fischer & Li LLC 950 Third Avenue, 19th Floor New York, NY 10022 212-530-2206	David E. Danovitch, Esq. Michael DeDonato, Esq. Hermione Krumm, Esq. Sullivan & Worcester LLP 1251 Avenue of the Americas New York, NY 10022 212-660-3027

_______________________

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act ☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell the securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting any offer to buy these securities in any jurisdiction where such offer or sale is not permitted.

SUBJECT TO COMPLETION	PRELIMINARY PROSPECTUS DATED APRIL 29, 2025

10,000,000 Ordinary Units (each Ordinary Unit consisting of one Class A Ordinary Share, one Series A Warrant to purchase one Class A Ordinary Share and one Series B Warrant to purchase one Class A Ordinary Share)

Up to 10,000,000 Pre-Funded Ordinary Units (each Pre-Funded Ordinary Unit consisting of one Pre-Funded Warrant, one Series A Warrant to purchase one Class A Ordinary Share and one Series B Warrant to purchase one Class A Ordinary Share)

10,000,000 Class A Ordinary Shares included in the Ordinary Units

Up to 30,000,000 Class A Ordinary Shares Underlying the Series A Warrants (which contains a zero exercise price option)

Up to 40,000,000 Class A Ordinary Shares Underlying the Series B Warrants (which contains a zero exercise price option)

Up to 10,000,000 Class A Ordinary Shares Underlying the Pre-Funded Warrants

WORK Medical Technology Group LTD

We are offering on a firm commitment basis 10,000,000 ordinary units (each, an “Ordinary Unit,” and, collectively, the “Ordinary Units”), with each Ordinary Unit consisting of (i) one Class A ordinary share, par value $0.0005 per share (each, a “Class A Ordinary Share,” and, collectively, the “Class A Ordinary Shares”), (ii) one Series A warrant to purchase one Class A Ordinary Share (each, a “Series A Warrant,” and, collectively, the “Series A Warrants”), at the exercise price of $1.00 per share, and (iii) one Series B warrant to purchase one Class A Ordinary Share (each, a “Series B Warrant,” and, collectively, the “Series B Warrants”), at the exercise price of $1.00 per share. We are offering the Ordinary Units at the public offering price of $[•] per Ordinary Unit. To the extent that the purchase of Ordinary Units would cause the beneficial ownership of a purchaser in this offering, together with its affiliates, to exceed 4.99% (or, at the election of the purchaser, 9.99%) of the Class A Ordinary Shares immediately following the consummation of this offering, the Company agrees to issue, at the election of the purchasers, a number of pre-funded ordinary units (each, a “Pre-Funded Ordinary Unit,” and, collectively, the “Pre-Funded Ordinary Units;” together with the Ordinary Units, the “Units”) in lieu of the Ordinary Units. Each Pre-Funded Ordinary Unit consists of (i) one pre-funded warrant to purchase one Class A Ordinary Share (each, a “Pre-Funded Warrant,” and, collectively, the “Pre-Funded Warrants”; and together with the Series B Warrants and the Series A Warrants, the “Warrants”), (ii) one Series A Warrant, and (iii) one Series B Warrant. The purchase price of each Pre-Funded Ordinary Unit will equal the price per Ordinary Unit, minus $0.0005, and the exercise price of each Pre-Funded Warrant included in the Pre-Funded Ordinary Unit will be $0.0005 per share. The Pre-Funded Warrants offered hereby will be immediately exercisable and may be exercised at any time until exercised in full. For each Pre-Funded Ordinary Unit that we sell, the number of Ordinary Units that we are offering will be decreased on a one-for-one basis.

The Series A Warrants will have a one-year term, will be immediately exercisable after issuance and have an initial exercise price of $1.00 per share. If at any time and from time to time on or after the Series A Warrants are issued there occurs any share split, share dividend, share combination, or reverse share split, recapitalization, or other similar transaction involving the Class A Ordinary Shares (a “Share Combination Event”), the Series A Warrants may also be exercised in whole or in part by means of a “zero price exercise,” in which the holder will be entitled to receive a number of Class A Ordinary Shares equal to the product of (a) the aggregate number of Class A Ordinary Shares that would be issuable upon exercise of the Series A Warrants if such exercise were by means of a cash exercise rather than a cashless exercise, multiplied by (b) 3.0. As a result, holders of the Series A Warrants may elect to be issued a maximum of 30,000,000 Class A Ordinary Shares upon the exercise of the Series A Warrants upon a Share Combination Event.

The Series B Warrants will have three-month terms, will be immediately exercisable after issuance and have an initial exercise price of $1.00 per share. The Series B Warrants may also be exercised in whole or in part by means of a “zero price exercise,” in which the holder will be entitled to receive a number of Class A Ordinary Shares equal to the product of (a) the aggregate number of Class A Ordinary Shares that would be issuable upon exercise of the Series B Warrants if such exercise were by means of a cash exercise rather than a cashless exercise, multiplied by (b) 4.0. Such zero price exercise is subject to the Beneficial Ownership Limitations (as defined below). As a result, holders of the Series B Warrants may elect to be issued a maximum of 40,000,000 Class A Ordinary Shares upon the exercise of the Series B Warrants.

As a result of the zero exercise price option, we do not expect to receive any cash proceeds from the exercise of the Series B Warrants, or, upon a Share Combination Event, from the exercise of the Series A Warrants, because it is highly unlikely that holders of Series A Warrants and Series B Warrants would wish to pay an exercise price to receive one Class A Ordinary Share when they could choose the zero exercise price option and pay no additional consideration to receive more than one Class A Ordinary Share.

We are also registering all of the Class A Ordinary Shares issuable from time to time upon full exercise of each of the Warrants included in the Units offered hereby. See “Description of Share Capital — Units Being Offered” in this prospectus for more information.

The Units do not have stand-alone rights and will not be certificated or issued as stand-alone securities. The Class A Ordinary Shares (or, if applicable, the Pre-Funded Warrants), the Series A Warrants and the Series B Warrants included in the Units are immediately separable and will be issued separately in this offering.

Our Class A Ordinary Shares are listed on the Nasdaq Capital Market under the symbol “WOK.”

The number of Units offered in this prospectus and all other applicable information has been determined based on the public offering price of $[•] per Ordinary Unit.

There is no established trading market for the Units or the Warrants, and we do not expect an active trading market to develop. We do not intend to list the Units or the Warrants on any securities exchange or other trading market. Without an active trading market, the liquidity of such securities will be limited.

Unless otherwise stated, as used in this prospectus, the terms “we,” “us,” “our,” “Work Cayman,” “our Company,” and the “Company” refer to WORK Medical Technology Group LTD, an exempted company limited by shares incorporated under the laws of the Cayman Islands and not a Chinese operating company. Work Cayman conducts its operations through Work (Hangzhou) Medical Treatment Equipment Co., Ltd. and its subsidiaries in China (collectively referred to herein as “the PRC subsidiaries”).

As of the date of this prospectus, the Company has an aggregate of 6,999,442 Class A Ordinary Shares and 7,592,500 Class B ordinary shares, par value $0.0005 per share (each, a “Class B Ordinary Share,” and, collectively, the “Class B Ordinary Shares,” and together with the Class A Ordinary Shares, the “Ordinary Shares”) issued and outstanding.

Our ordinary shares began trading on the Nasdaq Capital Market under the symbol “WOK” on August 23, 2024. On August 26, 2024, the Company closed its initial public offering (the “IPO”) of 2,000,000 ordinary shares at a price of $4.00 per share. On August 28, 2024, the underwriter for the IPO exercised its over-allotment option, in part, to purchase an additional 91,942 ordinary shares at a price of $4.00 per ordinary share. The total gross proceeds received from the IPO, including proceeds from the exercise of the over-allotment option, were $8,367,768.

On February 5, 2025, at the 2024 annual general meeting of shareholders (the “AGM”) of the Company, the shareholders of the Company passed resolutions to (i) increase the Company’s authorized share capital; (ii) re-designate and re-classify the Company’s authorized share capital; and (iii) adopt amended and restated memorandum and articles of association to reflect the share capital increase, the share re-designation and re-classification, and the terms of the re-designated and re-classified shares of the Company. As a result, immediately following the AGM, the Company’s authorized share capital was increased (the “Share Capital Increase”), and re-designated and re-classified from US$50,000 divided into 100,000,000 ordinary shares of par value US$0.0005 each to US$250,000 divided into 400,000,000 Class A Ordinary Shares of par value US$0.0005 each, with each Class A Ordinary Share entitled to one vote, and 100,000,000 Class B Ordinary Shares of par value US$0.0005 each, with each Class B Ordinary Share entitled to 20 votes (the “Share Capital Reorganization”). On April 8, 2025, the Company issued 6,250,000, 717,500, and 625,000 Class B Ordinary Shares to three shareholders, LWY GROUP LTD, JPY GROUP LTD, and ZLW GROUP LTD, respectively, and repurchased a corresponding number of Class A Ordinary Shares from such shareholders (the “Share Issuance and Repurchase,” and together with the Share Capital Increase and the Share Capital Reorganization, the “Dual Class Restructuring”). See “Prospectus Summary — Share Capital Increase and Reorganization” and “Corporate History and Structure — Corporate Structure.”

Unless otherwise noted, and other than as provided in the Annual Report (defined below), the share and per share information in this prospectus reflects the completion of the Dual Class Restructuring and re-classification of the applicable Ordinary Shares issued and sold prior to the completion date of the Dual Class Restructuring to Class A Ordinary Shares.

Investing in our securities involves a high degree of risk, including the risk of losing your entire investment. See “Risk Factors” beginning on page 18 and “Item 3. Key Information — D. Risk Factors” in our annual report on Form 20-F for the year ended September 30, 2024, filed with the U.S. Securities and Exchange Commission (the “SEC”) on February 14, 2025 (the “Annual Report”), for factors you should consider before buying our securities.

We are both an “emerging growth company” and a “foreign private issuer” as defined under the U.S. federal securities laws and, as such, may elect to comply with certain reduced public company reporting requirements for this and future filings. See “Prospectus Summary — Implications of Being an Emerging Growth Company” on page 13, and “Prospectus Summary — Implications of Being a Foreign Private Issuer” on page 14.

As of the date of this prospectus, the Company has 6,999,442 Class A Ordinary Shares with one vote each (6,999,442 votes) and 7,592,500 Class B Ordinary Shares with 20 votes each (151,850,000 votes), totaling 158,849,442 votes. Our director and Chief Operating Officer, Baiming Yu, beneficially owns 6,250,000 Class B Ordinary Shares, representing 125,000,000 votes and approximately 78.69% of the aggregate voting power of our outstanding Ordinary Shares. As a result, we are deemed to be a “controlled company” for the purpose of the Nasdaq listing rules. However, we do not intend to rely on the controlled company exemptions provided under the Nasdaq listing rules. See “Prospectus Summary — Implications of Being a Controlled Company” on page 14. For more information about risks relating to “controlled company,” see “Risk Factors — Risks Relating to this Offering and the Trading Market — Our Chief Operating Officer and Liwei Zhang have control over our Company. Their interests may not be aligned with the interests of our other shareholders, and they could prevent or cause a change of control or other transactions” on page 23.

The Class A Ordinary Shares offered in this prospectus are shares of our Cayman Islands holding company, which has no operations of its own and conducts all of its operations through the PRC subsidiaries, namely, Work (Hangzhou) Medical Treatment Technology Co., Ltd. (“Work Hangzhou”), our wholly owned subsidiary, and its subsidiaries, Hangzhou Shanyou Medical Equipment Co., Ltd. (“Hangzhou Shanyou”), Shanghai Chuqiang Medical Equipment Co., Ltd. (“Shanghai Chuqiang”), Hangzhou Hanshi Medical Equipment Co., Ltd. (“Hangzhou Hanshi”), Hangzhou Woli Medical Treatment Technology Co., Ltd. (“Hangzhou Woli”), Shanghai Saitumofei Medical Treatment Technology Co., Ltd. (“Shanghai Saitumofei”), Huangshan Saitumofei Medical Technology Co., Ltd. (“Huangshan Saitumofei”), and Hunan Saitumofei Medical Treatment Technology Co., Ltd. (“Hunan Saitumofei”). The operations of the PRC subsidiaries could affect other parts of our business. Investors in our Class A Ordinary Shares should be aware that they will not directly hold equity interests in the PRC subsidiaries, but rather are purchasing equity solely in WORK Medical Technology Group LTD, a Cayman Islands holding company, which indirectly owns 100% equity interests in such PRC subsidiaries. For a description of our corporate structure, see “Corporate History and Structure — Corporate Structure” beginning on page 43.

In addition, as we conduct all of our operations through the PRC subsidiaries in China, we and the PRC subsidiaries are subject to legal and operational risks associated with being based in China, including risks related to the legal, political and economic policies of the Chinese government, the relations between China and the United States, or Chinese or United States regulations, which risks could result in a material change in the PRC subsidiaries’ operations and/or cause the value of our Class A Ordinary Shares to significantly decline or become worthless and affect our ability to offer or continue to offer securities to investors. Recently, the PRC government initiated a series of regulatory actions and made a number of public statements on the regulation of business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas, adopting new measures to extend the scope of cybersecurity reviews, and expanding efforts in anti-monopoly enforcement. We do not believe that we or the PRC subsidiaries are directly subject to these regulatory actions or statements, as neither we nor the PRC subsidiaries have implemented any monopolistic behavior, and the PRC subsidiaries’ business does not implicate cybersecurity, because the PRC subsidiaries currently engage in the manufacture and sale of medical devices and neither we nor the PRC subsidiaries possess the personal information of over one million users, nor are we or the PRC subsidiaries involved in any type of restricted industries. On September 8, 2006, the Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors (the “M&A Rules”) which was jointly adopted by six PRC regulatory agencies came into effect. The M&A Rules include, among other things, provisions that purport to require that offshore special purpose vehicles (each, an “SPV”) that are controlled by

PRC entities or individuals and that have been formed for overseas listing purposes through acquisitions of PRC domestic interests held by such PRC entities or individuals, obtain the approval of the China Securities Regulatory Commission (the “CSRC”) prior to the listing and trading of any such SPV’s securities on an overseas stock exchange. On September 21, 2006, the CSRC published on its official website procedures regarding its approval of overseas listings by SPVs. Since the Company is neither controlled by PRC entities or individuals, nor formed for overseas listing purposes through acquisitions of PRC domestic interests held by such PRC entities or individuals, we believe, as advised by our PRC counsel, AllBright Law Offices (Fuzhou), that the Company is not an SPV, and, therefore, the M&A Rules do not apply to us, and we do not need to obtain the approval from the CSRC under the M&A Rules. However, substantial uncertainty remains regarding the scope and applicability of the M&A Rules to offshore SPVs. Furthermore, on March 31, 2023, the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (the “Trial Administrative Measures”) and relevant supporting guidelines (collectively, the “New Administrative Rules Regarding Overseas Listings”) issued by the CSRC came into force. According to the New Administrative Rules Regarding Overseas Listings, among other things, a domestic company in the PRC that seeks to offer and list securities on overseas markets shall fulfill the filing procedures with the CSRC as per requirement of the Trial Administrative Measures. This includes subsequent securities offerings of the company in the same overseas market where it has previously offered and listed securities, which requires a company, such as ours, to file with the CSRC within three working days after the subsequent securities offering is completed. On the same day, the Provisions on Strengthening Confidentiality and Archives Administration of Overseas Securities Offering and Listing by Domestic Companies (the “Confidentiality and Archives Administration Provisions”) promulgated by the CSRC became effective. According to the Confidentiality and Archives Administration Provisions, domestic companies that seek overseas offering and listing (either in direct or indirect means) and the securities companies and securities service (either incorporated domestically or overseas) providers that undertake relevant businesses shall not leak any state secret or working secret of government agencies, or harm national security and public interests. Furthermore, a domestic company that provides accounting archives or copies of accounting archives to any entities, including securities companies, securities service providers and overseas regulators and individuals, shall fulfill due procedures in compliance with applicable regulations. We believe that this offering does not involve the leaking of any state secret or working secret of government agencies, or the harming of national security and public interests. However, we may be required to perform additional procedures in connection with the provision of accounting archives. The specific requirements of the relevant procedures are currently unclear and we cannot be certain whether we will be able to perform the relevant procedures. We believe, based on the advice of our PRC counsel, AllBright Law Offices (Fuzhou), that (i) as this offering is regarded as a subsequent securities offering in the same overseas market under the Trial Administrative Measures, we are required to complete the filing procedures with the CSRC in accordance with the Trial Administrative Measures with respect to this offering, and we will submit our filing application to the CSRC within three working days after the completion of this offering; (ii) neither we nor the PRC subsidiaries are subject to cybersecurity review with the Cyberspace Administration of China (the “CAC”), pursuant to the Measures for Cybersecurity Review (2021 version), which became effective on February 15, 2022, since the PRC subsidiaries currently engage in the manufacture and sale of medical devices and neither we nor the PRC subsidiaries possess personal information of over one million users; and (iii) there are substantial uncertainties regarding the interpretation and application of PRC laws and regulations and future PRC laws and regulations, and there can be no assurance that the relevant government agencies will take a view that is contrary to, or otherwise different from, the conclusions stated above. If the relevant government agencies take a view that is contrary to, or otherwise different from, the foregoing conclusions, it could have a material adverse effect on the PRC subsidiaries’ business, operating results and reputation, as well as the trading price of our Class A Ordinary Shares. See “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in China — Any requirement to obtain prior approval under the M&A Rules and/or any other regulations promulgated by relevant PRC regulatory agencies in the future could delay our securities offerings and failure to obtain any such approvals, if required, could have a material adverse effect on the PRC subsidiaries’ and our business, operating results and reputation, as well as the trading price of our Ordinary Shares, and could also create uncertainties for our securities offerings and affect our ability to offer or continue to offer securities to investors outside China;” “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in China — There are uncertainties regarding the interpretation and enforcement of PRC laws, rules and regulations;” and “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in China — Additional compliance procedures may be required in connection with our subsequent securities offerings, due to the promulgation of the new filing-based administrative rules for overseas offering and listing by domestic companies in China, which could significantly limit or completely hinder our ability to offer or continue to offer our Ordinary Shares to investors and could cause the value of our Ordinary Shares to significantly decline or become worthless” in our Annual Report.

However, since these statements and regulatory actions by the PRC government are newly published and official guidance and related implementation rules have not been issued, it is highly uncertain what the potential impact such modified or new laws and regulations will have on the PRC subsidiaries’ daily business operations, the ability to accept foreign investments and list on an U.S. exchange. Moreover, the Standing Committee of the National People’s Congress (the “SCNPC”) or other PRC regulatory authorities may in the future promulgate laws or regulations or implementing rules that require our Company, or any of our subsidiaries to obtain regulatory approval from Chinese authorities before listing in the U.S. Although the Company is currently not required to obtain permission or approval from any of the PRC central or local governmental authorities, except for completing the filing procedures with the CSRC, and it has not received any denial to list on a U.S. exchange, the PRC subsidiaries’ operations could be adversely affected, directly or indirectly; our ability to offer, or continue to offer, securities to investors would be potentially hindered; and the value of our securities might significantly decline or be worthless, by existing or future laws and regulations relating to the business of the PRC subsidiaries or our industry or by intervention or interruption by PRC governmental authorities, if we or the PRC subsidiaries (i) do not receive or maintain such permissions or approvals, (ii) inadvertently conclude that such permissions or approvals are not required, (iii) applicable laws, regulations, or interpretations change and we or the PRC subsidiaries are required to obtain such permissions or approvals in the future, or (iv) due to any intervention or interruption by PRC governmental with little advance notice. See “Risk Factors” beginning on page 18 and “Item 3. Key Information — D. Risk Factors” in our Annual Report for a discussion of these legal and operational risks and other information that should be considered before making a decision to purchase our securities.

Moreover, the Chinese government may exert substantial influence over the manner in which the PRC subsidiaries conduct their business activities. The PRC government may also intervene or influence the PRC subsidiaries’ operations and this offering at any time, which could result in a material change in the PRC subsidiaries’ operations and our Class A Ordinary Shares could decline in value significantly or become worthless. See “Item 3. Key Information — D. Risk Factors — Risk Related to Doing Business in China — The PRC government exerts substantial influence over the manner in which the PRC subsidiaries conduct their business activities. The PRC government may also intervene or influence the PRC subsidiaries’ operations and subsequent securities offerings at any time, which could result in a material change in the PRC subsidiaries’ operations and our Ordinary Shares could significantly decline in value or become worthless” in our Annual Report.

In addition, although Work Medical Technology Group (China) Limited (“Work Medical Technology”), our Hong Kong subsidiary, is an investment holding company, the legal and operational risks associated with operating in mainland China may also apply to the future activities (if any) in Hong Kong of Work Medical Technology, to the extent that they are made applicable to such entity and its anticipated operations. Work Medical Technology, as of the date of this prospectus, has yet to commence operations, and is expected to be limited to operating as an investment holding company in the future without any substantive or data-related operations in Hong Kong. However, such operations may be affected if Hong Kong adopts rules, regulations or policy guidance with respect to currency exchange control. Furthermore, as of the date of this prospectus, we do not expect that any regulatory actions related to data security or anti-monopoly concerns in Hong Kong will impact the Company’s ability to conduct its business, accept foreign investments, or list on a U.S. or foreign exchange, because we have never had and do not plan to have any material operations in Hong Kong. See “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in China” in our Annual Report.

Hong Kong was established as a special administrative region of the PRC in accordance with Article 31 of the Constitution of the PRC. The Basic Law of the Hong Kong Special Administrative Region of the PRC (the “Basic Law”) was adopted and promulgated on April 4, 1990 and became effective on July 1, 1997, when the PRC resumed the exercise of sovereignty over Hong Kong. Pursuant to the Basic Law, Hong Kong is authorized by the National People’s Congress of the PRC to exercise a high degree of autonomy and enjoy executive, legislative, and independent judicial power, under the principle of “one country, two systems,” and the PRC laws and regulations shall not be applied in Hong Kong except for those listed in Annex III of the Basic Law (which is confined to laws relating to national defense, foreign affairs, and other matters that are not within the scope of autonomy of Hong Kong). While the National People’s Congress of the PRC has the power to amend the Basic Law, the Basic Law also expressly provides that no amendment to the Basic Law shall contravene the established basic policies of the PRC regarding Hong Kong. As a result, national laws of the PRC not listed in Annex III of the Basic Law do not apply to our Hong Kong subsidiary, Work Medical Technology. However, there is no assurance that certain PRC laws and regulations, including existing laws and regulations and those enacted or promulgated in the future, will not be applicable to Work Medical Technology due to changes in the current political arrangements between mainland China and Hong Kong or other unforeseeable reasons. The application of such laws and regulations may have a material adverse impact on Work Medical Technology, as relevant authorities may impose fines and penalties upon Work Medical Technology, delay or restrict the repatriation of the proceeds from this offering into mainland China and Hong Kong, and any failure by us to fully comply with any such new regulatory requirements may significantly limit or completely hinder our ability to offer or continue to offer our Class A Ordinary Shares, cause significant disruption to our business operations, and severely damage our reputation, which would materially and adversely affect our financial condition and results of operations and cause our Class A Ordinary Shares to significantly decline in value or in extreme cases, become worthless.

Furthermore, as more stringent criteria have been imposed by the SEC and the Public Company Accounting Oversight Board (the “PCAOB”) recently, our securities may be prohibited from trading on a national exchange or over-the-counter under the Holding Foreign Companies Accountable Act (“the HFCA Act”), if the PCAOB is unable to inspect our auditors for two consecutive years. As a result, an exchange may determine to delist our securities. Pursuant to the HFCA Act, if the PCAOB is unable to inspect an issuer’s auditors for two consecutive years, the issuer’s securities are prohibited to trade on a U.S. stock exchange. The PCAOB issued a Determination Report on December 16, 2021 which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in: (1) mainland China of the People’s Republic of China because of a position taken by one or more authorities in mainland China; and (2) Hong Kong, a Special Administrative Region and dependency of the PRC, because of a position taken by one or more authorities in Hong Kong. Furthermore, the PCAOB’s report identified the specific registered public accounting firms which are subject to these determinations. On June 22, 2021, United States Senate passed the Accelerating Holding Foreign Companies Accountable Act. On December 29, 2022, legislation entitled “Consolidated Appropriations Act, 2023” (the “Consolidated Appropriations Act”), was signed into law by President Biden. The Consolidated Appropriations Act contained, among other things, an identical provision to the Accelerating Holding Foreign Companies Accountable Act, which reduces the number of consecutive non-inspection years required for triggering the prohibitions under the HFCA Act from three years, as was formerly required under the HFCA Act before such amendment, to two consecutive years. According to the Consolidated Appropriations Act, any foreign jurisdiction could be the reason why the PCAOB does not have complete access to inspect or investigate a company’s auditor. As it was originally enacted, the HFCA Act applied only if the PCAOB’s inability to inspect or investigate was due to a position taken by an authority in the foreign jurisdiction where the relevant public accounting firm is located. As a result of the Consolidated Appropriations Act, the HFCA Act now also applies if the PCAOB’s inability to inspect or investigate the relevant accounting firm is due to a position taken by an authority in any foreign jurisdiction. The denying jurisdiction does not need to be where the accounting firm is located. As of the date of this prospectus, our auditor WWC, P.C., is not on the list published by the PCAOB subject to the determinations as to inability to inspect or investigate completely, as announced by the PCAOB on December 16, 2021, and it is based in the U.S. and is registered with the PCAOB and subject to PCAOB inspection, having its latest inspection completed in December 2021. However, recently developments with respect to audits of China-based companies, create uncertainty about the ability of our auditor, to fully cooperate with the PCAOB’s request for audit workpapers without the approval of the Chinese authorities. In the event it is later determined that the PCAOB is unable to inspect or investigate completely the Company’s auditor because of a position taken by an authority in a foreign jurisdiction, then such lack of inspection could cause trading in the Company’s securities to be prohibited under the HFCA Act, and ultimately result in a determination by a securities exchange to delist the Company’s securities. The delisting of our Class A Ordinary Shares, or the threat of their being delisted, may materially and adversely affect the value of your investment, even making it worthless. On August 26, 2022, the CSRC, the Ministry of Finance of the PRC (the “MOF”), and the PCAOB signed a Statement of Protocol (the “Protocol”), which sets out specific arrangements on conducting inspections and investigations over relevant audit firms within the jurisdiction of the PRC and the U.S, including the audit firms based in mainland China and Hong Kong, taking the first step toward opening access for the PCAOB to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong. On December 15, 2022, the PCAOB Board determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB Board will consider the need to issue a new determination. Notwithstanding the foregoing, in the event it is later determined that the PCAOB is unable to inspect or investigate completely our auditor, then such lack of inspection could cause our securities to be delisted from the stock exchange. See “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in China — Our Ordinary Shares may be delisted under the Holding Foreign Companies Accountable Act if the PCAOB is unable to inspect our auditors. The delisting of our Ordinary Shares, or the threat of their being delisted, may materially and adversely affect the value of your investment. Furthermore, on June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, and on December 29, 2022, the Consolidated

Appropriations Act was signed into law by President Biden. The Consolidated Appropriations Act contained, among other things, an identical provision to the Accelerating Holding Foreign Companies Accountable Act, which reduces the number of consecutive non-inspection years required for triggering the prohibitions under the HFCA Act from three years to two” in our Annual Report.

As a holding company, we may rely on dividends and other distributions on equity paid by the PRC subsidiaries for our cash and financing requirements. If any of the PRC subsidiaries incurs debt on its own behalf in the future, the instruments governing such debt may restrict their ability to pay dividends to us. However, none of the PRC subsidiaries have made any dividends or other distributions to the Company or any U.S. investors as of the date of this prospectus. In the future, cash proceeds raised from overseas financing activities, including this offering, may be transferred by us to the PRC subsidiaries via capital contribution or shareholder loans, as the case may be.

The transfers and distributions among the Company and its subsidiaries include: (i) proceeds from the IPO, which were transferred from the Company to Work BVI and subsequently to Work Medical Technology; and (ii) funds transferred among five PRC subsidiaries, Hangzhou Shanyou, Hangzhou Hanshi, Hangzhou Woli, Shanghai Saitumofei, and Work Hangzhou for operational purposes. As of the date of this prospectus, the Company has transferred net proceeds in the amount of $7,373,839 from our IPO through Work BVI to Work Medical Technology, from such amount, $5,404,654 of the net proceeds remained available after reimbursing PRC subsidiaries for expenses advanced from them in connection with the IPO. In the fiscal year ended September 30, 2023, there was no cash transferred from the Cayman Islands holding company to its PRC subsidiaries. The aggregate principal amounts of funds transferred among the PRC subsidiaries were $2,459,263, $8,262,606, and $84,234 for the fiscal years ended September 30, 2024, 2023, and 2022, respectively. As of the date of this prospectus, there have been no other transfers or distributions made or dividends paid among the Company and its subsidiaries, except as described above.

This prospectus does not constitute, and there will not be, an offering of securities to the public in the Cayman Islands.

	Per Ordinary Unit	Per Pre-Funded Ordinary Unit	Total
Public offering price	$	$	$
Underwriters’ discounts(1)	$	$	$
Proceeds to our Company before expenses(2)	$	$	$

____________

(1)      The Company has agreed to pay the underwriters a fee equal to 7% of the gross proceeds of the offering. The Company has also agreed to reimburse Univest Securities, LLC, as representative of the underwriters (the “Representative”) for certain of its offering-related expenses and pay the Representative a non-accountable expense allowance equal to 1.0% of the gross proceeds raised in this offering. For a more complete description of the compensation to be received by the underwriters, see “Underwriting” beginning on page 73.

(2)      We expect our total cash expenses for this offering (including cash expenses payable to the underwriters for their out-of-pocket expenses) to be approximately $              , exclusive of the above discounts. Does not include proceeds from the exercise of the Warrants in cash, if any.

The underwriters are expected to deliver the securities included in the Units against payment in U.S. dollars in New York, New York on or about            , 2025.

Neither the U.S. Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Univest Securities, LLC

Prospectus dated               , 2025

i

About this Prospectus

We and the underwriters have not authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectuses prepared by us or on our behalf or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom it is not permitted to make such offer or sale. For the avoidance of doubt, no offer or invitation to subscribe for the securities is made to the public in the Cayman Islands. The information contained in this prospectus is current only as of the date on the front cover of the prospectus. Our business, financial condition, results of operations, and prospects may have changed since that date.

Neither we nor the underwriters have taken any action to permit a public offering of the securities outside the United States or to permit the possession or distribution of this prospectus or any filed free-writing prospectus outside the United States. Persons outside the United States who come into possession of this prospectus or any filed free writing prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus or any filed free-writing prospectus outside the United States.

Conventions that Apply to this Prospectus

Unless otherwise indicated, in this prospectus, references to:

•        “China” or the “PRC” are to the People’s Republic of China, including the special administrative regions of Hong Kong, Macau and Taiwan. The term “Chinese” has a correlative meaning for the purpose of this prospectus. When used in the case of laws, regulations and rules, of “China” or the “PRC,” it refers to only such laws, regulations and rules of mainland China. When used in the case of government, governmental authorities, regulatory agencies, courts, jurisdictions, tax, entities, enterprises, individuals and residents of “China” or the “PRC” or “Chinese,” it refers to only such government, governmental authorities, regulatory agencies, courts, jurisdictions, tax, entities, enterprises, individuals and residents of mainland China;

•        “Class I medical device” are to a medical device with a low level of risks and whose safety and effectiveness can be ensured through routine administration, pursuant to the Regulations on the Supervision and Administration of Medical Devices (as amended in 2021) (the “2021 Medical Device Regulation”);

•        “Class II medical device” are to a medical device with moderate risks that must be strictly controlled and regulated to ensure its safety and effectiveness, pursuant to the 2021 Medical Device Regulation;

•        “Class III medical device” are to a medical device with relatively high risks that must be strictly controlled and regulated through special measures to ensure its safety and effectiveness, pursuant to the 2021 Medical Device Regulation;

•        “Class A Ordinary Shares” are to the Company’s Class A ordinary shares, par value US$0.0005 per share;

•        “Class B Ordinary Shares” are to the Company’s Class B ordinary shares, par value US$0.0005 per share;

•        “Code” are to the United States Internal Revenue Code of 1986, as amended;

•        “Exchange Act” are to the Securities Exchange Act of 1934, as amended;

•        “FDA” are to the U.S. Food and Drug Administration;

•        “Group” are to the WORK Medical Technology Group LTD, Work Medical Technology Group Limited, and the PRC subsidiaries, collectively;

•        “Hangzhou Hanshi” are to Hangzhou Hanshi Medical Equipment Co., Ltd.;

•        “Hangzhou Shanyou” are to Hangzhou Shanyou Medical Equipment Co., Ltd.;

•        “Hangzhou Woli” are to Hangzhou Woli Medical Treatment Technology Co., Ltd.;

ii

•        “Hangzhou Youshunhe” are to Hangzhou Youshunhe Technology Co., Ltd.;

•        “Huangshan Saitumofei” are to Huangshan Saitumofei Medical Technology Co., Ltd.;

•        “Hunan Saitumofei” are to Hunan Saitumofei Medical Treatment Technology Co., Ltd.;

•        “mainland China” or “Chinese mainland” are to the People’s Republic of China, excluding, solely for the purpose of this prospectus, the special administrative regions of Hong Kong, Macau and Taiwan. The term “mainland Chinese” has a correlative meaning for the purpose of this prospectus;

•        “Nasdaq” are to the Nasdaq Capital Market;

•        “Ordinary Shares” are to the Company’s Class A Ordinary Shares and Class B Ordinary Shares, collectively;

•        “PFIC” are to a passive foreign investment company;

•        “PRC subsidiaries” are to Work Hangzhou, Hangzhou Shanyou, Shanghai Chuqiang, Hangzhou Hanshi, Hangzhou Woli, Shanghai Saitumofei, and Hunan Saitumofei, collectively;

•        “RMB” or the “Renminbi” are to the legal currency of China;

•        “SEC” are to the United States Securities and Exchange Commission;

•        “Securities Act” are to the Securities Act of 1933, as amended;

•        “Shanghai Chuqiang” are to Shanghai Chuqiang Medical Equipment Co., Ltd.;

•        “Shanghai Saitumofei” are to Shanghai Saitumofei Medical Treatment Technology Co., Ltd.;

•        “US$,” “USD,” “U.S. dollars,” “$,” and “dollars” are to the legal currency of the United States;

•        “Work BVI” are to Work Medical Technology Group Limited;

•        “WFOE” or “Work Age” are to Work Age (Hangzhou) Medical Treatment Technology Co., Ltd, which is a limited liability company formed in China; and

•        “Work Hangzhou” are to Work (Hangzhou) Medical Treatment Technology Co., Ltd.

Our reporting and functional currency is the Renminbi, or RMB. Solely for the convenience of the reader, this prospectus contains translations of some RMB amounts into U.S. dollars, at specified rates. No representation is made that the RMB amounts referred to in this prospectus could have been or could be converted into U.S. dollars at such rate.

Our fiscal year end is September 30. References to a particular “fiscal year” are to our fiscal year ended September 30 of that calendar year. Our audited consolidated financial statements have been prepared in accordance with the generally accepted accounting principles in the United States (the “U.S. GAAP”).

The PRC subsidiaries have proprietary rights to trademarks used in this prospectus that are important to their business, many of which are registered under applicable intellectual property laws. Solely for convenience, the trademarks, service marks and trade names referred to in this prospectus are without the®, ™ and other similar symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, the PRC subsidiaries’ rights or the rights of the applicable licensors to these trademarks, service marks and trade names.

This prospectus contains additional trademarks, service marks and trade names of others. All trademarks, service marks and trade names appearing in this prospectus are, to our knowledge, the property of their respective owners. We do not intend our use or display of other companies’ trademarks, service marks or trade names to imply a relationship with, or endorsement or sponsorship of us by, any other person.

iii

PROSPECTUS SUMMARY

Investors are cautioned that you are buying securities of a Cayman Islands holding company with no operations of its own that holds 100% of the shares of a China-based operating company.

This summary highlights certain information contained elsewhere in this prospectus. You should read the entire prospectus carefully, including our financial statements and related notes and the risks described under “Risk Factors” and “Item 3. Key Information — D. Risk Factors” in our Annual Report. Our actual results and future events may differ significantly based upon a number of factors. The reader should not put undue reliance on the forward-looking statements in this document, which speak only as of the date on the cover of this prospectus.

Overview

We are a holding company incorporated in the Cayman Islands. As a holding company with no material operations of our own, we conduct all of our operations through our operating entities established in the PRC, primarily Work Hangzhou, our wholly owned subsidiary, and its subsidiaries (collectively referred to herein as the “PRC subsidiaries”). The operations of our PRC subsidiaries could affect other parts of our business.

We are a supplier of medical devices in China. We develop and manufacture Class I and II medical devices and sell Class I and II disposable medical devices through operating subsidiaries in China. The PRC subsidiaries’ products include, to name a few, medical face masks, artery compression tourniquets for bleeding control, disposable breathing circuits for delivering oxygen and anesthetic gases, laryngeal mask airways for keeping patients’ airways open during anesthesia and endotracheal tubes for keeping the trachea open for air to get to the lungs.

The PRC subsidiaries have Class I, II and III disposable medical device qualifications, including filing certificates for Class I products and registration certificates for Class II products, and medical device production and operation licenses in China. For more information about the qualifications, please refer to “Item 4. Information on the Company — B. Business Overview — Manufacturing — Certification of Production and Products” in our Annual Report.

The PRC subsidiaries have been providing medical devices to hospitals, pharmacies, and medical institutions since 2002. The PRC subsidiaries currently have a total of 21 medical devices in their product portfolio. All of them are sold domestically, and 15 of them are sold internationally.

In the Chinese market, the PRC subsidiaries’ products are sold in 34 provincial-level administrative regions. Internationally, the products are exported to more than 30 countries in Asia, Africa, Europe, North America, South America, and Oceania. In the meantime, the PRC subsidiaries have established a strict quality management system. The PRC subsidiaries have 17 products that have passed the inspections administered by local authorities in Zhejiang province and obtained the registration certificates. The PRC subsidiaries have also received international “CE” certification and ISO 13485 system certification. Furthermore, the PRC subsidiaries have registered with the FDA for 17 products.

Our Revenue Model

We primarily generate our revenue through the PRC subsidiaries’ sales of medical devices.

The PRC subsidiaries sell medical devices both domestically and internationally. For the fiscal years ended September 30, 2024, 2023 and 2022, the revenue from domestic sales was $9,823,148, $12,598,261 and $18,291,527, accounting for 85%, 93% and 93%, respectively, of our revenue, and the revenue from international sales was $1,683,292, $967,690 and $1,419,763, accounting for 15%, 7% and 7%, respectively, of our revenue.

For the fiscal years ended September 30, 2024, 2023 and 2022, we recognized approximately $11,506,440, $13,565,951 and $19,711,290 in revenue, respectively.

Customers

The PRC subsidiaries have three types of customers, i) direct end-user customers, which include hospitals, pharmacies, and medical institutions, ii) domestic distributor customers that distribute the PRC subsidiaries’ products to end-user customers in China, and iii) export distributor customers that distribute the PRC subsidiaries’ products to end-user customers in Asia, Africa, Europe, North America, South America, and Oceania. The top ten countries and regions outside of mainland China where these products are sold are Saudi Arabia, Germany, Switzerland, Hong Kong, France, Poland, Netherlands, Mexico, Romania and Russia.

As of September 30, 2024, the PRC subsidiaries had a total of 989 customers, of which, 7 are direct end-user customers, 953 are domestic distributor customers, and 29 are export distributor customers. For the fiscal year ended September 30, 2024, the top three customers accounted for 6%, 5%, and 4%, respectively, of the revenue. For the fiscal year ended September 30, 2023, the top three customers accounted for 9%, 6%, and 8%, respectively, of the revenue. For the fiscal year ended September 30, 2022, the top three customers accounted for 6%, 4%, and 4%, respectively, of the revenue.

Marketing and Sales

The PRC subsidiaries market and sell their products through their sales team and distribution network, including their domestic and export distributors.

Sales Team

As of the date of this prospectus, the PRC subsidiaries have a sales team of 45 employees. There are four team leaders leading their respective teams to market the PRC subsidiaries’ products, both domestically and internationally.

Distribution Network

For the fiscal years ended September 30, 2024, 2023 and 2022, the PRC subsidiaries had approximately 953, 892 and 867 domestic distributors and 29, 22 and 37 exporting distributors, respectively. According to the Company, it is a common practice in the industry of medical devices for companies to rely on a considerable number of distributors to sell their products. Distributors usually purchase products from the PRC subsidiaries at a discounted price and then resell the products to end customers, both domestically and internationally.

The PRC subsidiaries’ domestic distributors cover 34 provincial-level administrative regions of PRC for the resales of the products in the Chinese market. They market and distribute the products in the regions where they are located and secured approximately 1,010, 1,032 and 1,021 domestic customers for the PRC subsidiaries for the fiscal years ended September 30, 2024, 2023 and 2022, respectively, including hospitals and medical institutions.

The PRC subsidiaries’ exporting distributors can be classified into two categories: those located outside of China that only distribute the products internationally, and those located in China that distribute the products, both domestically and internationally. The total number of direct and indirect customer relationships established overseas through the PRC subsidiaries’ exporting distributors was approximately 29, 22 and 37 as of September 30, 2024, 2023 and 2022, respectively. The decline was attributed to a decreased demand for masks and other medical devices overseas following the easing of COVID-19 restrictions and the diminishing impact of the pandemic since the first quarter of 2023. Additionally, the PRC subsidiaries have placed more emphasis on screening client qualifications, preferring to collaborate with major clients, which has resulted in reduced number of clients. We do not anticipate the continuation of this trend in future financial periods for two main reasons: (i) before the COVID-19 pandemic, the PRC subsidiaries primarily engaged with exporting distributors that specialized in selling medical devices other than masks. As the pandemic escalated and the demand for masks surged, the PRC subsidiaries terminated most of their relationships with distributors of medical devices (not including masks), pivoting towards distributors of masks. With the ongoing easing of COVID-19 restrictions and the diminishing impact of the pandemic, the PRC subsidiaries have since the first calendar quarter of 2023, been gradually reinstating their ties with exporting distributors that focus on medical devices other than masks, thereby enhancing the customer relationships established through these distributors; and (ii) the PRC subsidiaries are actively expanding their overseas sales networks and are in the process of securing new exporting distributors.

See “Item 4. Information on the Company — B. Business Overview — Marketing and Sales — Distribution Network;” and “Item 3. Key Information — D. Risk Factors — Risks Related to the PRC Subsidiaries’ Business and Industry — Our PRC subsidiaries rely in part on third-party distributors to place their products into the market and they may not be able to control their distributors” in our Annual Report.

Competitive Strengths

We believe that the following competitive strengths have contributed to our success and differentiated us from our competitors:

•        a deep understanding of the industry;

•        cost-effective masks;

•        customized and multifunctional masks; and

•        wide distribution network.

Growth Strategies

We intend to develop our business and strengthen brand loyalty by implementing the following strategies:

•        continue to invest in research and department team;

•        expand sales and distribution network; and

•        strengthen quality control system and uphold the commitment to product quality.

Our Corporate History and Structure

WORK Medical Technology Group LTD, or Work Cayman, is a Cayman Islands exempted company incorporated on March 1, 2022. Work Medical Technology Group Limited, or Work BVI, is our wholly-owned subsidiary formed in the British Virgin Islands on March 15, 2022. Work Medical Technology Group (China) Limited (“Work Medical Technology”) is Work BVI’s wholly-owned subsidiary formed in Hong Kong on April 19, 2022. WFOE is Work Medical Technology’s wholly-owned subsidiary formed in Hangzhou on April 28, 2022. Work Hangzhou is WFOE’s wholly-owned subsidiary formed in Hangzhou on November 10, 2021. Work Hangzhou and its subsidiaries contributed 100% of our consolidated revenue. We operate our business through the operating subsidiaries in China, namely 1) Hangzhou Shanyou, a PRC company formed on April 29, 2002, located in Hangzhou, Zhejiang Province, the PRC; 2) Hangzhou Hanshi, a PRC company formed on July 22, 2019, located in Hangzhou, Zhejiang Province, the PRC; 3) Shanghai Chuqiang Medical Equipment Co., Ltd. (“Shanghai Chuqiang”), a PRC company formed on March 12, 2018, located in Shanghai, the PRC; 4) Shanghai Saitumofei Medical Treatment Technology Co., Ltd. (“Shanghai Saitumofei”), a PRC company formed on May 15, 2019, located in Shanghai, PRC; 5) Hunan Saitumofei, a PRC company formed on April 2, 2021, located in Changsha, Hunan Province, the PRC; and 6) Hangzhou Woli, a PRC company formed on July 29, 2022, located in Hangzhou, Zhejiang Province, the PRC. In addition to the above subsidiaries, there are also two subsidiaries, Hangzhou Youshunhe Technology Co., Ltd. (“Hangzhou Youshunhe”), which is owned by Hangzhou Shanyou, and Huangshan Saitumofei Medical Technology Co., Ltd. (“Huangshan Saitumofei”), a wholly owned subsidiary of Shanghai Saitumofei, which have had no operations as of the date of this prospectus. Work Cayman, Work BVI and the PRC subsidiaries are collectively referred to herein as the “Group.”

The chart below summarizes our corporate structure as of the date of this prospectus.

WORK Medical Technology Group LTD Corporate Structure*

LWY GROUP LTD
British Virgin Islands, 2022
(1)
JPY GROUP LTD
British Virgin Islands, 2022
(2)
ZLW GROUP LTD
British Virgin Islands, 2022
(3)
Public Shareholders
78.69%/77.47%
9.03%/8.89%
7.87%/7.75%
4.41%/5.89%
WORK Medical Technology Group LTD
"Work Cayman"
Cayman, 2022
100%
Work Medical Technology Group Limited
"Work BVI"
British Virgin Islands, 2022
Outside the PRC
Inside the PRC
100%
Work Medical Technology Group (China) Limited
"Work Medical Technology"
Hong Kong, 2022
100%
Work Age (Hangzhou) Medical Treatment Technology Co., Ltd.
"Work Age"
Hangzhou, 2022
100%
Work (Hangzhou) Medical Treatment Technology Co., Ltd.
"Work Hangzhou"
Hangzhou, 2021
Shanghai Aikerui Medical Technology Co., Ltd.
Jianyuan Lu
Jun Ma
13.33%
17.33%
20.80%
44.20%
100%
95%
Baiming Yu
Liwei Zhang
3.35%
1.65%
Huangshan Tunxi District Leading Industry Incubation Fund Partnership (Limited Partnership)
4.33%
Shanghai Saitumofei Medical Treatment Technology Co., Ltd.
"Shanghai Saitumofei"
Shanghai, 2019 (4)
Hangzhou Woli Medical Treatment Technology Co., Ltd
"Hangzhou Woli"
Hangzhou, 2022
Hangzhou Shanyou Medical Equipment Co., Ltd.
"Hangzhou Shanyou"
Hangzhou, 2002 (5)
Hangzhou Shunshunxin Material Technology Co., Ltd.
100%
100%
100%
60%
51%
49%
Huangshan Saitumofei Medical Technology Co., Ltd.
"Huangshan Saitumofei"
Huangshan, 2024
Hunan Saitumofei Medical Treatment Technology Co., Ltd.
"Hunan Saitumofei"
Changsha, 2021
Shanghai Chuqiang Medical Equipment Co., Ltd.
"Shanghai Chuqiang"
Shanghai, 2018
Hangzhou Hanshi Medical Equipment Co., Ltd.
"Hangzhou Hanshi"
Hangzhou, 2019 (6)
25%
Cheng Peng
Xiuwen Zhang
10%
Zhengyan He
5%
Hangzhou Youshunhe Technology Co., Ltd.
"Hangzhou Youshunhe"
Hangzhou, 2023

____________

Notes:

*        All percentages reflect the voting ownership interests, instead of the equity interests, held by each of our shareholders, given that each holder of Class B Ordinary Shares will be entitled to 20 votes per one Class B Ordinary Share and each holder of Class A Ordinary Shares will be entitled to one vote per one Class A Ordinary Share.

(1)      Represents 6,250,000 Class B Ordinary Shares beneficially owned by Baiming Yu, the 100% owner of LWY Group LTD and the Company’s Chief Operating Officer, as of the date of this prospectus.

(2)      Represents 717,500 Class B Ordinary Shares beneficially owned by Peiyao Jin, the 100% owner of JPY Group LTD and the spouse of Shuang Wu, the Company’s Chief Executive Officer, as of the date of this prospectus.

(3)      Represents 625,000 Class B Ordinary Shares beneficially owned by Liwei Zhang, the 100% owner of ZLW Group LTD and the spouse of Baiming Yu, as of the date of this prospectus.

(4)      The remaining shareholders of Shanghai Saitumofei are Jun Ma, Jianyuan Lu, Huangshan Tunxi District Leading Industry Incubation Fund Partnership (Limited Partnership), and Shanghai Aikerui Medical Technology Co., Ltd., who own approximately 20.80%, 17.33%, 13.33%, and 4.33% shares of Shanghai Saitumofei, respectively.

(5)      Baiming Yu and Liwei Zhang own 3.75% and 1.35% shares of Hangzhou Shanyou, respectively, as of the date of this prospectus.

(6)      The remaining shareholders of Hangzhou Hanshi are Cheng Peng, Xiuwen Zhang and Zhengyan He, who own 25%, 10% and 5% of shares of Hangzhou Hanshi, respectively.

For more details regarding our corporate structure and related changes, see “Corporate History and Structure.”

Work Hangzhou and its subsidiaries contributed 100% of our consolidated revenue and accounted for 66% of our consolidated total assets and liabilities for the fiscal years ended September 30, 2024, 2023 and 2022. There was no reconciliation performed between the financial position, cash flows and results of operations of Work Hangzhou and us. The following financial information of Work Hangzhou and its subsidiaries was included in the consolidated financial statements incorporated by reference into this prospectus:

	As of September 30,
	2024	2023	2022
Total Assets	$36,250,563	$29,958,901	$25,541,469
Total Liabilities	$20,180,190	$18,972,986	$14,350,869
	Fiscal Years Ended September 30,
	2024	2023	2022
Revenue	$11,506,440	$13,565,951	$19,711,290
Net profit	$(3,540,409)	$63,383	$944,126
	Fiscal Years Ended September 30,
	2024	2023	2022
Net cash (used in) provided by operating activities	$(2,228,087)	$2,209,736	$(2,258,948)
Net cash used in investing activities	(9,064,079)	(583,304)	(1,347,165)
Net cash provided (used in) by financing activities	15,657,024	(728,719)	3,566,223
Effect of foreign currency translations	555,464	(33,852)	(59,819)
Net increase (decrease) in cash and cash equivalents	$4,920,322	$863,861	$(99,709)

Neither we nor the PRC subsidiaries operate in an industry that prohibits or limits foreign investment. As a result, neither we nor the PRC subsidiaries are required to obtain any permission from Chinese authorities to operate, other than those permissions a domestic company in mainland China will need to engage in businesses similar to our PRC subsidiaries’. As of the date of the prospectus, such licenses and permissions include a Business License, Medical Device Registration Certificate, Medical Device Production Certificate, Medical Device Selling Certificate, Record Form of Medical Device Products, Certificate of Class I medical device production recordation, Certificate of Class II medical device selling recordation, Record Registration Form for Foreign Trade Business Operators and Certificate of the Customs of the People’s Republic of China on Registration of a Customs Declaration Entity. The PRC subsidiaries have obtained the above licenses and permissions to conduct their business in mainland China. See “Item 4. Information on the Company — B. Business Overview — Marketing and Sales — Licenses and Permissions.”

Furthermore, we believe, based on the advice of our PRC counsel, AllBright Law Offices (Fuzhou), that (i) since the Company is neither controlled by PRC entities or individuals, nor formed for overseas listing purposes through acquisitions of PRC domestic interests held by such PRC entities or individuals, the Company is not an SPV, and therefore, the M&A Rules do not apply to us, and we do not need to obtain the approval from the CSRC under the M&A Rules; (ii) as this offering is regarded as a subsequent securities offering in the same overseas market under the Trial Administrative Measures, we are required to complete the filing procedures with the CSRC in accordance with the Trial Administrative Measures within three working days after the completion of this offering; (iii) we are not subject to cybersecurity review with the CAC, under the Measures for Cybersecurity Review (2021 version), which became effective on February 15, 2022, because the PRC subsidiaries currently engage in the manufacture and sale of medical devices and we or the PRC subsidiaries do not possess personal information of over one million users; and (iv) there are substantial uncertainties regarding the interpretation and application of PRC laws and regulations and prospects for future PRC laws and regulations, and there can be no assurance that the relevant government agencies will take a view that is not contrary to or otherwise different from the conclusions stated above. See “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in China — Any requirement to obtain prior approval under the M&A Rules and/or any other regulations promulgated by relevant PRC regulatory agencies in the future could delay our securities offerings and failure to obtain any such approvals, if required, could have a material adverse effect on the PRC subsidiaries’ and our business, operating results and reputation, as well as the trading price of our Ordinary Shares, and could also create uncertainties for our securities offerings and affect our ability to offer or continue to offer securities to investors outside China;” and “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in China — There are uncertainties regarding the interpretation and enforcement of PRC laws, rules and regulations” in our Annual Report.

The PRC government may take actions to exert more oversight and control over offerings by China based issuers conducted overseas and/or foreign investment in such companies. In particular, additional compliance procedures may be required in connection with this offering, due to the promulgation of the new filing-based administrative rules for overseas offering and listing by domestic companies in China. The New Administrative Rules Regarding Overseas Listings could significantly limit or completely hinder our ability to offer or continue to offer securities to investors outside China and cause the value of our securities to significantly decline or become worthless. See “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in China — Any requirement to obtain prior approval under the M&A Rules and/or any other regulations promulgated by relevant PRC regulatory agencies in the future could delay our securities offerings and failure to obtain any such approvals, if required, could have a material adverse effect on the PRC subsidiaries’ and our business, operating results and reputation, as well as the trading price of our Ordinary Shares, and could also create uncertainties for our securities offerings and affect our ability to offer or continue to offer securities to investors outside China;” and “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in China — Additional compliance procedures may be required in connection with our subsequent securities offerings, due to the promulgation of the new filing-based administrative rules for overseas offering and listing by domestic companies in China, which could significantly limit or completely hinder our ability to offer or continue to offer our Ordinary Shares to investors and could cause the value of our Ordinary Shares to significantly decline or become worthless” in our Annual Report.

On February 17, 2023, the CSRC issued the New Administrative Rules Regarding Overseas Listings, which came into force on March 31, 2023. According to the New Administrative Rules Regarding Overseas Listings, among other things, a domestic company in the PRC that seeks to offer and list securities on overseas markets shall fulfill the filing procedures with the CSRC as per requirement of the Trial Administrative Measures. In accordance with the New Trial Administrative Rules Regarding Overseas Listings, we will submit our filing application to the CSRC within three working days after the completion of this offering. On February 24, 2023, the CSRC promulgated the Confidentiality and Archives Administration Provisions, which also became effective on March 31, 2023. According to the Confidentiality and Archives Administration Provisions, domestic companies that seek overseas offering and listing (either in direct or indirect means) and the securities companies and securities service (either incorporated domestically or overseas) providers that undertake relevant businesses shall institute a sound confidentiality and archives administration system and take necessary measures to fulfill confidentiality and archives administration obligations. They shall not leak any state secret or working secret of government agencies, or harm national security and public interests. Furthermore, a domestic company that provides accounting archives or copies of accounting archives to any entities, including securities companies, securities service providers and overseas regulators and individuals, shall fulfill due procedures in compliance with applicable regulations. Working papers produced in mainland China by securities companies and securities service providers in the process of undertaking businesses related to overseas offering and listing by domestic companies shall be retained in mainland China. Where such documents need to be transferred or transmitted to areas outside of mainland China, relevant approval procedures stipulated by regulations shall be followed. We believe that this offering does not involve the leaking of any state secret or working secret of government agencies, or the harming of national security and public interests. However, we may be required to perform additional procedures in connection with the provision of accounting archives. The specific requirements of the relevant procedures are currently unclear and we cannot be certain whether we will be able to perform the relevant procedures. Except for the filing procedures with the CSRC, as of the date of this prospectus, we are not required to obtain any permission from any PRC governmental authorities to offer securities to foreign investors. We have been closely monitoring regulatory developments in China regarding any necessary approvals from the CSRC or other PRC governmental authorities required for overseas listings, including this offering. As of the date of this prospectus, neither we nor the PRC subsidiaries have received any inquiry, notice, warning, sanctions or regulatory objection to this offering from the CSRC or other PRC governmental authorities. However, there remains significant uncertainty as to the enactment, interpretation and implementation of regulatory requirements related to overseas securities offerings and other capital markets activities. Moreover, on December 28, 2021, the Measures for Cybersecurity Review (2021 version) were promulgated and took effect on February 15, 2022; these provide that any “online platform operators” controlling personal information of more than one million users which seeks to list in a foreign stock exchange should also be subject to cybersecurity review. We do not expect to be subject to cybersecurity review, because the PRC subsidiaries currently engage in the manufacture and sale of medical devices and neither we nor the PRC subsidiaries possess personal information of over one million users. As of the date of this prospectus, we have not been involved in any investigations on cybersecurity review initiated by the Cyberspace Administration of China, and we have not received any warning, sanction or penalty in such respect. If it is determined in the future that the approval of the Cyberspace Administration of China or any other regulatory authority is required for this offering, we may face sanctions by the Cyberspace Administration of China or other PRC regulatory agencies. These regulatory agencies may impose fines and penalties on the PRC subsidiaries’ operations in China, limit the PRC subsidiaries’ ability to pay dividends outside of China, limit the PRC subsidiaries’ operations, delay or restrict the repatriation of the proceeds from this offering into China or take other actions that could have a material adverse effect on our or the PRC subsidiaries’ business, financial condition, results of operations and prospects, as well as the trading price of our securities. The CSRC, the Cyberspace Administration of China or other PRC regulatory agencies also may take actions requiring us, or making it advisable for us, to halt this offering before settlement and delivery of our Class A Ordinary Shares. Consequently, if you engage in market trading or other activities in anticipation of and prior to settlement and delivery, you do so at the risk that settlement and delivery may not occur. In addition, if the Cyberspace Administration of China or other PRC regulatory agencies later promulgate new rules requiring that we obtain their approvals for this offering, we may be unable to obtain such approvals or a waiver of such approval requirements, if and when procedures are established to obtain such a waiver. Any uncertainties and/or negative publicity regarding such approval requirement could have a material adverse effect on the trading price of our securities. See “Item 3. Key Information — D. Risk Factors — Risk Related to Doing Business in China — The PRC government exerts substantial influence over the manner in which the PRC subsidiaries conduct their business activities. The PRC government may also intervene or influence the PRC subsidiaries’ operations and subsequent securities offerings at any time, which could result in a material change in the PRC subsidiaries’ operations and our Ordinary Shares could significantly decline in value or become worthless” in our Annual Report.

Additionally, our PRC subsidiaries are subject to various laws and regulations related to their operating activities. Failure to comply with these laws and regulations could cause material changes in the PRC subsidiaries’ operations. Our PRC subsidiaries are subject to fire protection laws, for example, Hangzhou Shanyou, the only PRC subsidiary that manages production lines, has not prepared the required regulatory reports in connection with fire protection laws and regulations, and, as a consequence, may be ordered to stop use of such production lines by PRC regulatory authorities. Since all of its products are manufactured by operation of such production lines, any such development could materially and adversely affect our business, financial condition and results of operations. See “Item 3. Key Information — D. Risk Factors — Risks Related to the PRC Subsidiaries’ Business and Industry — The PRC subsidiaries are subject to a variety of fire protection laws that could be costly for them to comply with, and they could incur liability if they fail to comply with such laws, which could adversely affect the Group as a whole” in our Annual Report.

Change in Authorized Share Capital and Share Subdivision

On April 6, 2023, the shareholders of the Company unanimously passed resolutions effecting the subdivision of the Company’s authorized and issued share capital and the adoption of the amended and restated memorandum of association, pursuant to which, (1) the Company effectuated a 1:2000 share subdivision, whereupon the Company’s authorized share capital was amended from US$50,000 divided into 50,000 shares of par value US$1.00 each to US$50,000 divided into 100,000,000 ordinary shares of a par value of $0.0005 each; and (2) immediately after the share subdivision, the shareholders voluntarily surrendered, on a pro rata basis, a total of 87,500,000 ordinary shares of a par value of $0.0005 each, after which, the Company had an aggregate of 12,500,000 ordinary shares issued and outstanding.

Share Capital Increase and Reorganization

At the AGM, the shareholders of the Company passed resolutions to:

(a)     increase the Company’s authorized share capital from US$50,000 divided into 100,000,000 ordinary shares of par value US$0.0005 each to US$250,000 divided into 500,000,000 ordinary shares of par value US$0.0005 each (the “Share Capital Increase”);

(b)    re-designate and re-classify the Company’s authorized share capital as follows (the “Share Capital Reorganization”):

(i)     each of 14,591,942 ordinary shares of par value US$0.0005 in issue immediately following the Share Capital Increase be re-designated and re-classified into one Class A Ordinary Share of par value US$0.0005;

(ii)    each of 100,000,000 of the remaining authorized but unissued ordinary shares of par value US$0.0005 be re-designated and re-classified into one Class B Ordinary Share of par value US$0.0005; and

(iii)   each of 385,408,058 remaining authorized but unissued ordinary shares of par value US$0.0005 be re-designated and re-classified into one Class A Ordinary Share of par value US$0.0005; and

(c)     adopt amended and restated memorandum and articles of association, immediately following the Share Capital Reorganization being effected, to reflect the Share Capital Increase, the Share Capital Reorganization, and the terms of the Class A Ordinary Shares and Class B Ordinary Shares.

As a result, immediately following the AGM, the Company’s authorized share capital was increased, re-designated and re-classified from US$50,000 divided into 100,000,000 ordinary shares of par value US$0.0005 each to US$250,000 divided into 400,000,000 Class A Ordinary Shares of par value US$0.0005 each and 100,000,000 Class B Ordinary Shares of par value US$0.0005 each.

The terms of the Class A Ordinary Shares and Class B Ordinary Shares are materially the same, except that (a) each holder of Class A Ordinary Shares shall, on a poll, be entitled to one vote for each Class A Ordinary Share he or she holds, and each holder of Class B Ordinary Shares shall, on a poll, be entitled to exercise 20 votes for each Class B Ordinary Share he or she holds on any and all matters; and (b) each Class B Ordinary Share shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Company or any transfer agent for such shares, into one fully paid and non-assessable Class A Ordinary Share.

Dividends and Other Distributions

We are a holding company with no material operations of our own and do not generate any revenue. We currently conduct all of our operations through Work Hangzhou, our wholly owned subsidiary and its subsidiaries. We are permitted under PRC laws and regulations to provide funding to PRC subsidiaries only through loans or capital contributions, and only if we satisfy the applicable government registration and approval requirements. See “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in China — PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay us from using the proceeds of our IPO and subsequent securities offerings to make loans or additional capital contributions to the PRC subsidiaries, which could materially and adversely affect our liquidity and our ability to fund and expand the PRC subsidiaries’ business” in our Annual Report.

We have not installed any cash management policies that dictate how funds are transferred among Work Cayman and its subsidiaries, and thus, we do not have any procedures governing fund transfers. Under our current corporate structure, we rely on dividend payments from the PRC subsidiaries to fund any cash and financing requirements we may have, including the funds necessary to pay dividends and other cash distributions to our shareholders or to service any debt we may incur. Our subsidiaries in the PRC generate and retain cash generated from operating activities and re-invest it in their business. If any of the PRC subsidiaries incurs debt on its own behalf in the future, the instruments governing such debt may restrict their ability to pay dividends to us.

The transfers and distributions among the Company and its subsidiaries include: (i) proceeds from the Company’s IPO, which were transferred from the Company to Work BVI and subsequently to Work Medical Technology; and (ii) funds transferred among five PRC subsidiaries, Hangzhou Shanyou, Hangzhou Hanshi, Hangzhou Woli, Shanghai Saitumofei, and Work Hangzhou for operational purposes. As of the date of this prospectus, the Company has transferred the net proceeds in the amount of $7,373,839 from our IPO through Work BVI to Work Medical Technology, from such amount, $5,404,654 of the net proceeds remained available after reimbursing PRC subsidiaries for expenses advanced from them in connection with the IPO. In the fiscal year ended September 30, 2023, there was no cash transferred from the Cayman Islands holding company to its PRC subsidiaries. The aggregate principal amounts of funds transferred among the PRC subsidiaries were $2,459,263, $8,262,606, and $84,234 for the fiscal years ended September 30, 2024, 2023, and 2022, respectively. As of the date of this prospectus, there have been no other transfers or distributions made or dividends paid among the Company and its subsidiaries, except as described above.

The PRC subsidiaries are permitted to pay dividends only out of their retained earnings. However, each of the PRC subsidiaries is required to set aside at least 10% of its after-tax profits each year, after making up for previous year’s accumulated losses, if any, to fund certain statutory reserves, until the aggregate amount of such funds reaches 50% of its registered capital. This portion of the PRC subsidiaries’ respective net assets are prohibited from being distributed to their shareholders as dividends. See “Item 4. Information on the Company — B. Business Overview — Regulations — Regulation on Dividend Distributions” in our Annual Report. However, none of our subsidiaries has made any dividends or other distributions to the Company or any U.S. investors as of the date of this prospectus. See also “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in China — We rely to a significant extent on dividends and other distributions on equity paid by our subsidiaries to fund offshore cash and financing requirements and any limitation on the ability of the PRC subsidiaries to make remittance to pay dividends to us could limit our ability to access cash generated by the operations of those entities” in our Annual Report.

The PRC subsidiaries have made no further plans to pay dividends since January 31, 2021, and do not expect to do so unless and until they have generated sufficient accumulated profits and have met the requirements for statutory reserve funds. We intend to retain all of our available funds and any future earnings after this offering and cash proceeds from overseas financing activities, including this offering, to fund the development and growth of the PRC subsidiaries’ business. As a result, we do not expect to pay any cash dividends in the foreseeable future.

In addition, the PRC government imposes controls on the convertibility of the Renminbi into foreign currencies and, in certain cases, the remittance of currency out of mainland China. If the foreign exchange control system prevents us from obtaining sufficient foreign currencies to satisfy our foreign currency demands, we may not be able to pay dividends in foreign currencies to our shareholders. See “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in China — Restrictions on currency exchange may limit our ability to utilize our revenue effectively” in our Annual Report.

A 10% PRC withholding tax is applicable to dividends payable to investors that are non-resident enterprises. Any gain realized on the transfer of Class A Ordinary Shares by such investors is also subject to PRC tax at a current rate of 10% which in the case of dividends will be withheld at source if such gain is regarded as income derived from sources within the PRC. See also “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in China — Dividends payable to our foreign investors and gains on the sale of our Ordinary Shares by our foreign investors may be subject to PRC tax” in our Annual Report.

Summary of Risk Factors

Investing in our securities involves significant risks. You should carefully consider all of the information in this prospectus before making an investment in our securities. Below please find a summary of the principal risks we face, organized under relevant headings. These risks are discussed more fully in the section titled “Risk Factors” beginning on page 18 and “Item 3. Key Information — D. Risk Factors” in our Annual Report.

Risks Related to Doing Business in China

Risks and uncertainties related to doing business in China include, but are not limited to, the following:

•        Changes in the political and economic policies of the PRC government or in relations between China and the United States may materially and adversely affect the PRC subsidiaries’ and our business, financial condition and results of operations and may result in the PRC subsidiaries’ inability to sustain their growth and expansion strategies.

•        There are uncertainties regarding the interpretation and enforcement of PRC laws, rules and regulations.

•        The PRC government exerts substantial influence over the manner in which the PRC subsidiaries conduct their business activities. The PRC government may also intervene or influence the PRC subsidiaries’ operations and this offering at any time, which could result in a material change in the PRC subsidiaries’ operations and our Class A Ordinary Shares could significantly decline in value or become worthless.

•        Additional compliance procedures may be required in connection with this offering, due to the promulgation of the new filing-based administrative rules for overseas offering and listing by domestic companies in China, which could significantly limit or completely hinder our ability to offer or continue to offer our Class A Ordinary Shares to investors and could cause the value of our Class A Ordinary Shares to significantly decline or become worthless.

•        You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing actions in China against us or our directors and officers named in the prospectus based on foreign laws.

•        On December 28, 2021, the Measures for Cybersecurity Review (2021 version) were promulgated and took effect on February 15, 2022, which provide that any “online platform operators” controlling personal information of more than one million users which seeks to list in a foreign stock exchange should also be subject to cybersecurity review. We do not believe that the PRC subsidiaries are subject to cybersecurity review, because they currently engage in the manufacture and sale of medical devices and do not possess personal information of over one million users. As of the date of this prospectus, neither we nor the PRC subsidiaries have been involved in any investigations on cybersecurity review initiated by the Cyberspace Administration of China, and neither we nor the PRC subsidiaries have received any warning, sanction, or penalty in such respect. Any requirement to obtain prior approval under the M&A Rules and/or any other regulations promulgated by relevant PRC regulatory agencies in the future could delay this offering and failure to obtain any such approvals, if required, could have a material adverse effect on the PRC subsidiaries’ and our business, operating results and reputation, as well as the trading price of our Class A Ordinary Shares, and could also create uncertainties for this offering and affect our ability to offer or continue to offer securities to investors outside China.

•        PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay us from using the proceeds of this offering to make loans or additional capital contributions to the PRC subsidiaries, which could materially and adversely affect our liquidity and our ability to fund and expand the PRC subsidiaries’ business.

•        We rely to a significant extent on dividends and other distributions on equity paid by our subsidiaries to fund offshore cash and financing requirements and any limitation on the ability of the PRC subsidiaries to make remittance to pay dividends to us could limit our ability to access cash generated by the operations of those entities, including to make investments or acquisitions that could be beneficial to our businesses, pay dividends to our shareholders or otherwise fund and conduct our business, and therefore have a material and adverse effect on our ability to conduct our business.

•        Our Class A Ordinary Shares may be delisted under the HFCA Act if the PCAOB is unable to inspect our auditors. The delisting of our Class A Ordinary Shares, or the threat of their being delisted, may materially and adversely affect the value of your investment. Furthermore, on June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, and on December 29, 2022, the Consolidated Appropriations Act was signed into law by President Biden. The Consolidated Appropriations Act contained, among other things, an identical provision to the Accelerating Holding Foreign Companies Accountable Act, which reduces the number of consecutive non-inspection years required for triggering the prohibitions under the HFCA Act from three years to two.

Risks Related to the PRC Subsidiaries’ Business and Industry:

Risks and uncertainties related to the PRC subsidiaries’ business and industry include, but are not limited to, the following:

•        Failure to maintain the quality and safety of the PRC subsidiaries’ products could have a material and adverse effect on the PRC subsidiaries’ and our reputation, financial condition and results of operations.

•        The PRC subsidiaries may experience significant liability claims or complaints from customers, doctors and patients, litigation and regulatory investigations and proceedings, such as claiming in relation to medical device safety, or adverse publicity involving their products, which could adversely affect the PRC subsidiaries’ and our financial condition and results of operations.

•        The PRC subsidiaries face the risk of fluctuations in the cost, availability and quality of their raw materials, which could adversely affect their results of operations, and thus, adversely affect the Group as a whole.

•        The PRC subsidiaries do not have long-term contracts with their suppliers and the suppliers can reduce order quantities or terminate sales to the PRC subsidiaries at any time.

•        If the PRC subsidiaries fail to identify, acquire and develop other products, they may be unable to grow their business.

•        The PRC subsidiaries’ international sales are subject to a variety of risks that could adversely affect their profitability and operating results, which may adversely affect the profitability and operating results of the Group.

•        If the PRC subsidiaries fail to timely renew their medical device licenses or registration certificates, it could adversely affect the PRC subsidiaries’ and our reputation, financial condition and results of operations.

Risks Relating to this Offering and the Trading Market

We are subject to general risks and uncertainties relating to this offering and the trading market, including, but not limited to, the following:

•        There is no public market for the Units or the Warrants.

•        The Warrants in this offering are speculative in nature.

•        The holders of the Warrants will not have rights of holders of our Class A Ordinary Shares until such Warrants are exercised.

•        You will experience immediate and substantial dilution in the net tangible book value of Class A Ordinary Shares included in the Units and may experience additional dilution of your investment in the future.

•        Substantial future issuances and sales of our Class A Ordinary Shares, including as a result of certain provisions contained in the Series A Warrants and Series B Warrants, or the anticipation of future sales of our Class A Ordinary Shares in the public market could cause the price of our Class A Ordinary Shares to decline.

•        We do not intend to pay dividends for the foreseeable future.

•        If we cease to qualify as a foreign private issuer, we would be required to comply fully with the reporting requirements of the Exchange Act applicable to U.S. domestic issuers, and we would incur significant additional legal, accounting and other expenses that we would not incur as a foreign private issuer.

•        Because we are a foreign private issuer and are exempt from certain Nasdaq corporate governance standards applicable to U.S. issuers, you will have less protection than you would have if we were a domestic issuer.

•        If we cannot continue to satisfy the continued listing requirements and other rules of the Nasdaq Capital Market, our securities may be delisted, which could negatively impact the price of our securities and your ability to sell them.

•        We are an “emerging growth company” within the meaning of the Securities Act, and if we take advantage of certain exemptions from disclosure requirements available to emerging growth companies, this will make it more difficult to compare our performance with other public companies. In addition, we may not be subject to requirements that other public companies are subject to, which could affect investor confidence in us and our Class A Ordinary Shares.

•        The laws of the Cayman Islands may not provide our shareholders with benefits comparable to those provided to shareholders of corporations incorporated in the United States.

Risks Relating to Our Capital Structure

Risks and uncertainties related to our capital structure include, but are not limited to, the following:

•        Our dual class share structure with different voting rights may adversely affect the value and liquidity of the Class A Ordinary Shares.

•        Our dual class share structure with different voting rights will limit your ability to influence corporate matters and could discourage others from pursuing any change of control transactions that holders of our Class A Ordinary Shares may view as beneficial.

•        Future issuances of Class B Ordinary Shares may be dilutive to holders of Class A Ordinary Shares.

Recent Regulatory Developments in China

Recently, the PRC government initiated a series of regulatory actions and made a number of public statements on the regulation of business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas, adopting new measures to extend the scope of cybersecurity reviews, and expanding efforts in anti-monopoly enforcement.

Among other things, the M&A Rules and the Anti-Monopoly Law of the People’s Republic of China promulgated by the SCNPC, which took effect in 2008 and was amended on June 24, 2022, which amendment became effective August 1, 2022 (the “Anti-Monopoly Law”), established additional procedures and requirements that could make merger and acquisition activities by foreign investors more time-consuming and complex. Under the Anti-Monopoly Law, companies undertaking acquisitions relating to businesses in China must notify the State Council’s anti-monopoly law enforcement authority, in advance of any transaction where the parties’ revenues in the China market exceed certain thresholds and the buyer would obtain control of, or decisive influence over, the target. In addition, the Rules of Ministry of Commerce on Implementation of Security Review System of Mergers and Acquisitions of Domestic Enterprises by Foreign Investors, or the security review rules, issued by the MOFCOM that took effect in September 2011 specify that if a merger and acquisition of domestic enterprise by a foreign investor falls within the M&A safety review scope, the foreign investor shall file an application for M&A safety review to the Ministry of Commerce. The M&A safety review scope is as follows: foreign investors’ M&A of domestic military industry enterprises and military industry support enterprises, enterprises around key and sensitive military facilities, and other units which have impact on national defense security; and foreign investors’ M&A of domestic enterprises, which have impact on the national security, in fields of important agricultural products, important energy and resources, important infrastructure, important transport service, key technology and major equipment manufacturing, etc., and such M&A may result in foreign investors’ acquirement of actual control over the enterprises.

On July 6, 2021, the relevant PRC government authorities made public the Opinions on Strictly Cracking Down Illegal Securities Activities in Accordance with the Law. These opinions emphasized the need to strengthen the administration over illegal securities activities and the supervision on overseas listings by China-based companies and proposed to take effective measures, such as promoting the construction of relevant regulatory systems to deal with the risks and incidents faced by China-based overseas-listed companies. Pursuant to the Opinions, Chinese regulators are required to accelerate rulemaking related to the overseas issuance and listing of securities, and update the existing laws and regulations related to data security, cross-border data flow, and management of confidential information. Numerous regulations, guidelines and other measures are expected to be adopted under the umbrella of or in addition to the Cybersecurity Law and Data Security Law. See “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in China — Any requirement to obtain prior approval under the M&A Rules and/or any other regulations promulgated by relevant PRC regulatory agencies in the future could delay our securities offerings and failure to obtain any such approvals, if required, could have a material adverse effect on the PRC subsidiaries’ and our business, operating results and reputation, as well as the trading price of our Ordinary Shares, and could also create uncertainties for our securities offerings and affect our ability to offer or continue to offer securities to investors outside China” in our Annual Report.

In addition, on July 10, 2021, the Cyberspace Administration of China issued the Measures for Cybersecurity Review (Revision Draft for Comments), or the Measures, for public comments, which propose to authorize the relevant government authorities to conduct cybersecurity review on a range of activities that affect or may affect national security, including listings in foreign countries by companies that possess the personal data of more than one million users. On December 28, 2021, the Measures for Cybersecurity Review (2021 version) were promulgated and took effect on February 15, 2022, which provide that any “online platform operators” controlling personal information of more than one million users which seeks to list in a foreign stock exchange should also be subject to cybersecurity review. The Measures for Cybersecurity Review (2021 version), further elaborate on the factors to be considered when assessing the national security risks of the relevant activities, including, among others, (i) the risk of core data, important data or a large amount of personal information being stolen, leaked, destroyed, and illegally used or exited the country; and (ii) the risk of critical information infrastructure, core data, important data or a large amount of personal information being affected, controlled, or maliciously used by foreign governments after listing abroad.

On February 17, 2023, the CSRC issued the New Administrative Rules Regarding Overseas Listings, which became effective on March 31, 2023. These rules propose to establish a new filing-based regime to regulate overseas offerings and listings by Chinese domestic companies. Under the New Administrative Rules Regarding Overseas Listings, a domestic company in the PRC that seeks to offer and list securities on overseas markets shall fulfill the filing procedures with the CSRC as per requirement of the Trial Administrative Measures. This includes subsequent securities offerings of the company in the same overseas market where it has previously offered and listed securities, which requires a company, such as ours, to file with the CSRC within three working days after the subsequent securities offering is completed. In the opinion of our PRC legal counsel, AllBright Law Offices (Fuzhou), as this offering constitutes a subsequent offering by us, we are required to file with the CSRC in accordance with the Trial Administrative Measures within three working days after this offering is completed. We cannot assure you that we can complete the required filing procedures with the CSRC or receive any other approvals or complete other compliance procedures in a timely manner, or at all, or that any completion of filing or approval or other compliance procedures would not be rescinded. Any such failure to do so would subject us to sanctions by the CSRC or other PRC regulatory authorities. These regulatory authorities may impose restrictions and penalties on our operations in China, significantly limit or completely hinder our ability to launch any new offering of our securities, limit our ability to pay dividends outside China, delay or restrict the repatriation of the proceeds from future capital raising activities into China or take other actions that could materially and adversely affect our business, results of operations, financial condition and prospects, as well as the trading price of our Class A Ordinary Shares. Furthermore, the PRC government authorities may further strengthen oversight and control over listings and offerings that are conducted overseas. Any such action may adversely affect our operations and significantly limit or completely hinder our ability to offer or continue to offer securities to you and cause the value of such securities to significantly decline or be worthless. See “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in China — Additional compliance procedures may be required in connection with our subsequent securities offerings, due to the promulgation of the new filing-based administrative rules for overseas offering and listing by domestic companies in China, which could significantly limit or completely hinder our ability to offer or continue to offer our Ordinary Shares to investors and could cause the value of our Ordinary Shares to significantly decline or become worthless” in our Annual Report. See “Risk Factors” beginning on page 18 and “Item 3. Key Information — D. Risk Factors” in our Annual Report for a discussion of these legal and operational risks and other information that should be considered before making a decision to purchase our securities.

Implications of Being an Emerging Growth Company

We had less than $1.235 billion in revenue during our last fiscal year. As a result, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and may take advantage of reduced public reporting requirements. These provisions include, but are not limited to:

•        being permitted to present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations in our filings with the SEC;

•        not being required to comply with the auditor attestation requirements in the assessment of our internal control over financial reporting;

•        reduced disclosure obligations regarding executive compensation in periodic reports, proxy statements and registration statements; and

•        exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

We may take advantage of these provisions until the last day of our fiscal year following the fifth anniversary of the date of the first sale of our Class A Ordinary Shares pursuant to this offering. However, if certain events occur before the end of such five-year period, including if we become a “large accelerated filer,” if our annual gross revenue exceed $1.235 billion or if we issue more than $1.0 billion of non-convertible debt in any three-year period, we will cease to be an emerging growth company before the end of such five-year period.

Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act, for complying with new or revised accounting standards. We have elected to take advantage of this extended transition period and acknowledge such election is irrevocable pursuant to Section 107 of the JOBS Act.

Implications of Being a Foreign Private Issuer

We report under the Exchange Act, as a non-U.S. company with “foreign private issuer” status. Even after we no longer qualify as an emerging growth company, so long as we qualify as a foreign private issuer under the Exchange Act, we will be exempt from certain provisions of the Exchange Act and the rules thereunder that are applicable to U.S. domestic public companies, including:

•        the rules under the Exchange Act that require U.S. domestic public companies to issue financial statements prepared under U.S. GAAP;

•        the sections of the Exchange Act that regulate the solicitation of proxies, consents or authorizations in respect of any securities registered under the Exchange Act;

•        the sections of the Exchange Act that require insiders to file public reports of their share ownership and trading activities and that impose liability on insiders who profit from trades made in a short period of time; and

•        the rules under the Exchange Act that require the filing with the SEC of quarterly reports on Form 10-Q, containing unaudited financial and other specified information, and current reports on Form 8-K, upon the occurrence of specified significant events.

We will file with the SEC, within four months after the end of each fiscal year (or such other reports required by the SEC), an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm.

We may take advantage of these exemptions until such time as we are no longer a foreign private issuer. We would cease to be a foreign private issuer at such time as more than 50% of our outstanding voting securities are held by U.S. residents and any of the following three circumstances applies: (i) the majority of our executive officers or directors are U.S. citizens or residents, (ii) more than 50% of our assets are located in the United States, or (iii) our business is administered principally in the United States.

Both foreign private issuers and emerging growth companies are also exempt from certain of the more extensive SEC executive compensation disclosure rules. Therefore, if we no longer qualify as an emerging growth company but remain a foreign private issuer, we will continue to be exempt from such rules and will continue to be permitted to follow our home country practice as to the disclosure of such matters.

Implications of Being a Controlled Company

As of the date of this prospectus, our director and Chief Operating Officer, Baiming Yu, beneficially owns approximately 78.69% of the aggregate voting power of our outstanding Ordinary Shares. As a result, we are deemed to be a “controlled company” for purpose of the Nasdaq listing rules. As a controlled company, we are permitted to elect to rely on certain exemptions from the obligations to comply with certain corporate governance requirements, including:

•        the requirement that our director nominees be selected or recommended solely by independent directors; and

•        the requirement that we have a nominating and corporate governance committee and a compensation committee that are composed entirely of independent directors with a written charter addressing the purposes and responsibilities of the committees.

Although we do not intend to rely on the controlled company exemptions under the Nasdaq listing rules, we could elect to rely on these exemptions in the future, and if so, you would not have the same protection afforded to shareholders of companies that are subject to all of the corporate governance requirements of Nasdaq.

Corporate Information

Our principal executive offices are located at Floor 23, No. 2 Tonghuinan Road, Hangzhou, Zhejiang Province, the PRC, and our telephone number is +86-571-82613568. Our registered office in the Cayman Islands is at the offices of Tricor Services (Cayman Islands) Limited, Second Floor, Century Yard, Cricket Square, P.O. Box 902, Grand Cayman, KY1-1103, Cayman Islands. Our agent for service of process in the United States is Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, NY 10168.

THE OFFERING

Ordinary Units offered by us

10,000,000 Ordinary Units, based on the public offering price of $[•] per Ordinary Unit, with each Ordinary Unit consisting of (i) one Class A Ordinary Share, (ii) one Series A Warrant, and (iii) one Series B Warrant. The Ordinary Units will not be certificated, and each of the Class A Ordinary Shares, the Series A Warrants, and the Series B Warrants are immediately separable and will be issued separately in this offering.

Pre-Funded Ordinary Units offered by us

We are also offering to those purchasers, if any, whose purchase of the Class A Ordinary Shares in this offering would result in the purchaser, together with its affiliates, beneficially owning more than 4.99% (or at the election of the purchaser, 9.99%) of our outstanding Class A Ordinary Shares immediately following the consummation of this offering, the opportunity to purchase, if they so choose, Pre-Funded Ordinary Units in lieu of the Ordinary Units that would otherwise result in ownership in excess of 4.99% (or 9.99%, as applicable) of our outstanding Class A Ordinary Shares immediately following the consummation of this offering. Each Pre-Funded Ordinary Unit consists of one Pre-Funded Warrant, one Series A Warrant and one Series B Warrant. The Pre-Funded Ordinary Units have no stand-alone rights and will not be certificated or issued as stand-alone securities. The Pre-Funded Warrants can each be purchased in this offering only with the accompanying Warrants as part of the Pre-Funded Ordinary Units, but the component parts of the Pre-Funded Ordinary Units will be immediately separable and issued separately in this offering.

For each Pre-Funded Ordinary Unit that we sell, the number of Ordinary Units that we are offering will be decreased on a one-for-one basis. Each Pre-Funded Warrant will be immediately exercisable and may be exercised at any time, subject to ownership limitations. The purchase price of each Pre-Funded Ordinary Unit is equal to the price per Ordinary Unit being sold to the public in this offering, minus $0.0005, and the exercise price of each Pre-Funded Warrant included in the Pre-Funded Ordinary Unit is $0.0005 per share. Because we will issue both a Series A Warrant and Series B Warrant as part of each Ordinary Unit or Pre-Funded Ordinary Unit, the number of Warrants sold in this offering will not change as a result of a change in the mix of the Ordinary Units and Pre-Funded Ordinary Units sold.

Public offering price per Ordinary Unit and per Pre-Funded Ordinary Unit	$[•] per Ordinary Unit and $[•] per Pre-Funded Ordinary Unit
Class A Ordinary Shares included in the Ordinary Units offered by us (assuming no sale of the Pre-Funded Ordinary Units, and no exercise of the Warrants included in the Units)	10,000,000 Class A Ordinary Shares
Pre-Funded Warrants included in the Pre-Funded Ordinary Units offered by us

The aggregate exercise price of the Pre-Funded Warrants, except for a nominal exercise price of $0.0005 per Class A Ordinary Share, was pre-funded to the Company on or prior to its issuance date, consequently, no additional consideration (other than the nominal exercise price of $0.0005 per Class A Ordinary Share) shall be required to be paid by the holders to effect any exercise of the Pre-Funded Warrants.

Series A Warrants and Series B Warrants included in the Ordinary Units offered by us

The Series A Warrants will have a one-year term, will be immediately exercisable upon issuance and have an initial exercise price of $1.00 per share. If at any time and from time to time on or after the Series A Warrants are issued there occurs a Share Combination Event, the Series A Warrants may also be exercised in whole or in part by means of a “zero price exercise,” in which the holder will be entitled to receive a number of Class A Ordinary Shares equal to the product of (a) the aggregate number of Class A Ordinary Shares that would be issuable upon exercise of the Series A Warrants if such exercise were by means of a cash exercise rather than a cashless exercise, multiplied by (b) 3.0. As a result, holders of the Series A Warrants may elect to be issued a maximum of 30,000,000 Class A Ordinary Shares upon the exercise of the Series A Warrants upon a Share Combination Event.

The Series B Warrants will have three-month terms, will be immediately exercisable upon issuance and have an initial exercise price of $1.00 per share. The Series B Warrants may also be exercised in whole or in part by means of a “zero price exercise,” in which the holder shall be entitled to receive a number of Class A Ordinary Shares equal to the product of (a) the aggregate number of Class A Ordinary Shares that would be issuable upon exercise of the Series B Warrants if such exercise were by means of a cash exercise rather than a cashless exercise, multiplied by (b) 4.0. As a result, holders of the Series B Warrants may elect to be issued a maximum of 40,000,000 Class A Ordinary Shares upon the exercise of the Series B Warrants.

As a result of the zero exercise price option, we do not expect to receive any cash proceeds from the exercise of the Series B Warrants, or, upon a Share Combination Event, from the exercise of the Series A Warrants, because it is highly unlikely that holders of Series A Warrants and Series B Warrants would wish to pay an exercise price to receive one Class A Ordinary Share when they could choose the zero exercise price option and pay no additional consideration to receive more than one Class A Ordinary Share.

For more information regarding the Warrants, you should carefully read the section titled “Description of Share Capital — Warrants” in this prospectus, and the form of the Pre-Funded Warrants, Series A Warrants, and Series B Warrants, which are filed as exhibits to the registration statement of which this prospectus is a part.

Ordinary Shares Outstanding Immediately Before This Offering	6,999,442 Class A Ordinary Shares and 7,592,500 Class B Ordinary Shares
Ordinary Shares Outstanding Immediately After This Offering(1)

16,999,442 Class A Ordinary Shares, assuming no sale of Pre-Funded Ordinary Units, which, if sold, would reduce the number of Ordinary Units that we are offering on a one-for-one basis, and no exercise of the Warrants, and 7,592,500 Class B Ordinary Shares.

____________

(1)      The total number of Ordinary Shares that will be outstanding immediately after this offering (assuming no sale of the Pre-Funded Ordinary Units, and no exercise of the Series A Warrants and Series B Warrants included in the Units) is based upon 6,999,442 Class A Ordinary Shares and 7,592,500 Class B Ordinary Shares issued and outstanding as of the date of this prospectus.

Listing

Our Class A Ordinary Shares are listed on the Nasdaq Capital Market. There is no established public trading market for the Units or the Warrants, and we do not expect a market to develop. We do not intend to apply for listing of the Units or the Warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of such securities will be limited.

Ticker symbol	“WOK”
Transfer Agent	VStock Transfer LLC
Use of proceeds

We estimate that we will receive net proceeds from this offering of approximately $[•], based on a public offering price of $[•] per Ordinary Unit and assuming no sale of the Pre-Funded Ordinary Units, no exercise of the Warrants included in the Units, after deducting an estimated underwriters’ discount and estimated offering expenses payable by us.

We intend to use the proceeds from this offering for (i) upgrading production equipment and investing in the PRC subsidiaries’ research and development; (ii) hiring experienced employees to improve our systems of internal control and compliance with U.S. GAAP and the Sarbanes-Oxley Act of 2002; and (iii) working capital and general corporate purposes. See “Use of Proceeds” on page 36 for more information.

Lock-up Agreements

Our directors, officers and holders of five percent (5%) or more of either our outstanding Class A Ordinary Shares or Class B Ordinary Shares, as of the effective date of the registration statement related to this offering will enter into customary “lock-up” agreements in favor of the Representative pursuant to which such persons and entities shall agree, for a period of one hundred eighty (180) days following the closing of the offering of the securities offered hereby, that they shall neither offer, issue, sell, contract to sell, encumber, grant any option for the sale of or otherwise dispose of any of our securities without the Representative’s prior written consent, including the issuance of Ordinary Shares upon the exercise of currently outstanding convertible securities.

The Company, on behalf of itself and any successor entity, will not, without the prior written consent of the Representative, for a period of thirty (30) days from the closing of this offering, (i) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, or file with the SEC a registration statement under the Securities Act relating to, any Ordinary Shares or any securities convertible into or exercisable or exchangeable for Ordinary Shares, (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Ordinary Shares or any such other securities, whether any such transaction described in clause (i), or (ii) above is to be settled by delivery of Ordinary Shares or such other securities, in cash or otherwise, except to the underwriters, or (iii) repurchase any Ordinary Shares.

Risk Factors

The securities offered hereby involve a high degree of risk. You should read “Risk Factors” beginning on page 18 and “Item 3. Key Information — D. Risk Factors” in our Annual Report for a discussion of factors to consider before deciding to invest in the securities we offered.

RISK FACTORS

An investment in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risk factors set forth in the Annual Report, which is incorporated by reference into this prospectus, as well as the following risk factors, which augment the risk factors set forth in the Annual Report, together with all of the other information set forth in this prospectus and incorporated by reference into this prospectus, including our consolidated financial statements and related notes. If any of these risks actually occurs, our business, financial condition, results of operations, or cash flow could be materially and adversely affected, which could cause the trading price of our Class A Ordinary Shares to decline, resulting in a loss of all or part of your investment. The risks described below and discussed in other parts of this prospectus and incorporated by reference into this prospectus are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also affect our business. You should only consider investing in our securities if you can bear the risk of loss of your entire investment.

Risks Related to Doing Business in China

Changes in international trade policies, trade disputes, barriers to trade, or the emergence of a trade war may dampen growth in China, our principal place of business.

Political events, international trade disputes, and other disruptions to international commerce could harm the global economy and adversely affect our PRC subsidiaries’ business, customers, suppliers, and other business partners. Recent shifts in U.S. tariff policies, including increased tariffs on goods imported from China and other regions, as well as the potential for additional protectionist measures, may impact our PRC subsidiaries’ business and operations.

Moreover, political uncertainty surrounding international trade disputes, particularly the ongoing tension between the U.S. and China, could damage consumer confidence and decision-making, leading to a material adverse effect on our PRC subsidiaries’ business. Such uncertainty may also limit our PRC subsidiaries’ access to new business opportunities, negatively impacting our PRC subsidiaries’ operations. Additionally, current and potential future actions by the U.S. or the PRC that affect trade relations could contribute to global economic instability, which may harm our PRC subsidiaries’ business or financial performance. The financial condition of our PRC subsidiaries’ customers could also be adversely affected by trade-related disruptions, and we cannot predict the extent or form of future actions or escalations.

Our financial performance could be materially and adversely affected by rising costs associated with inflation and the imposition of U.S. tariffs on imports from China.

Our business is susceptible to the effects of inflation, which can lead to higher costs of our operations. This includes increased prices for the raw materials and components our PRC subsidiaries use in their medical devices, as well as rising expenses for manufacturing, labor, and the transportation of our PRC subsidiaries’ products. If the overall price level in the economy increases, our operating expenses are expected to increase as well, potentially impacting our profitability.

Furthermore, recent trade policies enacted by the U.S. have imposed tariffs on a range of goods imported from China. These tariffs directly increase the cost of our products upon entry into the United States, leading to a rise in our cost of goods sold. This increased cost may necessitate us raising prices for our U.S. customers, which could negatively impact the competitiveness of our products compared to those manufactured domestically in the U.S. or imported from countries not subject to these tariffs.

The future of these tariff policies and their wider impact on inflation are uncertain. The duration and scope of these measures, as well as potential responses from other countries, could significantly influence our business. We cannot predict the ultimate consequences of these developments, and there is no assurance that we will be able to fully absorb or mitigate the negative financial impacts resulting from increased costs driven by both general inflation and these tariffs.

Additional compliance procedures may be required in connection with this offering, due to the promulgation of the new filing-based administrative rules for overseas offering and listing by domestic companies in China, which could significantly limit or completely hinder our ability to offer or continue to offer our Class A Ordinary Shares to investors and could cause the value of our Class A Ordinary Shares to significantly decline or become worthless.

On February 17, 2023, the CSRC issued the New Administrative Rules Regarding Overseas Listings, which became effective on March 31, 2023. These rules propose to establish a new filing-based regime to regulate overseas offerings and listings by Chinese domestic companies. Under the New Administrative Rules Regarding Overseas Listings, a domestic company in the PRC that seeks to offer and list securities on overseas markets shall fulfill the filing procedures with the CSRC as per requirement of the Trial Administrative Measures. This includes subsequent securities offerings of the company in the same overseas market where it has previously offered and listed securities, which requires a company, such as ours, to file with the CSRC within three working days after the subsequent securities offering is completed. In the opinion of our PRC legal counsel, AllBright Law Offices (Fuzhou), as this offering constitutes a subsequent offering by us, we are required to file with the CSRC in accordance with the Trial Administrative Measures within three working days after this offering is completed. We cannot assure you that we can complete the required filing procedures with the CSRC or receive any other approvals or complete other compliance procedures in a timely manner, or at all, or that any completion of filing or approval or other compliance procedures would not be rescinded. Any such failure to do so would subject us to sanctions by the CSRC or other PRC regulatory authorities. These regulatory authorities may impose restrictions and penalties on our operations in China, significantly limit or completely hinder our ability to launch any new offering of our securities, limit our ability to pay dividends outside China, delay or restrict the repatriation of the proceeds from future capital raising activities into China, or take other actions that could materially and adversely affect our business, results of operations, financial condition and prospects, as well as the trading price of our Class A Ordinary Shares.

Furthermore, the PRC government authorities may further strengthen oversight and control over listings and offerings that are conducted overseas. Any such action may adversely affect our operations and significantly limit or completely hinder our ability to offer or continue to offer securities to you and cause the value of such securities to significantly decline or be worthless.

Furthermore, on February 24, 2023, the CSRC promulgated the Confidentiality and Archives Administration Provisions, which also became effective on March 31, 2023. According to the Confidentiality and Archives Administration Provisions, domestic companies that seek overseas offering and listing (either in direct or indirect means) and the securities companies and securities service (either incorporated domestically or overseas) providers that undertake relevant businesses shall institute a sound confidentiality and archives administration system and take necessary measures to fulfill confidentiality and archives administration obligations. They shall not leak any state secret or working secret of government agencies, or harm national security and public interests. Therefore, a domestic company that plans to, either directly or through its overseas listed entity, publicly disclose or provide to relevant individuals or entities including securities companies, securities service providers and overseas regulators, any documents and materials that contain state secrets or working secrets of government agencies, shall first obtain approval from competent authorities according to law, and file with the secrecy administrative department at the same level. The above-mentioned documents and materials that, if leaked, will be detrimental to national security or public interest, therefore, the domestic company shall strictly fulfill relevant procedures stipulated by applicable regulations. Furthermore, a domestic company that provides accounting archives or copies of accounting archives to any entities, including securities companies, securities service providers and overseas regulators and individuals, shall fulfill due procedures in compliance with applicable regulations. Working papers produced in mainland China by securities companies and securities service providers in the process of undertaking businesses related to overseas offering and listing by domestic companies shall be retained in mainland China. Where such documents need to be transferred or transmitted to areas outside of mainland China, relevant approval procedures stipulated by regulations shall be followed. We believe that this offering does not involve the leaking of any state secret or working secret of government agencies, or the harming of national security and public interests. However, we may be required to perform additional procedures in connection with the provision of accounting archives. The specific requirements of the relevant procedures are currently unclear and we cannot be certain whether we will be able to perform the relevant procedures.

Any material delay in our ability to fully comply with new regulatory requirements may significantly limit or completely hinder our ability to offer or continue to offer our Class A Ordinary Shares, cause significant disruption to our business operations, and severely damage our reputation, which would materially and adversely affect our financial condition and results of operations and cause our Class A Ordinary Shares to significantly decline in value or become worthless.

Risks Related to the PRC Subsidiaries’ Business and Industry

Disruptions in our PRC subsidiaries’ supply chain could adversely affect our PRC subsidiaries’ manufacturing capabilities and delivery timelines, as well as our results of operations.

Our PRC subsidiaries’ ability to manufacture and deliver their medical devices depends on a consistent and reliable supply chain. This supply chain is subject to various risks, including:

•        Geopolitical Events and Trade Restrictions:    Changes in international trade policies, export or import restrictions, and geopolitical instability between China and the United States or other regions could disrupt the flow of goods and increase costs. The recent imposition of tariffs by the U.S. on imports from China is expected to increase the cost of our PRC subsidiaries’ products entering the U.S. market. This can result in increased prices, reducing the competitiveness and demand for our PRC subsidiaries’ products. Furthermore, the uncertainty surrounding these tariffs and potential future trade actions can disrupt our supply chain planning, potentially leading to delays in shipments and impacting our PRC subsidiaries’ ability to reliably supply the U.S. market, ultimately affecting our PRC subsidiaries’ sales volume and revenue.

•        Supplier and Customer Disruptions:    Our PRC subsidiaries may experience disruptions due to the financial instability, production limitations, labor disputes, quality control issues, or the termination of agreements with their key suppliers and customers. Identifying alternative suppliers and customers can be time-consuming and costly.

•        Logistics and Transportation Challenges:    Disruptions in shipping, port congestion, transportation delays, and increased freight costs could impact our PRC subsidiaries’ ability to receive raw materials and deliver their products in a timely and cost-effective manner.

•        Natural Disasters and Public Health Crises:    Events such as earthquakes, typhoons, floods, pandemics, or other natural disasters occurring in China or other regions could cause significant disruptions to manufacturing operations, transportation networks, and the availability of essential raw materials and components.

The occurrence of one or more of these supply chain risks could materially and adversely affect our PRC subsidiaries’ ability to manufacture and deliver their medical devices, ultimately harming our business, financial condition, and results of operations.

Fluctuations in interest rates could increase our PRC subsidiaries’ borrowing costs and negatively impact our profitability.

Our PRC subsidiaries have outstanding debt and may incur additional debt in the future to finance their operations. As a result, our financial results are susceptible to fluctuations in interest rates. Increases in prevailing interest rates could lead to higher interest expense on our PRC subsidiaries’ outstanding and future debt, thereby increasing their borrowing costs and reducing their profitability. Factors such as inflation, monetary policy implemented by the U.S. Federal Reserve and other central banks, and overall economic growth can contribute to interest rate volatility. If interest rates rise significantly, our PRC subsidiaries’ ability to service their debt obligations may be negatively impacted, and they may have less cash flow available for other business activities, including research and development, sales and marketing, and capital investments. Furthermore, higher interest rates could make it more difficult and expensive for our PRC subsidiaries to obtain financing in the future, which could limit their growth opportunities and their ability to respond to changing market conditions. Therefore, significant increases in interest rates could materially and adversely affect our financial condition and results of operations.

Risks Relating to this Offering and the Trading Market

There is no public market for the Units or the Warrants.

There is no established public trading market for the Units or the Warrants, and we do not expect a market to develop. In addition, we do not intend to apply to list the Warrants on any national securities exchange or other nationally recognized trading system, including Nasdaq. Without an active market, the liquidity of the Warrants will be limited.

The Warrants in this offering are speculative in nature.

Following this offering, the market value of the Warrants, if any, is uncertain and there can be no assurance that the market value of the Warrants will equal or exceed their imputed offering price. The Warrants will be not listed or quoted for trading on any market or exchange. In addition, each Series A Warrant will expire one year from its date of issuance and each Series B Warrant will expire three months from the date of issuance.

Holders of the Warrants will not have rights of holders of our Class A Ordinary Shares until such Warrants are exercised.

Until holders of the Warrants acquire Class A Ordinary Shares upon exercise of the Warrants, holders of the Warrants will have no rights with respect to the Class A Ordinary Shares underlying such Warrants.

The Issuance of our Class A Ordinary Shares in the public market as a result of this offering is likely to cause the market price of our Class A Ordinary Shares to fall.

We are registering a maximum of 80,000,000 Class A Ordinary Shares (including the Class A Ordinary Shares underlying the Warrants) offered under this prospectus. Sales of substantial amounts of our Class A Ordinary Shares in the public market, or the perception that such sales might occur, is likely to adversely affect the market price of our Class A Ordinary Shares. The issuance of new Class A Ordinary Shares is likely to result in resales of our Class A Ordinary Shares by our current shareholders concerned about the potential ownership dilution of their holdings. Any such issuance is likely to result in substantial dilution to our existing shareholders and will likely cause our share price to decline.

The trading price of the Class A Ordinary Shares is likely to be volatile, which could result in substantial losses to investors.

Recently, there have been instances of extreme stock price run-ups followed by rapid price declines and strong stock price volatility with a number of recent initial public offerings, especially among companies with relatively smaller public floats. As a relatively small-capitalized company with relatively small public float after this offering, we may experience greater stock price volatility, lower trading volume and less liquidity than large-capitalized companies. In particular, our Class A Ordinary Shares may be subject to rapid and substantial price volatility, low volumes of trades and large spreads in bid and ask prices due to factors beyond our control. Such volatility, including any stock-run up, may be unrelated to our actual or expected operating performance and financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our Class A Ordinary Shares. This may happen because of broad market and industry factors, including the performance and fluctuation of the market prices of other companies with business operations located mainly in China that have listed their securities in the United States. In addition to market and industry factors, the price and trading volume for the Class A Ordinary Shares may be highly volatile for factors specific to our own operations, including the following:

•        variations in our revenues, earnings, cash flow;

•        fluctuations in operating metrics;

•        announcements of new investments, acquisitions, strategic partnerships or joint ventures by us or our competitors;

•        announcements of new solutions and services and expansions by us or our competitors;

•        termination or non-renewal of contracts or any other material adverse change in our relationship with our key customers or strategic investors;

•        changes in financial estimates by securities analysts;

•        detrimental negative publicity about us, our competitors or our industry;

•        additions or departures of key personnel;

•        release of lockup or other transfer restrictions on our outstanding equity securities or sales of additional equity securities;

•        regulatory developments affecting us or our industry; and

•        potential litigation or regulatory investigations.

Any of these factors may result in large and sudden changes in the volume and price at which the Class A Ordinary Shares will trade. Furthermore, the stock market in general experiences price and volume fluctuations that are often unrelated or disproportionate to the operating performance of companies like us. These broad market and industry fluctuations may adversely affect the market price of our Class A Ordinary Shares.

In addition, if the trading volumes of our Class A Ordinary Shares are low, persons buying or selling in relatively small quantities may easily influence prices of our Class A Ordinary Shares. This low volume of trades could also cause the price of our Class A Ordinary Shares to fluctuate greatly, with large percentage changes in price occurring in any trading day session. Holders of our Class A Ordinary Shares may also not be able to readily liquidate their investment or may be forced to sell at depressed prices due to low volume trading. If high spreads between the bid and ask prices of our Class A Ordinary Shares exist at the time of a purchase, the stock would have to appreciate substantially on a relative percentage basis for an investor to recoup their investment. Broad market fluctuations and general economic and political conditions may also adversely affect the market price of our Class A Ordinary Shares. As a result of this volatility, investors may experience losses on their investment in our Class A Ordinary Shares. A decline in the market price of our Class A Ordinary Shares also could adversely affect our ability to issue additional Class A Ordinary Shares or other of our securities and our ability to obtain additional financing in the future. No assurance can be given that an active market in our Class A Ordinary Shares will develop or be sustained. If an active market does not develop, holders of our Class A Ordinary Shares may be unable to readily sell the shares they hold or may not be able to sell their shares at all.

In the past, shareholders of public companies have often brought securities class action suits against companies following periods of instability in the market price of their securities. If we were involved in a class action suit, it could divert a significant amount of our management’s attention and other resources from our business and operations and require us to incur significant expenses to defend the suit, which could harm our results of operations. Any such class action suit, whether or not successful, could harm our reputation and restrict our ability to raise capital in the future. In addition, if a claim is successfully made against us, we may be required to pay significant damages, which could have a material adverse effect on our financial condition and results of operations.

You will experience immediate and substantial dilution in the net tangible book value of Class A Ordinary Shares included in the Units and may experience additional dilution of your investment in the future. The existing shareholders will likely experience substantial dilution when the Warrants issued in this offering are exercised.

The offering price of per Class A Ordinary Share included in the Units is higher than the net tangible book value per Class A Ordinary Share outstanding prior to this offering. Consequently, when you purchase Units in the offering at a public offering price of $[•] per Ordinary Unit, upon completion of the offering, you will incur immediate dilution of $[•] per share, with respect to the net tangible book value of the Class A Ordinary Shares as of September 30, 2024. See “Dilution.” In addition, you will likely experience further dilution upon the exercise of the Warrants issued in connection with this offering.

In addition, if at any time and from time to time on or after the Series A Warrants are issued there occurs a Share Combination Event, the Series A Warrants may also be exercised in whole or in part by means of a “zero price exercise,” in which the holder will be entitled to receive a number of Class A Ordinary Shares equal to the product of (a) the aggregate number of Class A Ordinary Shares that would be issuable upon exercise of the Series A Warrants if such exercise were by means of a cash exercise rather than a cashless exercise, multiplied by (b) 3.0. As a result, holders of the Series A Warrants may elect to be issued a maximum of 30,000,000 Class A Ordinary Shares upon the exercise of the Series A Warrants upon a Share Combination Event. At any time and from time to time on or after the

Series B Warrants are issued, the Series B Warrants may be exercised in whole or in part by means of a “zero price exercise,” in which the holder shall be entitled to receive a number of Class A Ordinary Shares equal to the product of (a) the aggregate number of Class A Ordinary Shares that would be issuable upon exercise of the Series B Warrants if such exercise were by means of a cash exercise rather than a cashless exercise, multiplied by (b) 4.0. As a result, holders of the Series B Warrants may elect to be issued a maximum of 40,000,000 Class A Ordinary Shares upon the exercise of the Series B Warrants. Such zero price exercise is subject to the Beneficial Ownership Limitations. This is likely to result in substantial dilution to our existing shareholders and is likely to cause the market price of our Class A Ordinary Shares to decline.

Our Chief Operating Officer and Liwei Zhang have control over our Company. Their interests may not be aligned with the interests of our other shareholders, and they could prevent or cause a change of control or other transactions.

As of the date of this prospectus, Baiming Yu, our Chief Operating Officer, beneficially owns an aggregate of 6,250,000 Class B Ordinary Shares, representing approximately 78.69% of the Company’s voting power. Upon the completion of this offering, assuming no sale of the Pre-Funded Ordinary Units, and no exercise of the Series A Warrants and Series B Warrants included in the Units, Mr. Yu will beneficially own 6,250,000 Class B Ordinary Shares, representing approximately 74.03% of the Company’s voting power. Liwei Zhang, the spouse of Baiming Yu, beneficially owns an aggregate of 625,000 Class B Ordinary Shares, representing approximately 7.87% of the Company’s voting power. Upon the completion of this offering, assuming no sale of the Pre-Funded Ordinary Units and no exercise of the Series A Warrants and Series B Warrants included in the Units, Ms. Zhang will beneficially own approximately 625,000 Class B Ordinary Shares, representing approximately 7.40% of the Company’s voting power. Baiming Yu and Liwei Zhang beneficially own an aggregate of 6,875,000 Class B Ordinary Shares and will beneficially own approximately 6,875,000 Class B Ordinary Shares, representing approximately 81.43% of the Company’s voting power upon the completion of this offering, assuming no sale of the Pre-Funded Ordinary Units and no exercise of the Series A Warrants and Series B Warrants included in the Units. Moreover, Baiming Yu owns 3.35% of shares and Liwei Zhang owns 1.65% of shares of Hangzhou Shanyou. Because share percentage is aligned with voting power, Baiming Yu and Liwei Zhang do not have substantial influence over Hangzhou Shanyou.

Accordingly, as to Work Cayman, Mr. Yu and Ms. Zhang have control in determining the outcome of any corporate transaction or other matter submitted to the shareholders for approval, including mergers, consolidations, the appointment of directors and other significant corporate actions. They will also have the power to prevent or cause a change in control. Without the consent of Mr. Yu and Ms. Zhang, we will be prevented from entering into transactions that could be beneficial to us or our minority shareholders. In addition, they could violate their fiduciary duties by diverting business opportunities from us to themselves or others. The interests of Mr. Yu and Ms. Zhang may differ from the interests of our other shareholders. The concentration in the ownership of our voting power may cause a material decline in the value of our Class A Ordinary Shares. For more information regarding Mr. Yu, Ms. Zhang, and their affiliated entity, see “Principal Shareholders” on page 47.

If we fail to implement and maintain an effective system of internal controls or fail to remediate the material weaknesses in our internal control over financial reporting that have been identified, we may fail to meet our reporting obligations or be unable to accurately report our results of operations or prevent fraud, and investor confidence and the market price of our Class A Ordinary Shares may be materially and adversely affected.

In preparing our consolidated financial statements as of and for the fiscal years ended September 30, 2024, 2023, and 2022, we and our independent registered public accounting firm have identified material weaknesses in our internal control over financial reporting (“ICFR”), as defined in the standards established by the PCAOB, and other control deficiencies.

According to the PCAOB, a “material weakness” is a deficiency, or combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the annual or interim financial statements will not be prevented or detected on a timely basis. The material weaknesses identified in our ICFR included (i) a lack of staff sufficiently experienced with generally accepted accounting principles in the United States of America (“U.S. GAAP”) and the SEC reporting experiences in the accounting department to provide accurate information on a timely manner; (ii) a lack of the key monitoring mechanisms, such as an internal audit department to oversee and monitor the Company’s risk management, business strategies, and financial reporting procedures; and (iii) a lack of adequately designed and documented management review controls to properly detect and prevent certain accounting errors and omitted disclosures in the footnotes to the consolidated financial statements.

Following the identification of the material weaknesses and control deficiencies, we have taken remedial measures, including (a) hiring an experienced Chief Financial Officer with adequate experience with U.S. GAAP and the SEC reporting and compliance requirements; (b) providing ongoing training courses in U.S. GAAP to existing personnel, including our Chief Financial Officer; (c) setting up the internal audit department to enhance the effectiveness of the internal control system; and (d) implementing necessary review and controls at related levels, so all important documents and contracts (including those of all of our subsidiaries) will be submitted to the office of our chief administrative officer for retention. We expect that we will incur significant costs in the implementation of such measures. However, the implementation of these measures may not fully address the material weaknesses in our internal control over financial reporting. Our failure to correct the material weaknesses or our failure to discover and address any other material weaknesses or control deficiencies could result in inaccuracies in our financial statements and could also impair our ability to comply with applicable financial reporting requirements and related regulatory filings on a timely basis. As a result, our business, financial condition, results of operations and prospects, and the trading price of our Class A Ordinary Shares, may be materially and adversely affected. Moreover, ineffective internal control over financial reporting significantly hinders our ability to prevent fraud.

We are subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act of 2002 as well as rules and regulations of The Nasdaq Stock Market LLC. Section 404 of the Sarbanes-Oxley Act of 2002 requires that we include a report of management on our internal control over financial reporting in our annual report on Form 20-F beginning with our annual report for the fiscal year ending September 30, 2025. In addition, once we cease to be an “emerging growth company,” as such term is defined in the JOBS Act, our independent registered public accounting firm must attest to and report on the effectiveness of our ICFR. Our management may conclude that our ICFR is not effective. Moreover, even if our management concludes that our internal control over financial reporting is effective, our independent registered public accounting firm, after conducting its own independent testing, may issue a report that is qualified if it is not satisfied with our internal controls or the level at which our controls are documented, designed, operated, or reviewed, or if it interprets the relevant requirements differently from us. In addition, since we have become a public company, our reporting obligations may place a significant strain on our management, operational, and financial resources and systems for the foreseeable future. We may be unable to complete our evaluation testing and any required remediation in a timely manner.

The requirements of being a public company may strain our resources and divert management’s attention.

As a public company, we are subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act, the listing requirements of the securities exchange on which we list, and other applicable securities rules and regulations. Despite recent reforms made possible by the JOBS Act, compliance with these rules and regulations will nonetheless increase our legal, accounting, and financial compliance costs and investor relations and public relations costs, make some activities more difficult, time-consuming or costly and increase demand on our systems and resources, particularly after we are no longer an “emerging growth company.” The Exchange Act requires, among other things, that we file annual, quarterly, and current reports with respect to our business and operating results as well as proxy statements.

As a result of disclosure of information in this prospectus and in filings required of a public company, our business and financial condition is more visible, which we believe may result in threatened or actual litigation, including by competitors and other third parties. If such claims are successful, our business and operating results could be harmed, and even if the claims do not result in litigation or are resolved in our favor, these claims, and the time and resources necessary to resolve them, could divert the resources of our management and adversely affect our business, brand and reputation and results of operations.

On August 23, 2024, the Company purchased a directors and officers liability insurance policy from China Pacific Property Insurance Co., Ltd., covering all directors and officers for the period from August 23, 2024 to August 22, 2025, with a premium of $59,850. We may be required to accept reduced coverage or incur substantially higher costs in the future. These factors could also make it more difficult for us to attract and retain qualified members of our board of directors, particularly to serve on our audit committee and compensation committee, and qualified executive officers.

We will likely not receive any additional funds upon the exercise of the Series A Warrants or the Series B Warrants.

Both the Series A Warrants and the Series B Warrants may be exercised by way of a zero price exercise, meaning that the holders thereof may not pay a cash purchase price upon exercise, but instead would receive upon such exercise a number of Class A Ordinary Shares determined according to the applicable formula set forth in the Series A Warrants and the Series B Warrants. If the Series A Warrants and the Series B Warrants are exercised pursuant to such zero price exercise, such exercising holder will receive a number of Class A Ordinary Shares for each Series A Warrant or Series B Warrant exercised, without any cash payment to us, in accordance with the formula set forth in the Series A Warrants or the Series B Warrants. Accordingly, we will likely not receive any additional funds upon the exercise of such Series A Warrants or Series B Warrants, because it is highly unlikely that holders of Series A Warrants and Series B Warrants would wish to pay an exercise price to receive one Class A Ordinary Share when they could choose the zero exercise price option and pay no additional consideration to receive more than one Class A Ordinary Share. See “Description of Share Capital — Warrants” for more information.

Substantial future issuance and sales of our Class A Ordinary Shares, including as a result of certain provisions contained in the Series A Warrants and Series B Warrants, or the anticipation of future sales of our Class A Ordinary Shares in the public market could cause the price of our Class A Ordinary Shares to decline.

Sales of substantial amounts of our Class A Ordinary Shares in the public market after this offering, or the perception that these sales could occur, could cause the market price of our Class A Ordinary Shares to decline. All of the Class A Ordinary Shares sold in the offering will be freely transferable without restriction or further registration under the Securities Act. Some of the remaining Class A Ordinary Shares are “restricted securities” as defined in Rule 144. These Class A Ordinary Shares may be sold without registration under the Securities Act to the extent permitted by Rule 144 or other exemptions under the Securities Act. An aggregate of 6,999,442 Class A Ordinary Shares are outstanding before the consummation of this offering and 16,999,442 Class A Ordinary Shares will be outstanding immediately after the consummation of this offering, assuming no sale of the Pre-Funded Ordinary Units and no exercise of the Series A Warrants and Series B Warrants included in the Units.

The Series A Warrants will have a one-year term, will be immediately exercisable upon issuance and will have an initial exercise price of $1.00 per share. If at any time and from time to time on or after the Series A Warrants are issued there occurs a Share Combination Event, the Series A Warrants may also be exercised in whole or in part by means of a “zero price exercise,” in which the holder will be entitled to receive a number of Class A Ordinary Shares equal to the product of (a) the aggregate number of Class A Ordinary Shares that would be issuable upon exercise of the Series A Warrants if such exercise were by means of a cash exercise rather than a cashless exercise, multiplied by (b) 3.0. Since the Company received a written notice from Nasdaq on April 7, 2025, indicating that it is not in compliance with the minimum bid price requirement under Nasdaq Listing Rule 5550(a)(2) for continued listing, the Company is likely to implement a reverse share split in order to regain compliance. Such reverse split would constitute a Share Combination Event under the terms of the Series A Warrants, thereby allowing holders of Series A Warrants to elect the zero exercise price option. See “— If we cannot continue to satisfy the continued listing requirements and other rules of the Nasdaq Capital Market, our securities may be delisted, which could negatively impact the price of our securities and your ability to sell them.”

The Series B Warrants will have a three-month term, will be immediately exercisable upon issuance and have an initial exercise price of $1.00 per share. The Series B Warrants may also be exercised in whole or in part by means of a “zero price exercise,” in which the holder shall be entitled to receive a number of Class A Ordinary Shares equal to the product of (a) the aggregate number of Class A Ordinary Shares that would be issuable upon exercise of the Series B Warrants if such exercise were by means of a cash exercise rather than a cashless exercise, multiplied by (b) 4.0. Such zero price exercise is subject to the Beneficial Ownership Limitations.

Pursuant to the zero exercise price option, a maximum of 70,000,000 Class A Ordinary Shares underlying the Series A Warrants and Series B Warrants may be issued following the completion of this offering. Such substantial issuance of Class A Ordinary Shares could cause the price of our Class A Ordinary Shares to decline.

We do not intend to pay dividends for the foreseeable future.

We currently intend to retain any future earnings to finance the operation and expansion of our business, and we do not expect to declare or pay any dividends in the foreseeable future. As a result, you may only receive a return on your investment in our Class A Ordinary Shares if the market price of our Class A Ordinary Shares increases.

If securities or industry analysts do not publish research or reports about our business, or if the publish a negative report regarding our Class A Ordinary Shares, the price of our Class A Ordinary Shares and trading volume could decline.

Any trading market for our Class A Ordinary Shares may depend in part on the research and reports that industry or securities analysts publish about us or our business. We do not have any control over these analysts. If one or more of the analysts who cover us downgrade us, the price of our Class A Ordinary Shares would likely decline. If one or more of these analysts cease coverage of our Company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which could cause the price of our Class A Ordinary Shares and the trading volume to decline.

Our management has broad discretion to determine how to use the funds raised in the offering and may use them in ways that may not enhance our results of operations or the price of our Class A Ordinary Shares.

We anticipate that we will use the net proceeds from this offering for (i) upgrading production equipment and investing in the PRC subsidiaries’ R&D; (ii) hiring experienced employees to improve our systems of internal control and compliance with U.S. GAAP and the Sarbanes-Oxley Act of 2002; and (iii) working capital and general corporate purpose. Our management will have significant discretion as to the use of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the market price of our Class A Ordinary Shares.

If we cease to qualify as a foreign private issuer, we would be required to comply fully with the reporting requirements of the Exchange Act applicable to U.S. domestic issuers, and we would incur significant additional legal, accounting and other expenses that we would not incur as a foreign private issuer.

We qualify as a foreign private issuer. As a foreign private issuer, we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as United States domestic issuers, and we are not required to disclose in our periodic reports all of the information that United States domestic issuers are required to disclose. While we currently qualify as a foreign private issuer, we may cease to qualify as a foreign private issuer in the future, in which case we would incur significant additional expenses that could have a material adverse effect on our results of operations.

Because we are a foreign private issuer and are exempt from certain Nasdaq corporate governance standards applicable to U.S. issuers, you will have less protection than you would have if we were a domestic issuer.

Nasdaq listing rules require listed companies to have, among other things, a majority of its board members be independent. As a foreign private issuer, however, we are permitted to, and we may follow home country practice in lieu of the above requirements, or we may choose to comply with the above requirement within one year of listing. The corporate governance practice in our home country, the Cayman Islands, does not require a majority of our board to consist of independent directors. Thus, although a director must act in the best interests of the Company, it is possible that fewer board members will be exercising independent judgment and the level of board oversight on the management of our Company may decrease as a result. In addition, Nasdaq listing rules also require U.S. domestic issuers to have a compensation committee, a nominating and corporate governance committee composed entirely of independent directors, and an audit committee with a minimum of three members. We, as a foreign private issuer, are not subject to these requirements.

Nasdaq Listing Rule 5635 generally provides that shareholder approval is required of U.S. domestic companies listed on Nasdaq prior to issuance (or potential issuance) of securities (i) the acquisition of the stock or assets of another company; (ii) equity-based compensation of officers, directors, employees or consultants; (iii) a change of control; and (iv) transactions other than public offerings. In addition, Nasdaq Listing Rule 5640 provides that voting rights of existing shareholders of publicly traded common stock registered under Section 12 of the Exchange Act cannot be disparately reduced or restricted through any corporate action or issuance. Notwithstanding this general requirement, Nasdaq Listing Rule 5615(a)(3)(A) permits foreign private issuers to follow their home country practice rather than these requirements. The Cayman Islands do not require shareholder approval prior to any of the foregoing types of issuances, nor are existing shareholders’ voting rights disparately reduced or restricted through any corporate action or issuance. We, therefore, are not required to obtain such shareholder approval prior to entering into a transaction with the potential to issue securities as described above, and our existing shareholders’ voting rights may be disparately reduced or restricted through corporate action or issuance. Specifically, our board of directors has elected to follow our home country rules and be exempt from the prohibition of disparately reducing or restricting our existing shareholders’ voting rights, and the requirements to obtain shareholder approval for (i) the acquisition of the stock or assets of another company; (ii) equity-based compensation of officers, directors, employees or consultants; (iii) a change of control; and (iv) transactions other than public offerings.

If we cannot continue to satisfy the continued listing requirements and other rules of the Nasdaq Capital Market, our securities may be delisted, which could negatively impact the price of our securities and your ability to sell them.

Our Class A Ordinary Shares are listed on the Nasdaq Capital Market. In order to maintain our listing on the Nasdaq Capital Market, we are required to comply with certain rules of the Nasdaq Capital Market, including those regarding minimum stockholders’ equity, minimum share price, minimum market value of publicly held shares, and various additional requirements. We may not be able to continue to satisfy these requirements and applicable rules. If we are unable to satisfy the Nasdaq Capital Market criteria for maintaining our listing, our securities could be subject to delisting.

On April 7, 2025, the Company received a written notification from Nasdaq, notifying the Company that it is not in compliance with the minimum bid price requirement set forth in Nasdaq Listing Rule 5550(a)(2) for continued listing on Nasdaq. In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company was provided 180 calendar days, or until October 6, 2025, to regain compliance with Nasdaq Listing Rule 5550(a)(2). To regain compliance, the Company’s Class A Ordinary Shares must have a closing bid price of at least US$1.00 for a minimum of 10 consecutive business days. In the event the Company does not regain compliance by October 6, 2025, the Company may be eligible for additional time to regain compliance or may face delisting.

If The Nasdaq Stock Market LLC subsequently delists our securities from trading, we could face significant consequences, including:

•        a limited availability for market quotations for our securities;

•        reduced liquidity with respect to our securities;

•        a determination that our Class A Ordinary Shares are a “penny stock,” which will require brokers trading in our Class A Ordinary Shares to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our Class A Ordinary Shares;

•        limited amount of news and analyst coverage; and

•        a decreased ability to issue additional securities or obtain additional financing in the future.

Anti-takeover provisions in our amended and restated articles of association may discourage, delay, or prevent a change in control.

Some provisions of our amended and restated articles of association may discourage, delay or prevent a change in control of our Company or management that shareholders may consider favorable, including, among other things, the following:

•        provisions that authorize our board of directors to issue shares with preferred, deferred or other special rights or restrictions without any further vote or action by our shareholders; and

•        provisions that restrict the ability of our shareholders to call shareholder meetings.

Our board of directors may decline to register transfers of Class A Ordinary Shares in certain circumstances.

Our board of directors may, in its sole discretion, decline to register any transfer of any Ordinary Share which is not fully paid up or on which we have a lien. Our directors may also decline to register any transfer of any Ordinary Share unless (i) the instrument of transfer is lodged with us, accompanied by the certificate for the shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer; (ii) the instrument of transfer is in respect of only one class of shares; (iii) the instrument of transfer is properly stamped, if required; (iv) in the case of a transfer to joint holders, the number of joint holders to whom the share is to be transferred does not exceed four; (v) the shares transferred are free of any lien in favor of us; or (vi) a fee of such maximum sum as the Nasdaq Capital Market may determine to be payable, or such lesser sum as our board of directors may from time to time require, is paid to us in respect thereof.

If our directors refuse to register a transfer they shall, within three months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal. The registration of transfers may, on 14 days’ notice being given by advertisement in one or more newspapers or by electronic means, be suspended and the register closed at such times and for such periods as our board of directors may from time to time determine, provided, however, that the registration of transfers shall not be suspended, nor the register closed for more than 30 days in any year.

This, however, is unlikely to affect market transactions of the Class A Ordinary Shares purchased by investors in the public offering. Once the Class A Ordinary Shares have been listed, the legal title to such Class A Ordinary Shares and the registration details of those Class A Ordinary Shares in the Company’s register of members will remain with the Depository Trust Company. All market transactions with respect to those Class A Ordinary Shares will then be carried out without the need for any kind of registration by the directors, as the market transactions will all be conducted through the Depository Trust Company systems.

We are an “emerging growth company” within the meaning of the Securities Act, and if we take advantage of certain exemptions from disclosure requirements available to emerging growth companies, this will make it more difficult to compare our performance with other public companies. In addition, we may not be subject to requirements that other public companies are subject to, which could affect investor confidence in us and our Class A Ordinary Shares.

We are an “emerging growth company” within the meaning of the Securities Act, as modified by the JOBS Act. Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. We have elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This will make comparison of our financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

In addition, for as long as we remain an “emerging growth company,” we will elect to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies,” including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of shareholder approval of any golden parachute payments not previously approved. Because of these lessened regulatory requirements, our shareholders would be left without information or rights available to shareholders of more mature companies. If some investors find our Class A Ordinary Shares less attractive as a result, there may be a less active trading market for our Class A Ordinary Shares and our share price may be more volatile. See “Prospectus Summary — Implications of Being an Emerging Growth Company.”

The laws of the Cayman Islands may not provide our shareholders with benefits comparable to those provided to shareholders of corporations incorporated in the United States.

We are an exempted company incorporated under the laws of the Cayman Islands. Our corporate affairs are governed by our amended and restated memorandum of association and articles of association, the Cayman Companies Act, and the common law of the Cayman Islands. The rights of shareholders to take action against the directors, actions by minority shareholders and the fiduciary duties of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands, as well as from the common law of England, the decisions of whose courts are of persuasive authority, but are not binding, on a court in the Cayman Islands. The rights of our shareholders and the fiduciary duties of our directors under Cayman Islands law are not as clearly established as they would be under statutes or judicial precedent in some jurisdictions in the United States. It may be difficult or impossible for you to bring an action against us or against these individuals in the United States in the event that you believe that your rights have been infringed under the U.S. federal securities laws or otherwise. Even if you are successful in bringing an action of this kind, the laws of the Cayman Islands and of the PRC may render you unable to enforce a judgment against our assets or the assets of our directors and officers. In particular, the Cayman Islands has a different body of securities laws than the United States. Some U.S. states, such as Delaware, have more fully developed and judicially interpreted bodies of corporate law than the Cayman Islands. In addition, Cayman Islands companies may not have standing to initiate a shareholder derivative action in a federal court of the United States. There is no statutory recognition in the Cayman Islands of judgments obtained in the United States, although the courts of the Cayman Islands will in certain circumstances recognize and enforce a non-penal judgment of a foreign court of competent jurisdiction without retrial on the merits.

Shareholders of Cayman Islands exempted companies like us have no general rights under Cayman Islands law to inspect corporate records or to obtain copies of lists of shareholders of these companies. Our directors have discretion under our amended and restated articles of association to determine whether or not, and under what conditions, our corporate records may be inspected by our shareholders, but are not obliged to make them available to our shareholders. This may make it more difficult for you to obtain the information needed to establish any facts necessary for a shareholder motion or to solicit proxies from other shareholders in connection with a proxy contest.

Certain corporate governance practices in the Cayman Islands, which is our home country, differ significantly from requirements for companies incorporated in other jurisdictions such as the United States. Nasdaq Listing Rule 5635 generally provides that shareholder approval is required of U.S. domestic companies listed on Nasdaq prior to issuance (or potential issuance) of securities (i) the acquisition of the stock or assets of another company; (ii) equity-based compensation of officers, directors, employees or consultants; (iii) a change of control; and (iv) transactions other than public offerings. In addition, Nasdaq Listing Rule 5640 provides that voting rights of existing shareholders of publicly traded common stock registered under Section 12 of the Exchange Act cannot be disparately reduced or restricted through any corporate action or issuance. Notwithstanding this general requirement, Nasdaq Listing Rule 5615(a)(3)(A) permits foreign private issuers to follow their home country practice rather than these requirements. The Cayman Islands do not require shareholder approval prior to any of the foregoing types of issuances, nor are existing shareholders’ voting rights disparately reduced or restricted through any corporate action or issuance. We, therefore, are not required to obtain such shareholder approval prior to entering into a transaction with the potential to issue securities as described above, and our existing shareholders’ voting rights may be disparately reduced or restricted through corporate action or issuance. Specifically, our board of directors has elected to follow our home country rules and be exempt from the prohibition of disparately reducing or restricting our existing shareholders’ voting rights, and the requirements to obtain shareholder approval for (i) the acquisition of the stock or assets of another company; (ii) equity-based compensation of officers, directors, employees or consultants; (iii) a change of control; and (iv) transactions other than public offerings. Therefore, our shareholders may be afforded less protection than they otherwise would under rules and regulations applicable to U.S. domestic issuers.

As a result of all of the above, our public shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of the board of directors or controlling shareholders than they would as public shareholders of a company incorporated in the United States.

You may be unable to present proposals before annual general meetings or extraordinary general meetings not called by shareholders.

Cayman Islands law provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. These rights, however, may be provided in a company’s articles of association. Our amended and restated articles of association allow our shareholders holding shares which carry in aggregate not less than 10% of all votes attaching to all of our issued and outstanding shares, to requisition a general meeting of our shareholders, in which case our directors are obliged to call such meeting. Advance notice of at least five calendar days is required for the convening of any general meeting of our shareholders. A quorum required for a meeting of shareholders consists of at least one shareholder, present in person or by proxy, holding not less than one third of the issued shares of the class of the Company.

Certain judgments obtained against us by our shareholders may not be enforceable.

We are an exempted company limited by shares incorporated under the laws of the Cayman Islands. We conduct our operations outside the United States and substantially all of our assets are located outside the United States. In addition, most of our directors and executive officers named in this prospectus reside outside the United States, and most of their assets are located outside the United States. As a result, it may be difficult or impossible for you to bring an action against us or against them in the United States in the event that you believe that your rights have been infringed under the U.S. federal securities laws or otherwise. Even if you are successful in bringing an action of this kind, the laws of the Cayman Islands or other relevant jurisdictions may render you unable to enforce a judgment against our assets or the assets of our directors and officers.

If we are classified as a passive foreign investment company, United States taxpayers who own our Class A Ordinary Shares or Warrants may have adverse United States federal income tax consequences.

A non-U.S. corporation such as ourselves will be classified as a passive foreign investment company, which is known as a PFIC, for any taxable year if, for such year, either:

•        at least 75% of our gross income for the year is passive income; or

•        the average percentage of our assets (determined at the end of each quarter) during the taxable year which produce passive income or which are held for the production of passive income is at least 50%.

Passive income generally includes dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business), and gains from the disposition of passive assets.

If we are determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. taxpayer who holds our Class A Ordinary Shares and Warrants, the U.S. taxpayer may be subject to increased U.S. federal income tax liability and may be subject to additional reporting requirements.

Depending on the amount of cash we raise in this offering, together with any other assets held for the production of passive income, it is possible that, for our 2025 taxable year or for any subsequent year, more than 50% of our assets may be assets which produce passive income, in which case we would be deemed a PFIC, which could have adverse U.S. federal income tax consequences for U.S. taxpayers who are shareholders. We will make this determination following the end of any particular tax year.

For purposes of the PFIC analysis, in general, a non-U.S. corporation is deemed to own its pro rata share of the gross income and assets of any entity in which it is considered to own at least 25% of the equity by value.

For a more detailed discussion of the application of the PFIC rules to us and the consequences to U.S. taxpayers if we were or are determined to be a PFIC, see “Material Income Tax Considerations — United States Federal Income Tax Considerations — Passive Foreign Investment Companies.”

Our shareholders may be held liable for claims by third parties against us to the extent of distributions received by them upon redemption of their shares.

If we are forced to enter into an insolvency liquidation, any distributions received by shareholders could be viewed as an unlawful payment if it was proved that immediately following the date on which the distribution was made, we were unable to pay our debts as they fall due in the ordinary course of business. As a result, a liquidator could seek to recover some or all amounts received by our shareholders. Furthermore, our directors may be viewed as having breached their fiduciary duties to us or our creditors and/or may have acted in bad faith, thereby exposing themselves and our Company to claims, by paying public shareholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons. We and our directors and officers who knowingly and willfully authorized or permitted any distribution to be paid out of our share premium account* in violation of the Cayman Companies Act, while we were unable to pay our debts as they fall due in the ordinary course of business would be guilty of an offence and may be liable for a monetary fine and to imprisonment for five years in the Cayman Islands.

____________

*        Where a company issues shares at a premium (i.e., above the par value of the shares), whether for cash or otherwise, a sum equal to the aggregate amount or value of the premiums on those shares shall be transferred to an account, to be called the “share premium account.”

Risks Relating to Our Capital Structure

Our dual class share structure with different voting rights may adversely affect the value and liquidity of the Class A Ordinary Shares.

We cannot predict whether our dual class share structure with different voting rights will result in a lower or more volatile market price of the Class A Ordinary Shares, in adverse publicity, or other adverse consequences. Certain index providers have announced restrictions on including companies with multiple class share structures in certain of their indices. Because of our dual class structure, we will likely be excluded from these indices and other stock indices that take similar actions. Given the sustained flow of investment funds into passive strategies that seek to track certain indices, exclusion from certain stock indices would likely preclude investment by many of these funds and could make the Class A Ordinary Shares less attractive to investors. In addition, several shareholder advisory firms have announced their opposition to the use of a multiple class structure and our dual class structure may cause shareholder advisory firms to publish negative commentary about our corporate governance, in which case, the market price and liquidity of the Class A Ordinary Shares could be adversely affected.

Our dual class share structure with different voting rights will limit your ability to influence corporate matters and could discourage others from pursuing any change of control transactions that holders of our Class A Ordinary Shares may view as beneficial.

We have adopted a dual class share structure such that our Ordinary Shares consist of Class A Ordinary Shares and Class B Ordinary Shares. In respect of matters requiring the votes of shareholders, each Class A Ordinary Share is entitled to one (1) vote and each Class B Ordinary Share is entitled to twenty (20) votes. Each Class B Ordinary Share is convertible into one Class A Ordinary share at any time by the holder thereof. Our Class A Ordinary Shares are not convertible into our Class B Ordinary Shares under any circumstances. Only our Class A Ordinary Shares are listed on Nasdaq. This voting structure may discourage investors from pursuing any change of control transactions that holders of our Class A Ordinary Shares may view as beneficial.

As of the date of this prospectus, the Company has an aggregate of 6,999,442 Class A Ordinary Shares and 7,592,500 Class B Ordinary Shares, with the holders of Class B Ordinary Shares representing approximately 95.59% of the total voting power. Assuming a maximum of 80,000,000 Class A Ordinary Shares (including the Class A Ordinary Shares underlying the Warrants) will be issued in connection with this offering, the total votes will increase to 238,849,442. In such case, to maintain control over matters requiring approval by ordinary resolutions of shareholders, which require the affirmative vote of not less than 50% of the votes cast, the holders of Class B Ordinary Shares would need to retain at least 119,424,721 votes, equivalent to 5,971,237 Class B Ordinary Shares, which represent approximately 6.31% of the total outstanding Ordinary Shares following the completion of the offering. To maintain control over matters requiring approval by special resolutions of shareholders, which require the affirmative vote of not less than two-thirds of the votes cast, the holders of Class B Ordinary Shares would need to retain at least 159,232,962 votes, equivalent to 7,961,649 Class B Ordinary Shares, which represent approximately 8.42% of the total outstanding Ordinary Shares following the completion of the offering and are more than the Class B Ordinary Shares outstanding. In this case, without issuing any additional Class B Ordinary Shares, there is no guaranty that the holders of Class B Ordinary Shares will be able to control the outcome of matters requiring approval by special resolutions of shareholders.

Future issuances of Class B Ordinary Shares may be dilutive to holders of Class A Ordinary Shares.

We may issue additional Class B Ordinary Shares in the future in connection with future financings, strategic transactions, equity incentive plans, or otherwise. Any such issuance could result in dilution to existing holders of our Class A Ordinary Shares.

In addition, since Class B Ordinary Shares carry greater voting rights than Class A Ordinary Shares, any future issuances of Class B Ordinary Shares could have the effect of further concentrating voting power in certain shareholders. This may reduce the influence of Class A Ordinary Shareholders over matters requiring shareholder approval.

There can be no assurance as to when or if we will issue additional Class B Ordinary Shares, or the terms of any such issuance. However, any such future issuances could materially and adversely affect the market price of our Class A Ordinary Shares and dilute the interests of existing Class A Ordinary Shareholders.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the Annual Report incorporated by reference into this prospectus contain or incorporate by reference forward-looking statements that reflect our current expectations and views of future events. The forward-looking statements are contained principally in the sections entitled “Prospectus Summary” and “Risk Factors” of this prospectus, and sections entitled “Item 3. Key Information — D. Risk Factors,” “Item 5. Operating And Financial Review and Prospects,” and “Item 4. Information on the Company — B. Business Overview” in our Annual Report. Known and unknown risks, uncertainties and other factors, including those listed under “Risk Factors” beginning on page 18 and “Item 3. Key Information — D. Risk Factors” in our Annual Report may cause our actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements.

You can identify some of these forward-looking statements by words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “is/are likely to,” “potential,” “continue” or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements include statements relating to:

•        the expected or potential impact of any resurgence of COVID-19, and the related responses of the government, consumers, and the Company, on the PRC subsidiaries’ and our business, financial condition and results of operations;

•        our dependence on introducing new products on a timely basis;

•        our dependence on growth in the demand for the PRC subsidiaries’ products;

•        the PRC subsidiaries ability to effectively manage inventories;

•        the PRC subsidiaries’ ability to compete effectively;

•        the PRC subsidiaries’ ability to successfully manage the capacity expansion and allocation in response to changing industry and market conditions;

•        implementation of our expansion plans and our ability to obtain capital resources for our planned growth;

•        the PRC subsidiaries’ ability to acquire sufficient raw materials and key components and obtain equipment and services from their suppliers in suitable quantity and quality;

•        our dependence on key personnel;

•        the PRC subsidiaries’ ability to expand into new businesses, industries, or geographic locations and to undertake mergers, acquisitions, investments, or divestments;

•        changes in technology and competing products;

•        general economic and political conditions, including those related to the display panel industry;

•        possible disruptions in commercial activities caused by events such as natural disasters and terrorist activity;

•        fluctuations in foreign currency exchange rates; and

•        other factors in the “Risk Factors” section in this prospectus.

These forward-looking statements are subject to various and significant risks and uncertainties, including those which are beyond our or the PRC subsidiaries’ control. Although we believe that our expectations expressed in these forward-looking statements are reasonable, our expectations may later be found to be incorrect. The forward-looking statements made in this prospectus relate only to events or information as of the date on which the statements are made in this prospectus. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events. You should thoroughly read this prospectus and the documents that we refer to herein with the understanding that our actual future results may be materially different from and worse than what we expect. We qualify all of our forward-looking statements by these cautionary statements. We disclaim any obligation to update our forward-looking statements, except as required by law.

This prospectus contains certain data and information that we obtained from various Chinese government and private publications, including industry data and information from publicly available information, market research reports, and industry publications and surveys. Although we believe such information to be accurate, we have not independently verified the data from these sources. Statistical data in these publications also include projections based on a number of assumptions.

In addition, the new and rapidly changing nature of the medical device industry results in significant uncertainties for any projections or estimates relating to the growth prospects or future condition of our industry. Furthermore, if any one or more of the assumptions underlying the market data are later found to be incorrect, actual results may differ from the projections based on these assumptions. You should not place undue reliance on these forward-looking statements.

ENFORCEABILITY OF CIVIL LIABILITIES

We were incorporated in the Cayman Islands in order to enjoy the following benefits:

•        political and economic stability;

•        an effective judicial system;

•        a favorable tax system;

•        the absence of exchange control or currency restrictions; and

•        the availability of professional and support services.

However, certain disadvantages accompany incorporation in the Cayman Islands. These disadvantages include, but are not limited to, the following:

•        the Cayman Islands has a less developed body of securities laws as compared to the United States and these securities laws provide significantly less protection to investors; and

•        Cayman Islands companies may not have the standing to sue before the federal courts of the United States.

Our constitutional documents do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between us, our officers, directors and shareholders, be arbitrated. Currently, all of the operations are conducted outside the United States, and substantially all of our assets are located outside the United States. Most of our officers are nationals or residents of jurisdictions other than the United States and a substantial portion of their assets are located outside the United States. As a result, it may be difficult for a shareholder to effect service of process within the United States upon these persons, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

We have appointed Cogency Global Inc., as our agent upon whom process may be served in any action brought against us under the securities laws of the United States.

Ogier (Cayman) LLP, our counsel as to Cayman Islands law, and AllBright Law Offices (Fuzhou), our counsel as to PRC law, have advised us, respectively, that there is uncertainty as to whether the courts of the Cayman Islands and China, respectively, would:

•        recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or

•        in original actions brought in each respective jurisdiction against us or our directors or officers predicated upon the civil liability provisions of the federal securities laws of the United States or any state in the United States so far as the liabilities imposed by those provisions are penal in nature.

We have been advised by our Cayman Islands legal counsel, Ogier (Cayman) LLP, that the courts of the Cayman Islands are unlikely (i) to recognize or enforce against us judgments of courts of the United States predicated upon the civil liability provisions of the securities laws of the United States or any State; and (ii) in original actions brought in the Cayman Islands, to impose liabilities against us predicated upon the civil liability provisions of the securities laws of the United States or any State, so far as the liabilities imposed by those provisions are penal in nature. In those circumstances, although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For a foreign judgment to be enforced in the Cayman Islands, such judgment must be final and conclusive and for a liquidated sum, and must not be in respect of taxes or a fine or penalty, inconsistent with a Cayman Islands judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, and or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the Cayman Islands (awards of punitive or multiple damages may well be held to be contrary to public policy). A Cayman Islands Court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

We have been advised by our PRC counsel, AllBright Law Offices (Fuzhou), that the recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedure Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedure Law based either on treaties between mainland China and the country where the judgment is made or on reciprocity between different jurisdictions, and PRC courts will not recognize or enforce these foreign judgments if PRC courts believe the foreign judgments violate the basic principles of PRC laws or national sovereignty, security or public interest after review. However, currently, mainland China does not have treaties or reciprocity arrangement providing for recognition and enforcement of foreign judgments ruled by courts in the United States or the Cayman Islands. Thus, it is uncertain whether a PRC court would enforce a judgment ruled by a court in the United States or the Cayman Islands.

In addition, our investors may incur additional costs and face procedural obstacles in effecting service of legal process, enforcing foreign judgments or bringing actions in Hong Kong against us or our management, as judgments entered in the United States can be enforced in Hong Kong only at common law. To enforce a judgment of the United States in Hong Kong, it must be a final judgment rendered conclusive upon the merits of the claim, for a liquidated amount in a civil matter and not in respect of taxes, fines, penalties, or similar charges, the proceedings in which the judgment was obtained were not contrary to natural justice, and the enforcement of the judgment is not contrary to public policy of Hong Kong. Such a judgment must be for a fixed sum and must also come from a “competent” court, as determined by the private international law rules applied by the Hong Kong courts.

Furthermore, foreign judgments of United States courts will not be directly enforced in Hong Kong. There are currently no treaties or other arrangements providing for reciprocal enforcement of foreign judgments between Hong Kong and the United States. However, the common law of Hong Kong permits an action to be brought upon a foreign judgment. A foreign judgment itself may form the basis of a cause of action, since the judgment may be regarded as creating a debt between the parties to such action. The defenses that are available to a defendant in a common law action brought on the basis of a foreign judgment include lack of jurisdiction, breach of natural justice, fraud, and contrary to public policy. However, a separate legal action for debt must be commenced in Hong Kong in order to recover such debt from the judgment debtor. A foreign judgment of the United States predicated solely upon the federal securities laws of the United States or the securities laws of any State or territory within the United States could be enforceable in Hong Kong but will be subject to the conditions with regard to enforcement of such judgments being met, including but not limited to the foregoing requirements.

USE OF PROCEEDS

We estimate that we will receive net proceeds from this offering of approximately $[•], based on a public offering price of $[•] per Ordinary Unit, assuming no sale of the Pre-Funded Ordinary Units and no exercise of the Warrants included in the Units, after deducting underwriting discounts, non-accountable expense allowance and estimated offering expenses payable by us.

We will only receive additional proceeds from the exercise of the Warrants issuable in connection with this offering if the Warrants are exercised for cash. The Series B Warrants may be exercised by way of a cashless exercise or a zero price exercise, and the Series A Warrants may also be exercised by way of a cashless exercise or a zero price exercise upon a Share Combination Event, meaning that the holder thereof may not pay a cash purchase price upon exercise, but instead would receive upon such exercise a number of Class A Ordinary Shares every Series A Warrant or Series B Warrant they exercise in accordance with the formula contained in the Series A Warrants or the Series B Warrants. Accordingly, we will likely not receive any additional funds upon the exercise of the Series A Warrants or the Series B Warrants.

We plan to use the net proceeds we receive from this offering for the following purposes:

•        approximately 30% for upgrading production equipment and investing in the PRC subsidiaries’ R&D;

•        approximately 10% for hiring experienced employees to improve our systems of internal control and compliance with U.S. GAAP and the Sarbanes-Oxley Act of 2002; and

•        approximately 60% for working capital and general corporate purposes.

The foregoing represents our current intentions based upon our present plans and business conditions to use and allocate the net proceeds of this offering. Our management, however, will have significant flexibility and discretion to apply the net proceeds of this offering. If an unforeseen event occurs or business conditions change, we may use the proceeds of this offering differently than as described in this prospectus. See “Risk Factors — Risks Relating to this offering and the Trading Market — Our management has broad discretion to determine how to use the funds raised in the offering and may use them in ways that may not enhance our results of operations or the price of our Class A Ordinary Shares.” To the extent that the net proceeds we receive from this offering are not immediately used for the above purposes, we intend to invest our net proceeds in short-term, interest-bearing bank deposits or debt instruments.

In using the proceeds of this offering, we are permitted under PRC laws and regulations to utilize the proceeds from this offering to fund the PRC subsidiaries by making loans or additional capital contributions, subject to applicable government registration and approval requirements. We cannot assure you that we will be able to obtain these government registrations or approvals on a timely basis, if at all. See “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in China — PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay us from using the proceeds of our IPO and subsequent securities offerings to make loans or additional capital contributions to the PRC subsidiaries, which could materially and adversely affect our liquidity and our ability to fund and expand the PRC subsidiaries’ business” in our Annual Report.

Each $0.10 increase (decrease) in the public offering price of $[•] per Ordinary Unit would increase (decrease) the net proceeds to us from this offering, after deducting the underwriting discounts and estimated offering expenses payable by us, by approximately $[•], assuming that the number of Units offered by us, as set forth on the cover page of this prospectus, remains the same. We may also increase or decrease the number of Units we are offering. An increase (decrease) of 100,000 in the number of Units we are offering would increase (decrease) the net proceeds to us from this offering, after deducting the underwriting discounts, non-accountable expense allowance and estimated offering expenses payable by us, by approximately $[•], assuming the public offering price stays the same. An increase of 100,000 in the number of Units we are offering, together with a $0.10 increase in the public offering price of $[•] per Ordinary Unit, would increase the net proceeds to us from this offering, after deducting the underwriting discounts, non-accountable expense allowance and estimated offering expenses payable by us, by approximately $[•]. A decrease of 100,000 in the number of Units we are offering, together with a $0.10 decrease in the public offering price of $[•] per Ordinary Unit, would decrease the net proceeds to us from this offering, after deducting the underwriting discounts, non-accountable expense allowance and estimated offering expenses payable by us, by approximately $[•]. We do not expect that a change in the offering price or the number of Units by these amounts would have a material effect on our intended uses of the net proceeds from this offering, although it may impact the amount of time prior to which we may need to seek additional capital.

DIVIDEND POLICY

Our board of directors has discretion regarding whether to declare or pay dividends. In addition, our shareholders may by ordinary resolution declare a dividend, but no dividend may exceed the amount recommended by our board of directors. All dividends are subject to certain restrictions under Cayman Islands law, namely that our Company may only pay dividends out of profits or share premium, and provided always that we are able to pay our debts as they fall due in the ordinary course of business. Even if our board of directors decides to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the board of directors may deem relevant.

We have never declared or paid cash dividends on our Class A Ordinary Shares. We currently do not have any plans to pay cash dividends. Rather, we currently intend to retain all of our available funds and any future earnings to operate and grow our business.

If we determine to pay dividends on any of our Class A Ordinary Shares or Class B Ordinary Shares in the future, as a holding company, we will depend upon receipt of funds from our British Virgin Islands subsidiary, Work BVI.

Current PRC regulations permit the PRC subsidiaries to pay dividends to Work Medical Technology only out of their accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. In addition, each of our subsidiaries in mainland China is required to set aside at least 10% of its after-tax profits each year, if any, to fund a statutory reserve until such reserve reaches 50% of its registered capital. Each of such entities in mainland China is also required to further set aside a portion of its after-tax profits to fund the employee welfare fund. Although the statutory reserves can be used, among other ways, to increase the registered capital and eliminate future losses in excess of retained earnings of the respective companies, the reserve funds are not distributable as cash dividends except in the event of liquidation.

The PRC government also imposes controls on the conversion of RMB into foreign currencies and the remittance of currencies out of mainland China. Therefore, we may experience difficulties in complying with the administrative requirements necessary to obtain and remit foreign currency for the payment of dividends from our profits, if any. Furthermore, if our subsidiaries and affiliates in mainland China incur debt on their own in the future, the instruments governing the debt may restrict their ability to pay dividends or make other payments. If we or our subsidiaries are unable to receive all of the revenue from our operations, we may be unable to pay dividends on our Class A Ordinary Shares.

Cash dividends, if any, on our Class A Ordinary Shares will be paid in U.S. dollars. Work Medical Technology or any of our subsidiaries outside of China may be considered a non-resident enterprise for tax purposes, so that any dividends the PRC subsidiaries pay to Work Medical Technology or any of our subsidiaries outside of China may be regarded as China-sourced income and as a result may be subject to PRC withholding tax at a rate of up to 10%. See “Item 10. Additional Information — E. Taxation — People’s Republic of China Taxation” in our Annual Report.

In order for us to pay dividends to our shareholders, we will rely on payments made from Work Hangzhou’s subsidiaries to Work Hangzhou and from Work Hangzhou to WFOE, and the distribution of such payments to Work Medical Technology, and from Work Medical Technology to Work BVI and then to our Company. According to the PRC Enterprise Income Tax Law (the “EIT Law”), income obtained by enterprises shall pay enterprise income tax including income from equity investment such as dividends and bonuses. In addition, if Work Hangzhou or its subsidiaries or branches incur debt on their own behalf in the future, the instruments governing the debt may restrict its ability to pay dividends or make other distributions to us.

EXCHANGE RATE INFORMATION

Our business is conducted by our PRC subsidiaries, in PRC denominated in RMB. Capital accounts of our financial statements are translated into U.S. dollars from RMB at their historical exchange rates when the capital transactions occurred. No representation is made that the RMB amounts could have been, or could be, converted into U.S. dollars at the rates used in translation. The following table sets forth information concerning exchange rates between RMB and the U.S. dollar for the periods indicated.

Assets and liabilities are translated at the exchange rates as of the balance sheet date as provided in the table below.

	September 30,
Balance sheet items, except for equity accounts	2024	2023	2022
RMB:1USD	7.0176	7.2960	7.1135

Items in the statements of operations and comprehensive income (loss), and statements cash flows are translated at the average exchange rate of the period.

	Fiscal Years Ended
	September 30, 2024	September 30, 2023	September 30, 2022
RMB:1USD	7.2043	7.0824	6.5532

CAPITALIZATION

The following table sets forth our capitalization as of September 30, 2024:

•        on an actual basis; and

•        on a pro forma as-adjusted basis to give effect to the issuance and sale of 10,000,000 Units offered hereby, based on an offering price of $[•] per Ordinary Unit, each Unit consisting of (i) one Class A Ordinary Share (or one Pre-Funded Warrant), (ii) one Series A Warrant, and (iii) one Series B Warrant, assuming no exercise of the Warrants included in the Units, no issuance of Pre-Funded Ordinary Units and no other change to the number of Units sold by us as set forth on the front cover of this prospectus; and (iii) the application of the net proceeds after deducting underwriting discounts, non-accountable expense allowance, and estimated offering expenses payable by us.

The information set forth in the table below is illustrative only and will be adjusted based on the actual public offering price and other terms of this offering as determined at pricing. You should read this capitalization table in conjunction with “Item 5. Operating and Financial Review and Prospects” in our Annual Report and the consolidated financial statements and the related notes incorporated by reference into in this prospectus.

	As of September 30, 2024
	Actual	Pro Forma As-adjusted (unaudited)
	$	$
Cash, cash equivalents and restricted cash	6,557,605	[•]
Debt
Short term borrowings	13,323,643	13,323,643
Shareholders’ Equity:
Ordinary Shares, $0.0005 par value, 100,000,000 Ordinary Shares authorized, 14,591,942 Ordinary Shares issued and outstanding, actual; no Ordinary Shares authorized, issued or outstanding, as-adjusted.	7,296	—
Class A Ordinary Shares, $0.0005 par value; no shares authorized, issued or outstanding on an actual basis; 400,000,000 shares authorized and 16,999,442 shares issued and outstanding on an as adjusted basis	—	[•]
Class B Ordinary Shares, $0.0005 par value; no shares authorized, issued or outstanding on an actual basis; 100,000,000 shares authorized and 7,592,500 shares issued and outstanding on an as adjusted basis	—	[•]
Subscription receivable	(6,250)	(6,250)
Additional paid-in capital	6,617,596	[•]
Statutory surplus reserves	899,731	899,731
Retained earnings	6,076,018	6,076,018
Accumulated other comprehensive income	(408,465)	(408,465)
Total equity attributable to Work Cayman	13,185,926	[•]
Equity attributable to non-controlling interests	2,884,447	2,884,447
Total equity	16,070,373	[•]
Total Capitalization	26,509,569	[•]

The pro forma as-adjusted information discussed above is illustrative only. Our additional paid-in capital, total shareholders’ equity, and total capitalization following the completion of this offering are subject to adjustment based on the actual public offering price and other terms of this offering determined at pricing.

DILUTION

If you invest in the securities being offered in this offering, assuming no value is attributed to any of the Warrants included in the Units offered hereby and assuming no issuance of any Pre-Funded Ordinary Units, your ownership interest will be diluted to the extent of the difference between the public offering price per Class A Ordinary Share included in the Units and our pro forma as-adjusted net tangible book value per Ordinary Share immediately after this offering. Dilution results from the fact that the public offering price per Class A Ordinary Share included in Units is substantially in excess of the pro forma as-adjusted net tangible book value per Ordinary Share attributable to the existing shareholders for our presently outstanding Ordinary Shares.

Our net tangible book value as of September 30, 2024, was $15,026,311, or $1.03 per Ordinary Share. Net tangible book value is the amount of our total consolidated tangible assets, less the amount of our total consolidated liabilities. Dilution is determined by subtracting the net tangible book value per Ordinary Share (as adjusted for the offering) from the public offering price per Class A Ordinary Share and after deducting the underwriting discounts, non-accountable expense allowance, and the estimated offering expenses payable by us.

After giving effect to the issuance and sale of 10,000,000 Units offered in this offering based on a public offering price of $[•] per Ordinary Unit, after deduction of the underwriting discounts, non-accountable expense allowance and the estimated offering expenses payable by us and assuming no issuance of Pre-Funded Ordinary Units and no exercise of the Warrants included in the Units, our pro forma as-adjusted net tangible book value as of September 30, 2024, would have been approximately $[•], or $[•] per outstanding Ordinary Share. This represents an immediate decrease in net tangible book value of $[•] per Ordinary Share to the existing shareholders, and an immediate accretion in net tangible book value of $[•] per Ordinary Share to investors purchasing Units in this offering.

The dilution information discussed above is illustrative only and may change based on the actual public offering price and other terms of this offering.

The following table illustrates such dilution:

Public offering price per Ordinary Unit	$	[•]
Net tangible book value per Ordinary Share as of September 30, 2024		$1.03
Decrease in pro forma as-adjusted net tangible book value per Ordinary Share attributable to payments by new investors	$	[•]
Pro Forma as-adjusted net tangible book value per Ordinary Share immediately after this offering	$	[•]
Amount of accretion in net tangible book value per Ordinary Share to new investors in the offering	$	[•]

A $0.10 increase (decrease) in the public offering price of $[•] per Ordinary Unit would increase (decrease) our pro forma as-adjusted net tangible book value as of September 30, 2024 after this offering, given the same assumptions described above, by approximately $[•], or $[•] per Class A Ordinary Share, and would increase (decrease) dilution to new investors by approximately $[•] per Class A Ordinary Share, assuming that the number of Units offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting the underwriting discounts, non-accountable expense allowance and offering expenses payable by us.

We may also increase or decrease the number of Units we are offering. An increase (decrease) of 100,000 in the number of Units we are offering would increase (decrease) our pro forma as-adjusted net tangible book value as of September 30, 2024, giving effect to this offering, by approximately $[•], or approximately $[•] per Class A Ordinary Share, and would decrease dilution (increase) to investors in this offering by approximately $[•] per Class A Ordinary Share, given the same assumptions described above.

Each 100,000 Unit increase (decrease) in the number of Units offered by us together with a concomitant $0.10 increase (decrease) in the public offering price of $[•] per Ordinary Unit would increase (decrease) the pro forma as-adjusted net tangible book value by $[•] per Class A Ordinary Share and the dilution to new investors by $[•] per Class A Ordinary Share, given the same assumptions described above.

The pro forma as-adjusted information as discussed above is illustrative only. Our net tangible book value following the completion of this offering is subject to adjustment based on the actual public offering price of our Units and other terms of this offering determined at the pricing.

The following table summarizes, on a pro forma as-adjusted basis as of September 30, 2024, the differences between the number of Ordinary Shares purchased from us given the assumptions described above, the total cash consideration and the average price per Ordinary Share paid to us by existing shareholders and by new investors purchasing Units in this offering at the public offering price of $[•] per Ordinary Unit, before deducting estimated underwriting discounts, non-accountable expense allowance and estimated offering expenses payable by us:

	Ordinary Shares Purchased		Total Consideration			Average Price Per Ordinary Share
	Number	Percent	Amount	Percent
Existing shareholders	14,591,942	59%	$8,452,780	[•]	%		$0.58
New public investors	10,000,000	41%	[•]	[•]	%	$	[•]
Total	24,591,942	100%	[•]	100%		$	[•]

To the extent that warrants, options or other securities are issued, including under our equity incentive plans, or we issue additional Ordinary Shares or preferred stock in the future, there will be further dilution to the persons being issued Ordinary Shares in this offering. In addition, we may choose to raise additional capital because of market conditions or strategic considerations, even if we believe that we have sufficient funds for our current or future operating plans. If we raise additional capital through the sale of equity or convertible debt securities, the issuance of such securities could result in further dilution to our shareholders.

CORPORATE HISTORY AND STRUCTURE

Corporate History

Work Cayman is a Cayman Islands exempted company incorporated on March 1, 2022. Work BVI is our wholly-owned subsidiary formed in the British Virgin Islands on March 15, 2022. Work Medical Technology is Work BVI’s wholly-owned subsidiary formed in Hong Kong on April 19, 2022. WFOE, is Work Medical Technology’s wholly-owned subsidiary formed in Hangzhou on April 28, 2022. Work Hangzhou is WFOE’s wholly-owned subsidiary formed in Hangzhou on November 10, 2021.

Our operations are conducted by Work Hangzhou and its subsidiaries in China.

Work Hangzhou is a limited liability company formed in China on November 10, 2021 with registered capital of RMB5 million.

Hangzhou Woli, a PRC limited liability company formed on July 29, 2022, with registered capital of RMB15 million, is a wholly owned subsidiary of Work Hangzhou.

Shanghai Saitumofei, a PRC limited liability company formed on May 15, 2019, with registered capital of RMB10 million, is a majority owned subsidiary of Work Hangzhou, of which Work Hangzhou owns approximately 44.20% shares, Jun Ma owns approximately 20.80% shares, Jianyuan Lu owns approximately 17.33% shares, Huangshan Tunxi District Leading Industry Incubation Fund Partnership (Limited Partnership) owns approximately 13.33% shares, and Shanghai Aikerui Medical Technology Co., Ltd. owns approximately 4.33% shares. It currently engages in the research and development of Class II and III medical devices, biological and medical technology.

Hunan Saitumofei, a PRC limited liability company formed on April 2, 2021, with registered capital of RMB2 million, is a wholly owned subsidiary of Shanghai Saitumofei.

Hangzhou Shanyou, a PRC limited liability company formed on April 29, 2002, with registered capital of RMB100 million, is a majority owned subsidiary of Work Hangzhou, of which Work Hangzhou owns 95% shares, our Chief Operating Officer, Baiming Yu owns 3.35% shares and Liwei Zhang, spouse of Baiming Yu, owns 1.65% shares. It currently engages in the manufacture and sale of Class I and II medical devices.

Hangzhou Hanshi, a PRC limited liability company formed on July 22, 2019, with registered capital of RMB1 million, is a majority owned subsidiary of Hangzhou Shanyou and engages in the sales of Class II medical devices. The rest of Hangzhou Hanshi’s shareholders are Cheng Peng, Xiuwen Zhang and Zhengyan He, who own 25%, 10% and 5% shares, respectively.

Shanghai Chuqiang, a PRC limited liability company formed on March 12, 2018, with registered capital of RMB2 million, is a wholly owned subsidiary of Hangzhou Shanyou and engages in the sales of Class II medical devices.

Hangzhou Youshunhe, a PRC limited liability company formed on February 27, 2023, with registered capital of RMB1 million, is a majority owned subsidiary of Hangzhou Shanyou. The other shareholder of Hangzhou Youshunhe is Hangzhou Shunshunxin Material Technology Co., Ltd. Hangzhou Youshunhe does not have any operations as of the date of this prospectus.

Huangshan Saitumofei, a PRC limited liability company formed on April 30, 2024, with registered capital of RMB1 million, is a fully owned subsidiary of Shanghai Saitumofei. Huangshan Saitumofei does not have any operations as of the date of this prospectus.

Corporate Structure

The chart below summarizes our corporate structure as of the date of this prospectus.

____________

*        All percentages reflect the voting ownership interests instead of the equity interests held by each of our shareholders, given that each holder of Class B Ordinary Shares will be entitled to 20 votes per one Class B Ordinary Share and each holder of Class A Ordinary Shares will be entitled to one vote per one Class A Ordinary Share.

(1)      Represents 6,250,000 Class B Ordinary Shares held by Baiming Yu, the 100% owner of LWY Group LTD and the Company’s Chief Operating Officer, as of the date of this prospectus.

(2)      Represents 717,500 Class B Ordinary Shares held by Peiyao Jin, the 100% owner of JPY Group LTD and the spouse of Shuang Wu, the Company’s Chief Executive Officer, as of the date of this prospectus.

(3)      Represents 625,000 Class B Ordinary Shares held by Liwei Zhang, the 100% owner of ZLW Group LTD, and the spouse of Baiming Yu, as of the date of this prospectus.

(4)      The remaining shareholders of Shanghai Saitumofei are Jun Ma, Jianyuan Lu, Huangshan Tunxi District Leading Industry Incubation Fund Partnership (Limited Partnership), and Shanghai Aikerui Medical Technology Co., Ltd., who own approximately 20.80%, 17.33%, 13.33%, and 4.33% shares of Shanghai Saitumofei, respectively.

(5)      Baiming Yu and Liwei Zhang own 3.75% and 1.35% shares of Hangzhou Shanyou, respectively, as of the date of this prospectus.

(6)      The remaining shareholders of Hangzhou Hanshi are Cheng Peng, Xiuwen Zhang and Zhengyan He, who own 25%, 10% and 5% of shares of Hangzhou Hanshi, respectively.

On April 6, 2023, the shareholders of the Company unanimously passed resolutions effecting the subdivision of the Company’s authorized and issued share capital and the adoption of the amended and restated memorandum of association, pursuant to which, (1) the Company effectuated a 1:2000 share subdivision, whereupon the Company’s authorized share capital was amended from US$50,000 divided into 50,000 shares of par value US$1.00 each to US$50,000 divided into 100,000,000 ordinary shares of a par value of $0.0005 each; and (2) immediately after the share subdivision, the shareholders voluntarily surrendered, on a pro rata basis, a total of 87,500,000 ordinary shares of a par value of $0.0005 each, after which, the Company had an aggregate of 12,500,000 ordinary shares issued and outstanding.

At the 2024 AGM held on February 5, 2025, the shareholders of the Company passed resolutions to:

(a)     increase the Company’s authorized share capital from US$50,000 divided into 100,000,000 ordinary shares of par value US$0.0005 each to US$250,000 divided into 500,000,000 ordinary shares of par value US$0.0005 each;

(b)    re-designate and re-classify the Company’s authorized share capital as follows:

(i)     each of 14,591,942 ordinary shares of par value US$0.0005 in issue immediately following the Share Capital Increase be re-designated and re-classified into one Class A Ordinary Share of par value US$0.0005;

(ii)    each of 100,000,000 of the remaining authorized but unissued ordinary shares of par value US$0.0005 be re-designated and re-classified into one Class B Ordinary Share of par value US$0.0005; and

(iii)   each of 385,408,058 remaining authorized but unissued ordinary shares of par value US$0.0005 be re-designated and re-classified into one Class A Ordinary Share of par value US$0.0005; and

(c)     immediately following the Share Capital Reorganization being effected, adopt amended and restated memorandum and articles of association to reflect the Share Capital Increase, the Share Capital Reorganization, and the terms of the Class A Ordinary Shares and Class B Ordinary Shares.

As a result, immediately following the AGM, the Company’s authorized share capital was increased, re-designated and re-classified from US$50,000 divided into 100,000,000 Ordinary Shares of par value US$0.0005 each to US$250,000 divided into 400,000,000 Class A Ordinary Shares of par value US$0.0005 each and 100,000,000 Class B Ordinary Shares of par value US$0.0005 each.

The terms of the Class A Ordinary Shares and Class B Ordinary Shares are materially the same, except that (a) each holder of Class A Ordinary Shares shall, on a poll, be entitled to one vote for each Class A Ordinary Share he or she holds, and each holder of Class B Ordinary Shares shall, on a poll, be entitled to exercise 20 votes for each Class B Ordinary Share he or she holds on any and all matters; and (b) each Class B Ordinary Share shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Company or any transfer agent for such shares, into one fully paid and non-assessable Class A Ordinary Share.

For details of our principal shareholders’ ownership, please refer to the beneficial ownership table in the section captioned “Principal Shareholders.”

Neither we nor the PRC subsidiaries are operating in an industry that prohibits or limits foreign investment. As a result, neither we nor the PRC subsidiaries are required to obtain any permission from Chinese authorities to operate other than those requisite that a domestic company in China will need to engage in the businesses similar to the that of the PRC subsidiaries. Such licenses and permissions include Business License, Medical Device Registration Certificate, Medical Device Production Certificate, Medical Device Selling Certificate, Record Form of Medical Device Products, Certificate of Class I medical device production recordation, Certificate of Class II medical device selling recordation, Record Registration Form for Foreign Trade Business Operators, and Certificate of the Customs of the People’s Republic of China on Registration of a Customs Declaration Entity. The PRC subsidiaries have obtained the above licenses and permissions to conduct their business in China. However, the PRC government may take actions to exert more oversight and control over offerings by China based issuers conducted overseas and/or foreign investment in such companies, which could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of our securities to significantly decline or become worthless.

We treated Work Hangzhou and its subsidiaries as our consolidated affiliated entities under U.S. GAAP for fiscal years ended September 30, 2024 and 2023. We have consolidated the financial results of Work Hangzhou and its subsidiaries in our financial statements in accordance with U.S. GAAP for the same periods.

Work Hangzhou and its subsidiaries contributed to 100% of our consolidated revenue and accounted for 66% of our consolidated total assets and liabilities for the fiscal years ended September 30, 2024, 2023, and 2022. There was no reconciliation performed between the financial position, cash flows and results of operations of Work Hangzhou and us.

BUSINESS

For a description of our business, please read “Item 4. Information on the Company — B. Business Overview” in our Annual Report, which is incorporated by reference into this prospectus.

Since the filing of our Annual Report, we have obtained the following new patents:

Country	Patent No.	Patent Name	Patent Publication Date	Patent Type	Patent Validity Period	Patent Owner
China	ZL202420586557.7	An Oropharyngeal Vent	02/14/2025	Utility model	02/23/2045	Hangzhou Shanyou, Zhejiang Provincial Hospital of Traditional Chinese Medicine and the First Affiliated Hospital of Zhejiang University of Traditional Chinese Medicine
China	ZL202210815883.6	The Invention Relates to A Clamping Sleeve Device For Umbilical Cord	02/18/2025	Invention	02/17/2045	Hangzhou Shanyou and Hangzhou Obstetrics and Gynecology Hospital

There have been no material changes or developments to our business since the filing of our Annual Report, except as otherwise set forth in this prospectus.

REGULATIONS

For major regulations that impact our business, please read “Item 4. Information on the Company — B. Business Overview — Regulations” in our Annual Report, which is incorporated by reference into this prospectus.

PRINCIPAL SHAREHOLDERS

The following table sets forth information with respect to the beneficial ownership, within the meaning of Rule 13d-3 under the Exchange Act, of our Ordinary Shares as of the date of this prospectus for:

•        each of our directors and executive officers; and

•        each person known to us to own beneficially more than 5% of our Ordinary Shares.

Beneficial ownership includes voting or investment power with respect to the securities. Except as indicated below, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all Ordinary Shares shown as beneficially owned by them. Percentage of beneficial ownership of each listed person prior to this offering is based on 6,999,442 Class A Ordinary Shares and 7,592,500 Class B Ordinary Shares outstanding as of April 24, 2025. Percentage of beneficial ownership of each listed person after this offering is based on 16,999,442 Class A Ordinary Shares and 7,592,500 Class B Ordinary Shares outstanding immediately after the completion of this offering (based on the sale of 10,000,000 Class A Ordinary Shares included in the Units in this offering), assuming no sale of the Pre-Funded Ordinary Units, and no exercise of the Series A Warrants and Series B Warrants included in the Units.

Information with respect to beneficial ownership has been furnished by each director, officer, or beneficial owner of 5% or more of our Ordinary Shares. Beneficial ownership is determined in accordance with the rules of the SEC and generally requires that such person have voting or investment power with respect to securities. In computing the number of Ordinary Shares beneficially owned by a person listed below and the percentage ownership of such person, Ordinary Shares underlying options, warrants, or convertible securities are deemed outstanding, but are not deemed outstanding for computing the percentage ownership of any other person.

	Class A Ordinary Shares Beneficially Owned Prior to this Offering*		Class B Ordinary Shares Beneficially Owned Prior to this Offering		Class A Ordinary Shares Beneficially Owned After this Offering*		Class B Ordinary Shares Beneficially Owned After this Offering		Voting Power After this Offering*
	Number	%	Number	%	Number	%	Number	%	%
Directors and Executive Officers(1):
Shuang Wu(2)	—	—	—	—	—	—	—	—	—
Baiming Yu	—	—	6,250,000	82.32%	—	—	6,250,000	82.32%	74.03%
Ningfang Liang	—	—	—	—	—	—	—	—	—
Robert Johnson	—	—	—	—	—	—	—	—	—
Xiaoyang Li	—	—	—	—	—	—	—	—	—
Zhenguo Wu	—	—	—	—	—	—	—	—	—
All directors and executive officers as a group (six individuals):	—	—	6,250,000	82.32%	—	—	6,250,000	82.32%	74.03%
5% Shareholders:
LWY GROUP LTD(2)(3)	—	—	6,250,000	82.32%	—	—	6,250,000	82.32%	74.03%
JPY GROUP LTD(4)	—	—	717,500	9.45%	—	—	717,500	9.45%	8.50%
ZLW GROUP LTD(5)	—	—	625,000	8.23%	—	—	625,000	8.23%	7.40%

____________

*        The Class B Ordinary Shares are convertible into Class A Ordinary Shares at any time after issuance at the option of the holder on a one-to-one basis. The number and percentage of Class A Ordinary Shares exclude Class A Ordinary Shares convertible from Class B Ordinary Shares as the beneficial ownership of Class B Ordinary Shares is presented separately.

(1)      Unless otherwise indicated, the business address of each of the individuals is Floor 23, No. 2 Tonghuinan Road Xiaoshan District, Hangzhou City, Zhejiang Province, the PRC. The business address of Ningfang Liang is 65 Grassman Pl, Berkeley Heights, New Jersey, U.S. The business address of Robert Johnson is 1450 Brickell Avenue 31st Floor, Miami, Florida, U.S. The business address of Xiaoyang Li is No. 197, Ruijin Second Road, Shanghai, PRC. The business address of Zhenguo Wu is Floor 26-27, The Center, No. 989 Changle Road, Xuhui District, Shanghai City, PRC.

(2)      The number of Class B Ordinary Shares beneficially owned prior and subsequent to this offering represents 6,250,000 Class B Ordinary Shares held by LWY GROUP LTD, a British Virgin Islands company, which is 100% owned by Baiming Yu as of the date of this prospectus.

(3)      The registered address of LWY GROUP LTD is 2/F, Palm Grove House, P.O. Box 3340, Road Town, Tortola, British Virgin Islands. LWY GROUP LTD acquired its ordinary shares from the Company on March 1, 2022.

(4)      The number of Class B Ordinary Shares beneficially owned prior and subsequent to this offering represents 717,500 Class B Ordinary Shares held by JPY GROUP LTD, a British Virgin Islands company, which is 100% owned by Peiyao Jin, Shuang Wu’s spouse. JPY GROUP LTD acquired its ordinary shares from the Company on March 1, 2022.

(5)     The number of Class B Ordinary Shares beneficially owned prior and subsequent to this offering represents 625,500 Class B Ordinary Shares held by ZLW GROUP LTD, a British Virgin Islands company, which is 100% owned by Liwei Zhang, Baiming Yu’s spouse. ZLW GROUP LTD acquired its ordinary shares from the Company on March 1, 2022.

As of the date of this prospectus, we are not aware of any arrangement that may, at a subsequent date, result in a change of control of our Company.

RELATED PARTY TRANSACTIONS

Related Parties

The following is a list of related parties which the Group has transactions with:

No.	Name of Related Parties	Relationship with the Group
a	Baiming Yu	Chief Operating Officer, Director and a shareholder of the Company
b	Liwei Zhang	Shareholder of the Company and the spouse of Baiming Yu
c	Huiyu Chuanggu (Hangzhou) Equity Investment Fund Co., Ltd. (“Huiyu Chuanggu”)	Shuang Wu acted as the executive director and owned 30% equity interests of this related party
d	Baicheng Zhang	Immediate family member of Liwei Zhang
e	Shuang Wu	CEO, Director, and Chairman of the Board of Directors
f	Hangzhou Shuige Technology Co., Ltd (“Hangzhou Shuige”)	55% equity interests owned by Baiming Yu
g	Hangzhou Qingniu Medical Instrument Co., Ltd (“Hangzhou Qingniu”)	Owned by immediate family member of Baiming Yu
h	Hangzhou Xiaoshan Ance Building Materials Firm (“Xiaoshan Ance”)	Owned by Liwei Zhang
i	Hangzhou Yuanqi Biotech Co., Ltd. (“Hangzhou Yuanqi”)	Baiming Yu acted as director before January, 2024
j	Ming Zhao	The Supervisor of Shanghai Saitumofei
k	Hangzhou Yizhiying Information Consulting Management Co., Ltd.	Shuang Wu acted as executive director
l	Qijia Yu	Immediate family member of Baiming Yu

Years Ended September 30, 2024, 2023, and 2022

Amounts due from related parties

Amounts due from related parties consisted of the following for the periods indicated:

	As of September 30,
	2024	2023	2022
Shuang Wu(1)	$1,424,989	$795,243	$—
Hangzhou Qingniu(2)	855,618	1,294,296	429,347
Hangzhou Shuige(2)	421,092	—	—
Qijia Yu(3)	5,437	—	—
Huiyu Chuanggu(4)	—	1,453,583	—
Baiming Yu(5)	—	683,376	160,405
Liwei Zhang(2)	—	11,184	70,514
Baicheng Zhang(2)	—	—	46,012
Total	$2,707,136	$4,237,682	$706,278

____________

(1)      The balance represented advances made to the related party for the Group’s daily operational purposes, and reimbursement from the related parties for the Group’s operational expenses. The Group has collected all the amounts from the related party as of the date of the prospectus.

(2)      The balance represented an interest-free loan to this related party, which is due on demand. The Group has collected all the amounts from the related party as of the date of the prospectus.

(3)      The balance represented advances made to the related party for the Group’s daily operational purposes.

(4)      The balance represented the advances made to Huiyu Chuanggu by the Group for its future payment of audit fees and legal expenses which were unsecured, interest-free, and repayable on demand.

(5)      The balance represented withholding tax receivables related to deemed dividend and advances made to the management for the Group’s daily operational purposes.

Amounts due to related parties

Amounts due to related parties consisted of the following for the periods indicated:

	As of September 30,
	2024	2023	2022
Huiyu Chuanggu(1)	$1,064,916	$—	$—
Shuang Wu(1)	—	—	623,070
Xiaoshan Ance(2)	142,499	137,061	140,578
Baiming Yu(3)	5,820	—	—
Ming Zhao(3)	4,207	4,048	4,151
Hangzhou Shuige(2)	—	17,818	18,275
Hangzhou Yizhiying Information Consulting Management Co., Ltd(3)	—	—	80,812
Hangzhou Yuanqi(2)	—	685	—
Total	$1,217,442	$159,612	$866,886

____________

(1)      The balance represented the payment on behalf of the Group for its daily operations or the initial public offering costs, including legal fees and accounting fees.

(2)      The balance represented interest-free loans from this related party, which was due on demand.

(3)      The balance represented an advance from this related party for the Group’s daily operations with no fixed terms of repayment and no interest.

Related party transactions

	For the years ended September 30,
Nature	2024	2023	2022
Loan to Hangzhou Shuige(1)	$1,538,672	$423,585	$1,983,764
Repayment from Hangzhou Shuige(1)	1,110,448	423,585	5,889,698
Loan to Liwei Zhang(1)	319,254	303,075	—
Repayment from Liwei Zhang(1)	330,580	362,377	—
Advance to Baiming Yu(2)	3,705	1,187,554	17,148
Reimbursement from Baiming Yu(2)	9,375	644,678	—
Repayment from Baiming Yu(2)	692,074	—	—
Sales to Hangzhou Qingniu(3)	577,370	1,011,587	16,524
Loan to Hangzhou Qingniu(1)	2,716,162	4,943,174	7,356,760
Rent income from Hangzhou Qingniu(4)	—	52,749	192,636
Repayment from Hangzhou Qingniu(1)(3)(4)	4,036,026	5,105,411	7,371,232
Loan from Xiaoshan Ance(5)	—	—	152,597
Advance to Shuang Wu(6)	2,054,627	3,467,737	174,800
Repayment from Shuang Wu(6)	1,159,929	2,022,703	851,143
Advance to Huiyu Chuanggu(7)	447,927	2,894,499	—
Reimbursement from Huiyu Chuanggu(7)	2,077,162	1,397,077	—
Management service fee to Huiyu Chuanggu(8)	1,247,508	—	—
Rent income from Hangzhou Yuanqi(4)	—	—	3,815
Collection from Hangzhou Yuanqi(4)	—	706	3,815
Advance to Ming Zhao(9)	—	866	—
Collection from Ming Zhao(9)	—	866	1,958
Advance from Hangzhou Yizhiying Information Consulting Management Co., Ltd(10)	—	—	149,606
Repayment to Hangzhou Yizhiying Information Consulting Management Co., Ltd(10)	—	—	61,885
Advance to Qijia Yu(2)	8,142	—	—
Repayment from Qijia Yu(2)	2,846	—	—

____________

(1)      This represented the Group’s interest-free loans, which were due on demand, to these related parties and repayment from these related parties.

(2)      This was the advances which were interest-free and due on demand made to the related parties for the Group’s daily operational purposes, and reimbursement from the related parties for the Group’s operational expenses.

(3)      It was the receivable for selling medical consumables to this related party and repayment from this related party.

(4)      It was the receivable and collection for providing rental service to this related party.

(5)      This consisted of the Group’s interest-free loan from this related party for daily operations, which was due on demand.

(6)      This consisted of the Group’s advance to this related party with no fixed term of repayment and no interest, and the repayment from this related party.

(7)      This consisted of the advance to this related party for the Company’s initial public offering costs, including legal fees and accounting fees, and the reimbursement of an excessive advance payment from this related party.

(8)      It was the management service fee for Huiyu Chuanggu’s integrated management consulting services during the Company’s IPO process. This fee was charged once at a fixed price when the Company completed its IPO.

(9)      This consisted of the advance to this related party for the Group’s daily operations.

(10)    This consisted of the Group’s advance from this related party for the Group’s daily operations with no fixed term of repayment and no interest.

Share Issuances in March 2022

On March 1, 2022, we issued the following ordinary shares, par value $1.00 per share, to certain founding shareholders of Work Cayman:

Purchaser	Number of Ordinary Shares	Consideration
Tricor Services (Cayman Islands) Limited	1	$1
LWY GROUP LTD	24,999	$24,999
HJZ GROUP LTD	5,740	$5,740
SANYOU NO.1 GROUP LTD	3,890	$3,890
JPY GROUP LTD	2,870	$2,870
SANYOU NO.2 GROUP LTD	2,500	$2,500
YQJ GROUP LTD	2,500	$2,500
ZHF GROUP LTD	2,500	$2,500
ZLW GROUP LTD	2,500	$2,500
ZXH GROUP LTD	2,500	$2,500

Share Transfer in March 2022

On March 1, 2022, Tricor Services (Cayman Islands) Limited transferred its one share of Work Cayman to LWY GROUP LTD for $1.

Change in Authorized Share Capital and Share Subdivision in April 2023

On April 6, 2023, the shareholders of the Company unanimously passed resolutions effecting the subdivision of the Company’s authorized and issued share capital and the adoption of the amended and restated memorandum of association, pursuant to which, (1) the Company effectuated a 1:2000 share subdivision, whereupon the Company’s authorized share capital was amended from US$50,000 divided into 50,000 shares of par value US$1.00 each to US$50,000 divided into 100,000,000 ordinary shares of a par value of $0.0005 each; and (2) immediately after the share subdivision, the shareholders voluntarily surrendered, on a pro rata basis, a total of 87,500,000 ordinary shares of a par value of $0.0005 each, after which, the Company had an aggregate of 12,500,000 ordinary shares issued and outstanding.

Dual Class Restructuring in 2025

On January 16, 2025, the board of directors of the Company passed resolutions to approve, subject to the Share Capital Reorganization being approved by shareholders at the 2024 AGM, (a) the issuance of 6,250,000, 717,500, and 625,000 Class B Ordinary Shares to LWY GROUP LTD, JPY GROUP LTD, and ZLW GROUP LTD, respectively, at par value; and (b) the repurchase of 6,250,000, 717,500, and 625,000 Class A Ordinary Shares held by LWY GROUP LTD, JPY GROUP LTD, and ZLW GROUP LTD, respectively, at par value, with such redemption price to be paid from the proceeds of the issuance of the Class B Ordinary Shares.

On February 5, 2025, the Share Capital Increase and the Share Capital Reorganization were completed upon the shareholders’ passing related resolutions at the Company’s 2024 AGM.

On April 8, 2025, the Company issued 6,250,000, 717,500, and 625,000 Class B Ordinary Shares to LWY GROUP LTD, JPY GROUP LTD, and ZLW GROUP LTD, respectively, and repurchased a corresponding number of Class A Ordinary Shares from such shareholders, thus completing the Dual Class Restructuring.

DESCRIPTION OF SHARE CAPITAL

We are a Cayman Islands exempted company and our affairs are governed by our amended and restated memorandum and articles of association and the Companies Act of the Cayman Islands (the “Companies Act”).

We have adopted an amended and restated memorandum and articles of association (the “Articles”). The following is a summary of the Articles. For further details, please refer to Exhibit 3.1 filed with the registration statement of which this prospectus forms a part.

Our authorized share capital is US$250,000 divided into 400,000,000 Class A Ordinary Shares of par value US$0.0005 each and 100,000,000 Class B Ordinary Shares of par value US$0.0005 each. As of the date of this prospectus, 6,999,442 Class A Ordinary Shares and 7,592,500 Class B Ordinary Shares were issued and outstanding.

We were incorporated as an exempted company with limited liability under the Companies Act on March 1, 2022. A Cayman Islands exempted company:

•        is a company that conducts its business mainly outside the Cayman Islands;

•        is prohibited from trading in the Cayman Islands with any person, firm or corporation except in furtherance of the business of the exempted company carried on outside the Cayman Islands (and for this purpose can effect and conclude contracts in the Cayman Islands and exercise in the Cayman Islands all of its powers necessary for the carrying on of its business outside the Cayman Islands);

•        does not have to hold an annual general meeting;

•        does not have to make its register of members open to inspection by shareholders of that company;

•        may obtain an undertaking against the imposition of any future taxation;

•        may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

•        may register as a limited duration company; and

•        may register as a segregated portfolio company.

The following are summaries of material provisions of our Articles and the Companies Act insofar as they relate to the material terms of our Ordinary Shares.

Units Being Offered

We are offering 10,000,000 Ordinary Units at the public offering price of $[•] per Ordinary Unit, with each Ordinary Unit consisting of (i) one Class A Ordinary Share, (ii) one Series A Warrant, and (iii) one Series B Warrant. To the extent that the purchase of Ordinary Units would cause the beneficial ownership of a purchaser in this offering, together with its affiliates, to exceed 4.99% (or, at the election of the purchaser, 9.99%) of the Class A Ordinary Shares immediately following the consummation of this offering, the Company agrees to issue, at the election of the purchasers, a number of Pre-Funded Ordinary Units in lieu of the Ordinary Units. Each Pre-Funded Ordinary Unit consists of (i) one Pre-Funded Warrant, (ii) one Series A Warrant, and (iii) one Series B Warrant. The purchase price of each Pre-Funded Ordinary Unit will equal the price per Unit, minus $0.0005, and the exercise price of each Pre-Funded Warrant included in the Pre-Funded Ordinary Unit will be $0.0005 per share. For each Pre-Funded Ordinary Unit that we sell, the number of Ordinary Units that we are offering will be decreased on a one-for-one basis.

The Class A Ordinary Shares and the Warrants included in the Units are being sold in this offering only as part of the Units. However, the Units will not be certificated, and the Class A Ordinary Shares and the Warrants comprising such Units will be immediately separable and will be issued separately. Upon issuance, the Class A Ordinary Shares and the Warrants may be transferred independent of one another, subject to applicable law and transfer restrictions.

Ordinary Shares

General

Under our Articles, the objects of our Company are unrestricted and we have the full power and authority to carry out any object not prohibited by the law of the Cayman Islands.

All of our issued and outstanding Ordinary Shares will be fully paid up and non-assessable. Our Ordinary Shares are issued in registered form, and are issued when registered in our register of members. Unless the directors determine otherwise, each holder of our ordinary share will not receive a certificate in respect of such ordinary share. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their ordinary share. We may not issue shares or warrants to bearer.

Voting Rights

A shareholder may participate in a general meeting in person, by proxy or by telephone or other electronic means. At any general meeting a resolution put to the vote at the meeting shall be decided on a show of hands, unless a poll is (before or on the declaration of the result of the show of hands) demanded by the chairman of such meeting or by at least two shareholders having the right to vote on the resolutions or one or more shareholders present, in person or by proxy, who individually or together hold not less than ten percent of the voting rights of all those who are entitled to vote on the resolution. On a show of hands, every shareholder shall have one vote. Unless a poll is so demanded, a declaration by the chairman as to the result of a resolution and an entry to that effect in the minutes of the meeting, shall be conclusive evidence of the outcome of a show of hands, without proof of the number or proportion of the votes recorded in favor of, or against, that resolution.

If a poll is duly demanded it shall be taken in such manner as the chairman directs and the result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded. Each holder of Class A Ordinary Shares, on a poll, is entitled to one vote for each Class A Ordinary Share he or she holds, and each holder of Class B Ordinary Shares, on a poll, is entitled to exercise 20 votes for each Class B Ordinary Share he or she holds on any and all matters.

In the case of an equality of votes, whether on a show of hands or on a poll, the chairman of the meeting at which the show of hands takes place or at which the poll is demanded, shall not be entitled to a second or casting vote.

As a matter of Cayman Islands law, (i) an ordinary resolution requires the affirmative vote of a majority of votes cast by shareholders who, being entitled to do so, attend and vote at a general meeting of the company; and (ii) a resolution is deemed to be a special resolution where it has been approved by either (a) at least two-thirds (or any higher threshold specified in a company’s articles of association) of votes cast by shareholders who attend and vote at a general meeting for which notice specifying the intention to propose the resolution as a special resolution has been given; or (b) if so authorized by a company’s articles of association, by a unanimous written resolution of all of the company’s shareholders.

Under Cayman Islands law, some matters, such as amending the memorandum and articles of association, changing the name or resolving to be registered by way of continuation in a jurisdiction outside the Cayman Islands, require the approval of shareholders by a special resolution.

General Meetings of Shareholders and Shareholder Proposals

As a Cayman Islands exempted company, we are not obliged by the Companies Act to call shareholders’ annual general meetings. Accordingly, we may, but shall not be obliged to, in each year hold a general meeting as an annual general meeting. Any annual general meeting held shall be held at such time and place as may be determined by our board of directors. All general meetings other than annual general meetings shall be called extraordinary general meetings.

The directors may convene general meetings whenever they think fit. General meetings shall also be convened on the written requisition of one or more of the shareholders entitled to attend and vote at our general meetings who (together) hold at least ten percent of the rights to vote at such general meeting in accordance with the notice provisions in the articles, specifying the purpose of the meeting and signed by each of the shareholders making the requisition. If the directors do not convene such meeting for a date not later than 21 clear days’ after the date of receipt of the written requisition, those shareholders who requested the meeting may convene the general meeting themselves within three months after the end of such period of 21 clear days in which case reasonable expenses incurred by them as a result of the directors failing to convene a meeting shall be reimbursed by us.

At least 5 clear days’ notice of an extraordinary general meeting and 5 clear days’ notice of an annual general meeting shall be given to shareholders entitled to attend and vote at such meeting. The notice shall specify the place, the day and the hour of the meeting and the general nature of that business. In addition, if a resolution is proposed as a special resolution, the text of that resolution shall be given to all shareholders. Notice of every general meeting shall also be given to the directors and our auditors.

Subject to the Companies Act and with the consent of the shareholders who, individually or collectively, hold at least 90 percent of the voting rights of all those who have a right to vote at a general meeting, a general meeting may be convened on shorter notice.

A quorum required for any general meeting of shareholders consists of one or more shareholders present or by proxy, holding shares which carry in aggregate not less than one-third of all votes attaching to all of our shares in issue and entitled to vote at such general meeting.

If, within 15 minutes from the time appointed for the general meeting, or at any time during the meeting, a quorum is not present, the meeting, if convened upon the requisition of shareholders, shall be cancelled. In any other case it shall stand adjourned to the same time and place seven days or to such other time or place as is determined by the directors.

The chairman may, with the consent of a meeting at which a quorum is present, adjourn the meeting. When a meeting is adjourned for seven days or more, notice of the adjourned meeting shall be given in accordance with the articles of association.

Dividends

Subject to the Companies Act and any rights and restrictions of any other class or series of shares, our board of directors may, from time to time and in accordance with our Articles, declare dividends on the shares issued and authorize payment of the dividends out of our lawfully available funds. Under the laws of the Cayman Islands, our Company may pay a dividend out of either profit or the share premium account, provided that in no circumstances may a dividend be paid if this would result in our Company being unable to pay its debts as they fall due in the ordinary course of business. The “share premium account,” represents the excess of the price paid to our Company on the issue of its shares over the par or “nominal” value of those shares, which is similar to the U.S. concept of additional paid in capital.

Unless provided for by the rights attached to a share, no dividend or other monies payable by the us in respect of a share shall bear interest.

Transfer of Ordinary Shares

Provided that a transfer of Ordinary Shares complies with applicable rules of the SEC, Nasdaq Capital Market, and federal and state security laws of the United States, a shareholder may transfer Ordinary Shares to another person by completing an instrument of transfer in a common form or in a form prescribed by Nasdaq Capital Market or in any other form approved by the directors, executed:

(a)     where the Ordinary Shares are fully paid, by or on behalf of that shareholder; and

(b)    where the Ordinary Shares are partly paid, by or on behalf of that shareholder and the transferee.

Our Board of Directors may, in its absolute discretion, decline to register any transfer of any Ordinary Share.

If our directors refuse to register a transfer they shall, within three months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal.

This, however, is unlikely to affect market transactions of the Ordinary Shares purchased by investors in the public offering. Once the Ordinary Shares have been listed, the legal title to such Ordinary Shares and the registration details of those Ordinary Shares in the Company’s register of members will remain with VStock Transfer LLC. All market transactions with respect to those Ordinary Shares will then be carried out without the need for any kind of registration by the directors, as the market transactions will all be conducted through the DTC systems.

The registration of transfers may, after compliance with any notice required of the Nasdaq Capital Market, be suspended and the register closed at such times and for such periods as our Board of Directors may from time to time determine, provided, however, that the registration of transfers shall not be suspended nor the register closed for more than 30 days in any calendar year as our board may determine.

Winding Up; Liquidation

Upon the winding up of our Company, after the full amount that holders of any issued shares ranking senior to the Ordinary Shares as to distribution on liquidation or winding up are entitled to receive has been paid or set aside for payment, the holders of our Ordinary Shares are entitled to receive any remaining assets of our Company available for distribution as determined by the liquidator. The shareholders may, subject to our Articles and any other sanction required by the Companies Act, pass a special resolution allowing the liquidator to do either or both of the following:

•        to divide in specie among the shareholders the whole or any part of our assets and, for that purpose, to value any assets and to determine how the division shall be carried out as between the shareholders or different classes of shareholders; and

•        to vest the whole or any part of the assets in trustees for the benefit of shareholders and those liable to contribute to the winding up.

The directors have the authority to present a petition for our winding up to the Grand Court of the Cayman Islands on our behalf without the sanction of a resolution passed at a general meeting.

Calls on Ordinary Shares and Forfeiture of Ordinary Shares

Our Board of Directors may from time to time make calls upon shareholders for any amounts unpaid on their Ordinary Shares in a notice served to such shareholders at least 14 clear days prior to the specified time and place of payment. Any Ordinary Shares that have been called upon and remain unpaid are subject to forfeiture. No shareholder shall be entitled to vote at any general meeting unless all calls or other sums payable by such shareholder have been paid. Our Board of Directors may deduct from a dividend or any other amount payable to a person in respect of an Ordinary Share any amount due by that person to the Company on a call or otherwise in relation to an Ordinary Share.

Redemption of Shares, Repurchase and Surrender of Shares

Subject to the Companies Act and any rights for the time being conferred on the shareholders holding a particular class of shares, we may by action of our directors:

1.      issue shares that are to be redeemed or liable to be redeemed, at our option or the shareholder holding those redeemable shares, on the terms and in the manner our directors determine before the issue of those shares;

2.      with the consent by special resolution of the shareholders holding shares of a particular class, vary the rights attaching to that class of shares so as to provide that those shares are to be redeemed or are liable to be redeemed at our option on the terms and in the manner which the directors determine at the time of such variation; and

3.      purchase all or any of our own shares of any class including any redeemable shares on the terms and in the manner which the directors determine at the time of such purchase.

We may make a payment in respect of the redemption or purchase of its own shares in any manner authorized by the Companies Act, including out of any combination of capital, our profits and the proceeds of a fresh issue of shares.

When making a payment in respect of the redemption or purchase of shares, the directors may make the payment in cash or in specie (or partly in one and partly in the other) if so authorized by the terms of the allotment of those shares or by the terms applying to those shares, or otherwise by agreement with the shareholder holding those shares.

Under the Companies Act, the redemption or repurchase of any share may be paid out of our Company’s profits or out of the proceeds of a new issue of shares made for the purpose of such redemption or repurchase, or out of capital (including share premium account and capital redemption reserve). If the repurchase proceeds are paid out of our Company’s capital, our Company must, immediately following such payment, be able to pay its debts as they fall due in the ordinary course of business. In addition, under the Companies Act, no such share may be redeemed or repurchased (a) unless it is fully paid up, (b) if such redemption or repurchase would result in there being no shares outstanding and (c) unless the manner of purchase (if not so authorized under the articles of association) has first been authorized by a resolution of our shareholders.

In addition, under the Companies Act, our Company may accept the surrender of any fully paid share for no consideration unless, as a result of the surrender, the surrender would result in there being no shares outstanding (other than shares held as treasury shares).

Conversion Rights

Each Class B Ordinary Share is convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Company or any transfer agent for such shares, into one fully paid and non-assessable Class A Ordinary Share.

The directors shall at all times reserve and keep available out of the Company’s authorized but unissued Class A Ordinary Shares, solely for the purpose of effecting the conversion of the Class B Ordinary Shares, such number of its Class A Ordinary Shares as shall from time to time be sufficient to effect the conversion of all outstanding Class B Ordinary Shares; and if at any time the number of authorized but unissued Class A Ordinary Shares shall not be sufficient to effect the conversion of all then outstanding Class B Ordinary Shares, in addition to such other remedies as shall be available to the holders of such Class B Ordinary Shares, the directors will take such action as may be necessary to increase its authorized but unissued Class A Ordinary Shares to such number of shares as shall be sufficient for such purposes.

All conversions of Class B Ordinary Shares to Class A Ordinary Shares shall be effected by way of redemption or repurchase by the Company of the relevant Class B Ordinary Shares and the simultaneous issue of Class A Ordinary Shares in consideration for such redemption or repurchase. Shareholders and the Company will procure that any and all necessary corporate actions are taken to effect such conversion.

Variations of Rights of Shares

If at any time, our share capital is divided into different classes of shares, the rights attached to any class of shares (unless otherwise provided by the terms of issue of the shares of that class), whether or not our Company is being wound-up, may be varied either with the consent in writing of the holders of two-thirds of the issued shares of that class or with the sanction of a resolution passed by a majority of two-thirds of the votes cast at a separate meeting of the issued shares of that class. The rights conferred upon the holders of the shares of any class issued shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu with such existing class of shares.

Issuance of Additional Shares

Our Articles authorize our Board of Directors to issue additional Ordinary Shares from time to time as our Board of Directors shall determine, to the extent of available authorized but unissued shares.

Inspection of Books and Records

Holders of our Ordinary Shares will have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or our corporate records. However, we will provide our shareholders with annual audited financial statements. See “Where You Can Find Additional Information.”

Anti-Takeover Provisions

Some provisions of our Articles may discourage, delay or prevent a change of control of our Company or management that shareholders may consider favorable, including provisions that that authorize our board of directors to issue shares at such times and on such terms and conditions as the board of directors may decide without any further vote or action by our shareholders, and provisions that restrict the ability of our shareholders to call meetings and to propose special matters for consideration at shareholder meetings.

However, under Cayman Islands law, our directors may only exercise the rights and powers granted to them under our Articles for a proper purpose and for what they believe in good faith to be in the best interests of our Company.

Changes in Capital

Subject to the Companies Act, our shareholders may from time to time by ordinary resolution:

•        increase the share capital by such sum, to be divided into shares of such classes and amount, as the resolution prescribes;

•        consolidate and divide all or any of our share capital into shares of a larger amount than our existing shares;

•        convert all or any of its paid up shares into stock and reconvert the stock into paid up shares of any denomination;

•        sub-divide our existing shares, or any of them into shares of a smaller amount than that fixed by our Articles; provided that in the subdivision the proportion between the amount paid and the amount, if any, unpaid on each reduced share will be the same as it was in case of the share from which the reduced share is derived; and

•        cancel any shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person and diminish the amount of our share capital by the amount of the shares so cancelled or, in the case of shares without nominal par value, diminish the number of shares into which our capital is divided.

Exempted Company

We are an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except that an exempted company that does not hold a license to carry on business in the Cayman Islands:

•        does not have to file an annual return of its shareholders with the Registrar of Companies;

•        is not required to open its register of members for inspection;

•        does not have to hold an annual general meeting;

•        is prohibited from making any invitation to the public in the Cayman Islands to subscribe for any of its securities;

•        may not issue negotiable or bearer shares, but may issue shares with no par value;

•        may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

•        may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

•        may register as an exempted limited duration company; and

•        may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

Register of Members

Under the Companies Act, we must keep a register of members and there should be entered therein:

•        the names and addresses of our members, and, a statement of the shares held by each member, which:

•        distinguishes each share by its number (so long as the share has a number);

•        confirms the amount paid, or agreed to be considered as paid, on the shares of each member;

•        confirms the number and category of shares held by each member; and

•        confirms whether each relevant category of shares held by a member carries voting rights under the articles of association of the company, and if so, whether such voting rights are conditional

•        the date on which the name of any person was entered on the register as a member; and

•        the date on which any person ceased to be a member.

Under Cayman Islands law, the register of members of our Company is prima facie evidence of the matters set out therein (i.e., the register of members will raise a presumption of fact on the matters referred to above unless rebutted) and a member registered in the register of members is deemed as a matter of Cayman Islands law to have legal title to the shares as set against its name in the register of members. Once our register of members has been updated, the shareholders recorded in the register of members will be deemed to have legal title to the shares set against their name.

If the name of any person is incorrectly entered in or omitted from our register of members or if there is any default or unnecessary delay in entering on the register the fact of any person having ceased to be a member of our Company, the person or member aggrieved (or any member of our Company or our Company itself) may apply to the Grand Court of the Cayman Islands for an order that the register be rectified. The Court may either refuse such application or it may, if satisfied of the justice of the case, make an order for the rectification of the register.

Warrants

The following summary of certain terms and provisions of each of the Pre-Funded Warrants, the Series A Warrants, and the Series B Warrants offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the form of each of the Warrants, which will be filed as exhibits to the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions set forth in the applicable form of Warrants.

Exercisability and Duration.    The aggregate exercise price of the Pre-Funded Warrant, except for a nominal exercise price of $0.0005 per Class A Ordinary Share, will be pre-funded to the Company on or prior to its issuance date.

The Series A Warrants will have a one-year term, will be immediately exercisable upon issuance and have an initial exercise price of $1.00 per share.

If, at the time a holder exercises its Series A Warrants, a registration statement registering the issuance of the Class A Ordinary Shares underlying the Series A Warrants under the Securities Act is not then effective or available for the issuance of such shares, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of Class A Ordinary Shares determined according to a formula set forth in the Series A Warrant.

If at any time and from time to time on or after the Series A Warrants are issued there occurs a Share Combination Event, the Series A Warrants may also be exercised in whole or in part by means of a “zero price exercise,” in which the holder will be entitled to receive a number of Class A Ordinary Shares equal to the product of (a) the aggregate number of Class A Ordinary Shares that would be issuable upon exercise of the Series A Warrants if such exercise were by means of a cash exercise rather than a cashless exercise, multiplied by (b) 3.0.

The Series B Warrants will have a three-month term, will be immediately exercisable upon issuance and have an initial exercise price of $1.00 per share.

If, at the time a holder exercises its Series B Warrants, a registration statement registering the issuance of the Class A Ordinary Shares underlying the Series B Warrants under the Securities Act is not then effective or available for the issuance of such shares, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of Class A Ordinary Shares determined according to a formula set forth in the Series B Warrant.

The Series B Warrants may also be exercised in whole or in part by means of a “zero price exercise,” in which the holder shall be entitled to receive a number of Class A Ordinary Shares equal to the product of (a) the aggregate number of Class A Ordinary Shares that would be issuable upon exercise of the Series B Warrants if such exercise were by means of a cash exercise rather than a cashless exercise, multiplied by (b) 4.0. Such zero price exercise is subject to the Beneficial Ownership Limitations.

As a result of the zero exercise price option, we do not expect to receive any cash proceeds from the exercise of the Series B Warrants, or, upon a Share Combination Event, from the exercise of the Series A Warrants, because it is highly unlikely that holders of Series A Warrants and Series B Warrants would wish to pay an exercise price to receive one Class A Ordinary Share when they could choose the zero exercise price option and pay no additional consideration to receive more than one Class A Ordinary Share.

Beneficial Ownership Limitations.    The Company shall not effect the exercise of any portion of the Warrants, and a holder shall not have the right to exercise any portion of the Warrants, pursuant to the terms and conditions of the Warrants and any such exercise shall be null and void and treated as if never made, to the extent that after giving effect to such exercise, the holder together with any other attribution parties, collectively, would beneficially own in excess of 4.99% (or, upon election by the holder prior to the issuance of the Warrants, 9.99%) of the number of Class A Ordinary Shares outstanding immediately after giving effect to such exercise (the “Beneficial Ownership Limitations”). For purposes of the foregoing sentence, the aggregate number of Class A Ordinary Shares beneficially owned by the holder and any other attribution parties shall include the number of Class A Ordinary Shares held by the holder and all other attribution parties plus the number of Class A Ordinary Shares issuable upon exercise of the Warrants with respect to which the determination of such sentence is being made, but shall exclude the number of Class A Ordinary Shares which would be issuable upon (A) exercise of the remaining unexercised portion of the Warrants beneficially owned by the holder or any of the other attribution parties, and (B) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company (including, without limitation, any other Class A Ordinary Shares equivalents) subject to a limitation on conversion or exercise analogous to this limitation.

Dividends and Share Splits.    If the Company, at any time while any of the Warrants are outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions on shares of its Class A Ordinary Shares or any other equity or equity equivalent securities payable in Class A Ordinary Shares, (ii) subdivides outstanding Class A Ordinary Shares into a larger number of shares, (iii) combines (including by way of reverse share split) outstanding Class A Ordinary Shares into a smaller number of shares, or (iv) issues by reclassification of Class A Ordinary Shares or any other shares of the Company, then in each case the exercise price and the number of shares issuable upon exercise of the Warrant shall be proportionately adjusted. However, if the adjustment above would otherwise result in an increase in the exercise price of the Warrant, no adjustment shall be made. In addition to the foregoing adjustment, upon the occurrence of a Share Combination Event, the exercise price of the Series A Warrants shall be subject to a one-time only reset to the lowest per share volume-weighted average prices of the Class A Ordinary Shares on the trading market for the 10 trading days immediately after the effective date of the Share Combination Event provided that the exercise price shall not be reset to below $1.00 (such price, the “Floor Price”) after giving effect to the Share Combination Event, which Floor Price in no event shall be adjusted, including by any Share Combination Event. Upon such reset of the exercise price of the Series A Warrants, the number of Class A Ordinary Shares issuable shall be increased such that the aggregate exercise price of the Series A Warrants on the issuance date for the Class A Ordinary Shares then outstanding shall remain unchanged following such reset.

Transferability.    Subject to applicable laws, the Warrants may be offered for sale, sold, transferred or assigned at the option of the holder upon surrender of the Warrants to us together with the appropriate instruments of transfer.

Exchange Listing.    We do not plan on applying to list the Warrants or the Pre-Funded Warrants on the Nasdaq Capital Market, any other national securities exchange or any other nationally recognized trading system.

Fundamental Transactions.    In the event of a fundamental transaction (“Fundamental Transaction”), as described in the Warrants and generally including any merger, consolidation, sale of substantially all assets, or other change of control transaction in which the Company’s shareholders immediately prior to such transaction own less than 50% of the voting power of the surviving entity, the holders of the Warrants will be entitled to receive upon exercise of the Warrants the kind and amount of securities, cash or other property that a holder of the number of Class A Ordinary Shares for which such Warrant was exercisable immediately prior to the Fundamental Transaction would have been entitled to receive pursuant to such transaction, or at the option of the holder, the Company or successor entity shall purchase such portion of the Warrant that remains outstanding after the Fundamental Transaction for cash equal to the Black-Scholes value thereof. If the Company is not the surviving entity in the Fundamental Transaction, any successor entity shall assume the obligations under such Warrant.

Governing Law.    The Warrants shall be governed by and construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of the Warrants shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule that would cause the application of the laws of any jurisdictions other than the State of New York.

Subsequent Rights Offerings.    If at any time the Company grants, issues or sells any Class A Ordinary Share equivalents or rights to purchase stock, warrants, securities or other property pro rata to the record holders of Class A Ordinary Share (the “Purchase Rights”), then the holder of Warrants will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the holder could have acquired if the holder had held the number of Class A Ordinary Shares acquirable upon complete exercise of the Warrants (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitations) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Class A Ordinary Shares are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, that, to the extent that the holder’s right to participate in any such Purchase Right would result in the holder exceeding the Beneficial Ownership Limitations, then the holder shall not be entitled to participate in such Purchase Right to such extent (or beneficial ownership of such Class A Ordinary Shares as a result of such Purchase Right to such extent) and such Purchase Right to such extent shall be held in abeyance for the holder until such time, if ever, as its right thereto would not result in the holder exceeding the Beneficial Ownership Limitations).

Pro Rata Distributions.    During such time as the Warrants are outstanding, if the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of Class A Ordinary Shares, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), at any time after the issuance of the Warrants, then, in each such case, the holder of Warrants shall be entitled to participate in such Distribution to the same extent that the holder would have participated therein if the holder had held the number of Class A Ordinary Shares acquirable upon complete exercise of the Warrants (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitations) immediately before the date of which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of Class A Ordinary Shares are to be determined for the participation in such Distribution (provided, however, that, to the extent that the holder’s right to participate in any such Distribution would result in the holder exceeding the Beneficial Ownership Limitations, then the holder shall not be entitled to participate in such Distribution to such extent (or in the beneficial ownership of any Class A Ordinary Shares as a result of such Distribution to such extent) and the portion of such Distribution shall be held in abeyance for the benefit of the holder until such time, if ever, as its right thereto would not result in the holder exceeding the Beneficial Ownership Limitations).

Amendment and Waiver.    The provisions of the Warrants may be amended or waived, and the Company may take any action, or omit to perform any act required to be performed by it, if the Company has obtained the written consent of the holders of the applicable Warrants.

Differences in Corporate Law

Cayman Islands companies are governed by the Companies Act. The Companies Act is modelled on English law but does not follow recent English statutory enactments and differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of the material differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the State of Delaware.

Mergers and Similar Arrangements

The Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (a) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company, and (b) a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company.

In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association.

The written plan of merger or consolidation must be filed with the Registrar of Companies of the Cayman Islands together with, among other things, a declaration as to the solvency of the consolidated or surviving company, a list of the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.

A merger between a Cayman parent company and its Cayman subsidiary or subsidiaries does not require authorization by a special resolution of that Cayman subsidiary if a copy of the plan of merger is given to every member of that Cayman subsidiary to be merged unless that member agrees otherwise. For this purpose, a company is a “parent” of a subsidiary if it holds issued shares that together represent at least ninety percent (90%) of the votes at a general meeting of the subsidiary.

The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

Save in certain limited circumstances, a shareholder of a Cayman constituent company who dissents from the merger or consolidation is entitled to payment of the fair value of his shares (which, if not agreed between the parties, will be determined by the Cayman Islands court) upon dissenting to the merger or consolidation, provided the dissenting shareholder complies strictly with the procedures set out in the Companies Act. The exercise of dissenter rights will preclude the exercise by the dissenting shareholder of any other rights to which he or she might otherwise be entitled by virtue of holding shares, save for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

Separate from the statutory provisions relating to mergers and consolidations, the Companies Act also contains statutory provisions that facilitate the reconstruction and amalgamation of companies by way of schemes of arrangement, provided that the arrangement is approved by a majority in number of each class of shareholders and creditors with whom the arrangement is to be made, and who must in addition represent seventy-five per cent in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands.

While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

•        the statutory provisions as to the required majority vote have been met;

•        the shareholders have been fairly represented at the meeting in question;

•        the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

•        the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act.

The Companies Act also contains a statutory power of compulsory acquisition which may facilitate the “squeeze out” of dissentient minority shareholder upon a tender offer. When a tender offer is made and accepted by holders of 90% of the shares affected within four months, the offeror may, within a two-month period commencing on the expiration of such four month period, give notice in the prescribed manner to any dissenting shareholders to require them to transfer such shares to the offeror on the terms of the offer, unless an application is made by the dissenting shareholder to the

Court for an order otherwise within one month from the date on which the notice was given. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.

If an arrangement and reconstruction by way of scheme of arrangement is thus approved and sanctioned, or if a tender offer is made and accepted in accordance with the foregoing statutory procedures, a dissenting shareholder would have no rights comparable to appraisal rights, save that objectors to a takeover offer may apply to the Grand Court of the Cayman Islands for various orders that the Grand Court of the Cayman Islands has a broad discretion to make, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Squeeze-out Provisions

When a take-over offer is made and accepted by holders of not less than 90% of the shares affected within four months, the offer may, within a two-month period commencing on the expiration of such four months period, give notice to require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands by a dissenting shareholder within one month from the date on which the notice was given but this is unlikely to succeed unless there is evidence of fraud, bad faith or collusion.

If the arrangement and reconstruction is thus approved, the dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of United States corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

When a takeover offer is made and accepted by holders of 90% of the shares to whom the offer is made within four months, the offeror may, within a two-month period commencing on the expiration of such four months period, give notice to require the dissenting shareholders to transfer such shares on the terms of the offer, unless an application is made to the Grand Court of the Cayman Islands by the dissenting shareholder within one month from the date on which the notice was given.

Further, transactions similar to a merger, reconstruction and/or an amalgamation may in some circumstances be achieved through other means than these statutory provisions, such as by way of a share capital exchange, asset acquisition or control of an operating business through contractual arrangements.

Shareholders’ Suits

In principle, we will be the proper plaintiff to sue for a wrong done to us as a company and as a general rule, a derivative action may not be brought by a minority shareholder.

However, based on English authorities, which would in all likelihood be of persuasive authority and be applied by a court in the Cayman Islands, the Cayman Islands courts can be expected (and have had occasion) to follow and apply the common law principles which laid out certain exceptions to the foregoing principle, including when:

•        a company acts or proposes to act illegally or ultra vires and is therefore incapable of ratification by the shareholders;

•        the act complained of, although not beyond the scope of the company’s authority, could be effected only if duly authorized by more than a simple majority vote that has not been obtained; and

•        those who control the company are perpetrating a “fraud on the minority.”

A shareholder may have a direct right of action against us where the individual rights of that shareholder have been infringed or are about to be infringed.

Indemnification of Directors and Executive Officers and Limitation of Liability

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such indemnification may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime.

Our Articles provide that to the extent permitted by law, we shall indemnify each existing or former director (including alternate director), secretary and any of our other officers (including an investment adviser or an administrator or liquidator) and their personal representatives against:

•        all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by the existing or former director (including alternate director), secretary or officer in or about the conduct of our business or affairs or in the execution or discharge of the existing or former director (including alternate director), secretary’s or officer’s duties, powers, authorities or discretions; and

•        without limitation to paragraph (a) above, all costs, expenses, losses or liabilities incurred by the existing or former director (including alternate director), secretary or officer in defending (whether successfully or otherwise) any civil, criminal, administrative or investigative proceedings (whether threatened, pending or completed) concerning us or our affairs in any court or tribunal, whether in the Cayman Islands or elsewhere.

No such existing or former director (including alternate director), secretary or officer, however, shall be indemnified in respect of any matter arising out of their own actual fraud, willful default or willful neglect.

This standard of conduct is generally the same as is permitted under the Delaware General Corporation Law for a Delaware corporation.

In addition, we have entered into indemnification agreements with our directors and executive officers that provide such persons with additional indemnification beyond that provided in our Articles.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Directors’ Fiduciary Duties

Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction.

The duty of loyalty requires that a director acts in a manner he or she reasonably believes to be in the best interests of the corporation. He or she must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally.

In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, the director must prove the procedural fairness of the transaction and that the transaction was of fair value to the corporation.

As a matter of Cayman Islands law, a director of a Cayman Islands company owes three types of duties to the company: (i) statutory duties, (ii) fiduciary duties, and (iii) common law duties. The Companies Act imposes a number of statutory duties on a director. A Cayman Islands director’s fiduciary duties are not codified, however the courts of the Cayman Islands have held that a director owes the following fiduciary duties (a) a duty to act in what the director bona fide considers to be in the best interests of the company, (b) a duty to exercise their powers for the purposes they were conferred, (c) a duty to avoid fettering his or her discretion in the future and (d) a duty to avoid conflicts of interest and of duty.

The common law duties owed by a director are those to act with skill, and care and diligence that may reasonably be expected of a person carrying out the same functions as are carried out by that director in relation to the company and, also, to act with the skill, care and diligence in keeping with a standard of care commensurate with any particular skill they have which enables them to meet a higher standard than a director without those skills. It was previously considered that a director need not exhibit in the performance of his or her duties a greater degree of skill than may reasonably be expected from a person of his or her knowledge and experience. However, there are indications that English and Commonwealth courts are moving towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.

Under statute, our directors are subject to a number of statutory obligations, which provisions prescribe penalties for breach. The most serious of these involves dishonesty or the authorizing of illegal payments and carry both criminal and civil penalties. By way of example, material statutory provisions attracting penalties include where 1) the director willfully authorizes or permits any distribution or dividend in contravention of the Companies Act; 2) where the director knowingly or willfully authorizes or permits any payment out of capital by a company for a redemption or purchase of its own shares when the company is insolvent; 3) where there has been a failure to maintain the books of account, minutes of meetings, or the company’s statutory registers of members, beneficial ownership, mortgages and charges, or directors (which includes alternate directors); 4) where there has been a failure to provide information or access to documents to specified persons as required by the Companies Act; and 5) where the director makes or authorizes a false annual return to the Registrar of Companies.

Shareholder Action by Written Consent

Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. Cayman Islands law and our Articles provide that shareholders may approve corporate matters and adopt both the ordinary resolutions and the special resolutions by way of unanimous written resolutions signed by all of the shareholders of our Company who would have been entitled to vote on such matter at a general meeting without a meeting being held.

Shareholder Proposals

Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the Board of Directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

Cayman Islands law provides shareholders with only limited rights to requisition a general meeting and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association.

Our Articles allow any one or more shareholders where together hold shares which carry in aggregate not less than one-third of the total number of votes attaching to all issued and outstanding shares of our Company entitled to vote at general meetings to requisition an extraordinary general meeting of our shareholders, in which case our board is obliged to convene an extraordinary general meeting and to put the resolutions so requisitioned to a vote at such meeting. If the directors do not convene such meeting for a date not later than twenty-one clear days’ after the date of receipt of the written requisition, those shareholders who requested the meeting may convene the general meeting themselves within three months after the end of such period of twenty-one clear days in which case reasonable expenses incurred by them as a result of the directors failing to convene a meeting shall be reimbursed by us. Other than this right to requisition a shareholders’ meeting, our Articles do not provide our shareholders with any other right to put proposals before annual general meetings or extraordinary general meetings.

As a Cayman Islands exempted company, we are not obliged by the Companies Act to call shareholders’ annual general meetings.

Cumulative Voting

Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director.

There are no prohibitions in relation to cumulative voting under the Companies Act but our Articles do not provide for cumulative voting.

Removal of Directors

Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise.

Subject to the provisions of our Articles (which include the removal of a director by ordinary resolution), the office of a director may be terminated forthwith if (a) he is prohibited by the laws of the Cayman Islands from acting as a director, (b) he is made bankrupt or makes an arrangement or composition with his creditors generally, (c) he resigns his office by notice to us, (d) he only held office as a director for a fixed term and such term expires, (e) in the opinion of a registered medical practitioner by whom he is being treated he becomes physically or mentally incapable of acting as a director, (f) he is given notice by the majority of the other directors (not being less than two in number) to vacate office (without prejudice to any claim for damages for breach of any agreement relating to the provision of the services of such director), (g) he is made subject to any law relating to mental health or incompetence, whether by court order or otherwise, or (h) without the consent of the other directors, he is absent from meetings of directors for continuous period of six months.

Transactions with Interested Shareholders

The Delaware General Corporation Law contains a business combination statute applicable to Delaware public corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting shares within the past three years.

This statute has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although the Companies Act does not regulate transactions between a company and its significant shareholders, the directors of the company are required to comply with fiduciary duties which they owe to the company under Cayman Islands law, including the duty to ensure that, in their opinion, that such transactions must be entered into bona fide in the best interests of the company and for a proper purpose and not with the effect of constituting a fraud on the minority shareholders.

In addition, under our Articles, no director or his affiliates shall be prevented from transacting with the Company or held liable for any profit realized under any such transaction if such director discloses the nature of his interest.

Dissolution; Winding Up

Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board.

Under the Companies Act and our Articles, the Company may be wound up by a special resolution of our shareholders, or if the winding up is initiated by our board of directors, by either a special resolution of our members or, if our Company is unable to pay its debts as they fall due, by an ordinary resolution of our members. In addition, a company may be wound up by an order of the courts of the Cayman Islands. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so.

Variation of Rights of Shares

Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under the Companies Act and our Articles, if our share capital is divided into more than one class of shares, the rights attaching to any class of share (unless otherwise provided by the terms of issue of the shares of that class) may be varied either with the consent in writing of the holders of not less than two-thirds of the issued shares of that class, or with the sanction of a resolution passed by a majority of not less than two-thirds of the holders of shares of the class present in person or by proxy at a separate meeting of the holders of the shares of that class.

Amendment of Governing Documents

Under the Delaware General Corporation Law, a corporation’s certificate of incorporation may be amended only if adopted and declared advisable by the board of directors and approved by a majority of the outstanding shares entitled to vote, and the bylaws may be amended with the approval of a majority of the outstanding shares entitled to vote and may, if so provided in the certificate of incorporation, also be amended by the board of directors.

As permitted under the Companies Act and our Articles, our Articles may only be amended by special resolution of our shareholders.

Rights of Non-resident or Foreign Shareholders

Our Articles do not limit the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. However, no person will be entitled to vote at any general meeting or at any separate meeting of the holders of the Ordinary Shares unless the person is registered as of the record date for such meeting and unless all calls or other sums presently payable by the person in respect of our Ordinary Shares have been paid. In addition, our Articles do not stipulate the ownership threshold above which shareholder ownership must be disclosed.

Inspection of Books and Records

Under the Delaware General Corporation Law, any shareholder of a corporation may for any proper purpose inspect or make copies of the corporation’s stock ledger, list of shareholders and other books and records.

Holders of our shares will have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or our corporate records. However, we intend to provide our shareholders with annual reports containing audited financial statements. See “Where You Can Find Additional Information.”

Data Protection — Cayman Islands

We have certain duties under the Data Protection Act (Revised) of the Cayman Islands (the “DPA”) based on internationally accepted principles of data privacy.

Privacy Notice

Introduction

This privacy notice puts our shareholders on notice that through your investment in the Company you will provide us with certain personal information which constitutes personal data within the meaning of the DPA (“personal data”).

In the following discussion, the “Company” refers to us and our affiliates and/or delegates, except where the context requires otherwise.

Investor Data

We will collect, use, disclose, retain and secure personal data to the extent reasonably required only and within the parameters that could be reasonably expected during the normal course of business. We will only process, disclose, transfer or retain personal data to the extent legitimately required to conduct our activities of on an ongoing basis or to comply with legal and regulatory obligations to which we are subject. We will only transfer personal data in accordance with the requirements of the DPA and will apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of the personal data and against the accidental loss, destruction or damage to the personal data.

In our use of this personal data, we will be characterized as a “data controller” for the purposes of the DPA, while our affiliates and service providers who may receive this personal data from us in the conduct of our activities may either act as our “data processors” for the purposes of the DPA or may process personal information for their own lawful purposes in connection with services provided to us.

We may also obtain personal data from other public sources. Personal data includes, without limitation, the following information relating to a shareholder and/or any individuals connected with a shareholder as an investor: name, residential address, email address, contact details, corporate contact information, signature, nationality, place of birth, date of birth, tax identification, credit history, correspondence records, passport number, bank account details, source of funds details and details relating to the shareholder’s investment activity.

Who this Affects

If you are a natural person, this will affect you directly. If you are a corporate investor (including, for these purposes, legal arrangements such as trusts or exempted limited partnerships) that provides us with personal data on individuals connected to you for any reason in relation your investment in the Company, this will be relevant for those individuals and you should transmit the content of this Privacy Notice to such individuals or otherwise advise them of its content.

How the Company May Use a Shareholder’s Personal Data

The Company, as the data controller, may collect, store and use personal data for lawful purposes, including, in particular:

(i)     where this is necessary for the performance of our rights and obligations under any purchase agreements;

(ii)    where this is necessary for compliance with a legal and regulatory obligation to which we are subject (such as compliance with anti-money laundering and FATCA/CRS requirements); and/or

(iii)   where this is necessary for the purposes of our legitimate interests and such interests are not overridden by your interests, fundamental rights or freedoms.

Should we wish to use personal data for other specific purposes (including, if applicable, any purpose that requires your consent), we will contact you.

Why We May Transfer Your Personal Data

In certain circumstances we may be legally obliged to share personal data and other information with respect to your shareholding with the relevant regulatory authorities such as the Cayman Islands Monetary Authority or the Tax Information Authority. They, in turn, may exchange this information with foreign authorities, including tax authorities.

We anticipate disclosing personal data to persons who provide services to us and their respective affiliates (which may include certain entities located outside the United States, the Cayman Islands or the European Economic Area), who will process your personal data on our behalf.

The Data Protection Measures We Take

Any transfer of personal data by us or our duly authorized affiliates and/or delegates outside of the Cayman Islands shall be in accordance with the requirements of the DPA.

We and our duly authorized affiliates and/or delegates shall apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of personal data, and against accidental loss or destruction of, or damage to, personal data.

We shall notify you of any personal data breach that is reasonably likely to result in a risk to your interests, fundamental rights or freedoms or those data subjects to whom the relevant personal data relates.

Listing

Our Class A Ordinary Shares are listed on the Nasdaq Capital Market under the symbol “WOK.”

Transfer Agent and Registrar

The transfer agent and registrar for our Ordinary Shares is VStock Transfer LLC. VStock Transfer LLC’s address is 18 Lafayette Pl, Woodmere, NY 11598.

MATERIAL INCOME TAX CONSIDERATIONS

The following discussion of material Cayman Islands, PRC, and United States federal income tax consequences of an investment in our Class A Ordinary Shares is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This discussion does not deal with all possible tax consequences relating to an investment in our Class A Ordinary Shares, such as the tax consequences under state, local, and other tax laws.

This summary does not apply to the acquisition, holding, and disposition of the Warrants by holders. Such holders should consult their own tax advisors with respect to an investment in the Warrants.

WE URGE POTENTIAL PURCHASERS OF OUR CLASS A ORDINARY SHARES TO CONSULT THEIR OWN TAX ADVISORS CONCERNING THE U.S. FEDERAL, STATE, LOCAL, AND NON-U.S. TAX CONSEQUENCES OF PURCHASING, OWNING AND DISPOSING OF OUR CLASS A ORDINARY SHARES.

People’s Republic of China Taxation

For a discussion of PRC taxation, please read “Item 10. Additional Information — E. Taxation — People’s Republic of China Taxation” in our Annual Report, which is incorporated by reference into this prospectus.

Hong Kong Taxation

For a discussion of Hong Kong taxation, please read “Item 10. Additional Information — E. Taxation — Hong Kong Taxation” in our Annual Report, which is incorporated by reference into this prospectus.

Cayman Islands Taxation

The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains, or appreciation and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to us levied by the Government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in, or, after execution, brought within the jurisdiction of the Cayman Islands. No stamp duty is payable in the Cayman Islands on the issue of shares by, or any transfers of shares of, Cayman Islands companies (except those which hold interests in land in the Cayman Islands). There are no exchange control regulations or currency restrictions in the Cayman Islands.

Payments of dividends and capital in respect of our Class A Ordinary Shares will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of our Class A Ordinary Shares, as the case may be, nor will gains derived from the disposal of our Class A Ordinary Shares be subject to Cayman Islands income or corporation tax.

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

THE FOLLOWING BRIEF SUMMARY IS INCLUDED HEREIN FOR GENERAL INFORMATION AND IS NOT INTENDED TO BE, AND SHOULD NOT BE CONSIDERED TO BE, LEGAL OR TAX ADVICE. EACH U.S. HOLDER SHOULD CONSULT WITH HIS OR HER OWN TAX ADVISOR AS TO THE PARTICULAR U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP, AND SALE OF CLASS A ORDINARY SHARES, THE WARRANTS, AND THE CLASS A ORDINARY SHARES ISSUED OR ISSUABLE UPON EXERCISE OF THE WARRANTS, INCLUDING THE EFFECTS OF APPLICABLE STATE, LOCAL, FOREIGN OR OTHER TAX LAWS AND POSSIBLE CHANGES IN THE TAX LAWS.

Subject to the limitations described in the next paragraph, the following discussion summarizes the material U.S. federal income tax consequences to a “U.S. Holder” arising from the purchase, ownership and sale of the Class A Ordinary Shares, the Warrants, and the Class A Ordinary Shares issued or issuable upon exercise of the Warrants, or collectively, the “Securities.” For this purpose, a “U.S. Holder” is a holder of Securities that is: (1) an individual citizen or resident of the United States, including an alien individual who is a lawful permanent resident of the United States or meets the substantial presence residency test under U.S. federal income tax laws; (2) a corporation (or entity treated as a corporation for U.S. federal income tax purposes) or a partnership (other than a partnership that is not treated as a U.S. person under any applicable U.S. Treasury regulations) created or organized under the laws of the United States or the District of Columbia or any political subdivision thereof; (3) an estate, the income of which is includable in gross income for U.S. federal income tax purposes regardless of source; (4) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have authority to control all substantial decisions of the trust; or (5) a trust that has a valid election in effect to be treated as a U.S. person to the extent provided in U.S. Treasury regulations.

This brief summary is for general information purposes only and does not purport to be a comprehensive description of all of the U.S. federal income tax considerations that may be relevant to a decision to purchase our Securities. This brief summary generally considers only U.S. Holders that will own our Securities as capital assets. Except to the limited extent discussed below, this summary does not consider the U.S. federal tax consequences to a person that is not a U.S. Holder, nor does it describe the rules applicable to determine a taxpayer’s status as a U.S. Holder. This summary is based on the provisions of the Internal Revenue Code of 1986, as amended, or the Code, final, temporary and proposed U.S. Treasury regulations promulgated thereunder, and administrative and judicial interpretations thereof, (including with respect to the Tax Cuts and Jobs Act of 2017), all as in effect as of the date hereof and all of which are subject to change, possibly on a retroactive basis, and all of which are open to differing interpretations. We will not seek a ruling from the IRS with regard to the U.S. federal income tax treatment of an investment in our Securities by U.S. Holders and, therefore, can provide no assurances that the IRS will agree with the conclusions set forth below.

This discussion does not address all of the aspects of U.S. federal income taxation that may be relevant to a particular U.S. Holder based on such holder’s particular circumstances and in particular does not discuss any estate, gift, generation-skipping, transfer, state, local, excise or foreign tax considerations. In addition, this discussion does not address the U.S. federal income tax treatment of a U.S. Holder who is: (1) a bank, life insurance company, regulated investment company, or other financial institution or “financial services entity;” (2) a broker or dealer in securities or foreign currency; (3) a person who acquired our Securities in connection with employment or other performance of services; (4) a U.S. Holder that is subject to the U.S. alternative minimum tax; (5) a U.S. Holder that holds our Securities as a hedge or as part of a hedging, straddle, conversion or constructive sale transaction or other risk-reduction transaction for U.S. federal income tax purposes; (6) a tax-exempt entity; (7) real estate investment trusts or grantor trusts; (8) a U.S. Holder that expatriates out of the United States or a former long-term resident of the United States; or (9) a person having a functional currency other than the U.S. dollar. This discussion does not address the U.S. federal income tax treatment of a U.S. Holder that owns, directly or constructively, at any time, Securities representing 10% or more of our voting power. Additionally, the U.S. federal income tax treatment of partnerships (or other pass-through entities) or persons who hold securities through a partnership or other pass-through entity are not addressed.

Each prospective investor is advised to consult his or her own tax adviser for the specific tax consequences to that investor of purchasing, holding or disposing of our Securities, including the effects of applicable state, local, foreign or other tax laws and possible changes in the tax laws.

Tax Treatment of the Pre-Funded Warrants

We intend to treat our Pre-Funded Warrants as a class of our Ordinary Shares for U.S. federal income tax purposes. However, our position is not binding on the IRS and the IRS may treat the Pre-Funded Warrants as warrants to acquire our Class A Ordinary Shares. Accordingly, you should consult your tax adviser regarding the U.S. federal tax consequences of an investment in the Pre-Funded Warrants. The following discussion assumes our Pre-Funded Warrants are properly treated as a class of our Ordinary Shares.

Exercise or Expiry of Warrants

No gain or loss will be realized on the exercise of a Warrant. When a Warrant is exercised, the U.S. Holder’s cost of the Ordinary Share acquired thereby will be equal to the U.S. Holder’s adjusted cost basis of the Warrant plus the exercise price paid for the Ordinary Share. The expiration of an unexercised Warrant will generally give rise to a capital loss equal to the adjusted cost basis to the U.S. Holder of the Warrant. The Pre-Funded Warrants do not expire. The holding period of the Class A Ordinary Shares acquired by the exercise of a Warrant includes the holding period of the Warrant.

Taxation of Dividends Paid on Securities

See “Item 10. Additional Information — E. Taxation — Taxation of Dividends and Other Distributions on Our Ordinary Shares” in our Annual Report.

Taxation of the Disposition of Securities

See “Item 10. Additional Information — E. Taxation — Taxation of Dispositions of Ordinary Shares” in our Annual Report.

Passive Foreign Investment Companies

See “Item 10. Additional Information — E. Taxation — Passive Foreign Investment Company (PFIC) Consequences” in our Annual Report.

Tax on Net Investment Income

U.S. Holders who are individuals, estates or trusts will generally be required to pay a 3.8% Medicare tax on their net investment income (including dividends on and gains from the sale or other disposition of our Securities), or in the case of estates and trusts on their net investment income that is not distributed. In each case, the 3.8% Medicare tax applies only to the extent the U.S. Holder’s total adjusted income exceeds applicable thresholds.

Tax Consequences for Non-U.S. Holders of Securities

Except as provided below, an individual, corporation, estate or trust that is not a U.S. Holder referred to below as a non-U.S. Holder, generally will not be subject to U.S. federal income or withholding tax on the payment of dividends on, and the proceeds from the disposition of, our Securities.

A non-U.S. Holder may be subject to U.S. federal income tax on a dividend paid on our Securities or gain from the disposition of our Securities if: (1) such item is effectively connected with the conduct by the non-U.S. Holder of a trade or business in the United States and, if required by an applicable income tax treaty is attributable to a permanent establishment or fixed place of business in the United States; or (2) in the case of a disposition of our Securities, the individual non-U.S. Holder is present in the United States for 183 days or more in the taxable year of the disposition and other specified conditions are met.

In general, non-U.S. Holders will not be subject to backup withholding with respect to the payment of dividends on our Securities if payment is made through a paying agent, or office of a foreign broker outside the United States. However, if payment is made in the United States or by a U.S. related person, non-U.S. Holders may be subject to backup withholding, unless the non-U.S. Holder provides an applicable IRS Form W-8 (or a substantially similar form) certifying its foreign status, or otherwise establishes an exemption.

The amount of any backup withholding from a payment to a non-U.S. Holder will be allowed as a credit against such holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS.

Information Reporting and Withholding

See “Item 10. Additional Information — E. Taxation — Information Reporting and Backup Withholding” in our Annual Report.

UNDERWRITING

We intend to enter into an underwriting agreement with Univest Securities, LLC, as the Representative with respect to the Ordinary Units and Pre-Funded Ordinary Units in this offering. The Representative may retain other brokers or dealers to act as sub-agents on its behalf in connection with this offering. Under the terms and subject to the conditions contained in the underwriting agreement, we will agree to issue and sell to the underwriters the number of Ordinary Units and Pre-Funded Ordinary Units as indicated below.

Underwriters	Number of Ordinary Units	Number of Pre-Funded Ordinary Units
Univest Securities, LLC
Total

The underwriting agreement will provide that the underwriters must buy all of the Ordinary Units (or if applicable, Pre-Funded Ordinary Units) if they buy any of them, which underwriter obligations to pay for and accept delivery of such Units offered by us in this prospectus are subject to various representations and warranties and other customary conditions specified in the underwriting agreement, such as receipt by the underwriters of officers’ certificates and legal opinions.

The Units are offered subject to a number of conditions, including:

•        receipt and acceptance of the Units by the underwriters; and

•        the underwriters’ right to reject orders in whole or in part.

We have been advised by the Representative that the underwriters intend to make a market in our Class A Ordinary Shares and Warrants but that they are not obligated to do so and may discontinue making a market at any time without notice.

In connection with this offering, certain of the underwriters or securities dealers may distribute prospectuses electronically.

Underwriting Discounts and Expenses

Units sold by the underwriters to the public will initially be offered at the initial offering price set forth on the cover of this prospectus. Any Units sold by the underwriters to securities dealers may be sold at a discount of up to $ per Unit from the public offering price. The underwriters may offer the Units through one or more of their affiliates or selling agents. If all the Units are not sold at the public offering price, the underwriters may change the offering price and the other selling terms. Upon execution of the underwriting agreement, the underwriters will be obligated to purchase the Units at the prices and upon the terms stated therein.

The underwriting discount is equal to the public offering price per Unit, less the amount paid by the underwriters to us per Unit. The underwriting discount was determined through an arms’ length negotiation between us and the underwriters. We have agreed to sell the Units to the underwriters at the offering price of            per Unit, which represents the public offering price of our Units set forth on the cover page of this prospectus less a 7% underwriting discount.

The following table shows the public offering price, underwriting discount, and proceeds, before expenses, to us:

	Per Unit	Per Pre-Funded Ordinary Unit	Total
Public offering price	$	$	$
Underwriters’ discounts(1)	$	$	$
Non-accountable expense allowance(2)	$	$	$
Proceeds to our Company before expenses(3)	$	$	$

____________

(1)      The Company intends to pay the underwriters a fee equal to 7% of the gross proceeds of the offering.

(2)      The Company intends to pay the Representative a non-accountable expense allowance equal to 1.0% of the gross proceeds raised in this offering.

(3)      We expect our total cash expenses for this offering (including cash expenses payable to the underwriters for their out-of-pocket expenses) to be approximately $            , exclusive of the above discounts and any proceeds from the exercise of the Warrants.

We intend to reimburse the Representative for all reasonable travel and other accountable out-of-pocket expenses, including the reasonable fees, costs and disbursements of its legal counsel, in an amount not to exceed an aggregate of $150,000. We also intend to reimburse the Representative for all fees and expenses of the clearing firm, escrow agent, registrar or transfer agent, as applicable, provided that the fees and expenses of the clearing firm or escrow agent shall not exceed $12,900.

We estimate that the total expenses of the offering payable by us, not including the underwriting discounts, will be approximately $            .

Tail Financing

We have agreed that the Representative shall be entitled to compensation commensurate with that to be received in this offering from the sale of any equity, debt and/or equity derivative instruments to any investor actually introduced by the Representative to us during the period between the date of that certain engagement agreement by and between the Company and the Representative, dated October 31, 2024 (the “Engagement Agreement”), and the closing of the offering, in connection with any public or private financing or capital raise (each a “Tail Financing”), and such Tail Financing is consummated any time within the 12-month period following the closing date of this offering, provided that the Representative shall have furnished the Company with a comprehensive list of up to 10 prospective investors, or all prospective investors it sourced during the term of the Engagement Agreement on the Company’s behalf who signed a letter of intent, non-disclosure agreement, or any other instrument demonstrating an indication of interest with the Representative.

Right of First Refusal

Following the closing of this offering, we have agreed, provided that this offering is completed, that until twelve (12) months from the commencement of sales for this offering, the Representative shall have a right of first refusal to act as sole investment banker, sole book-runner, and/or sole placement agent at its sole discretion, for each and every future public and private equity and debt offering, including all equity linked financings (each a “Subject Transaction”), during such twelve (12) month period, of our Company, or any successor to or any current or future subsidiary of our Company, provided, however, that such right shall be subject to FINRA Rule 5110(g), including that the right of first refusal may be terminated by the Company for cause in case of the Representative’s material failure to provide the services contemplated in the underwriting agreement. During such twelve (12)-month period, the Representative shall have the sole right to determine whether any other broker dealer shall have the right to participate in a Subject Transaction and the economic terms of such participation, and we shall not retain, engage or solicit any additional investment banker, book-runner, financial advisor, underwriter and/or placement agent in a Subject Transaction without the express written consent of the Representative.

Lock-Up Agreements

Our directors, officers and holders of five percent (5%) or more of either our outstanding Class A Ordinary Shares or Class B Ordinary Shares as of the effective date of the registration statement of which this prospectus forms a part will enter into customary “lock-up” agreements in favor of the Representative pursuant to which such persons and entities shall agree, for a period of one hundred eighty (180) days following the closing of the offering of the securities offered hereby, that they shall neither offer, issue, sell, contract to sell, encumber, grant any option for the sale of or otherwise dispose of any of our securities without the Representative’s prior written consent, including the issuance of Ordinary Shares upon the exercise of currently outstanding convertible securities.

The Company, on behalf of itself and any successor entity, will not, without the prior written consent of the Representative, for a period of thirty (30) days from the closing of this offering, (i) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, or file with the SEC a registration statement under the Securities Act relating to, any Ordinary Shares or any securities convertible into or exercisable or exchangeable for Ordinary Shares, (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Ordinary Shares or any such other securities, whether any such transaction described in clause (i), or (ii) above is to be settled by delivery of Ordinary Shares or such other securities, in cash or otherwise, except to the underwriters, or (iii) repurchase any Ordinary Shares.

Indemnification

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act. If we are unable to provide this indemnification, we will contribute to payments that the underwriters may be required to make for these liabilities.

Pricing of the Offering

The offering price of the Ordinary Units (and Pre-Funded Ordinary Units, as applicable) is based on the last reported sale price of our Class A Ordinary Shares on Nasdaq immediately prior to effectiveness of the registration statement of which this prospectus forms a part.

Electronic Offer, Sale, and Distribution of Securities

A prospectus in electronic format may be made available on the websites maintained by the underwriters. In addition, securities may be sold by the underwriters to securities dealers who resell securities to online brokerage account holders. The securities to be sold pursuant to Internet distributions will be allocated on the same basis as other allocations. Other than the prospectus in electronic format, the information on these websites is not part of, nor incorporated by reference into, this prospectus or the registration statement of which this prospectus forms a part, has not been approved or endorsed by us or the underwriters, and should not be relied upon by investors.

Price Stabilization, Short Positions, and Penalty Bids

In connection with this offering, the underwriters may engage in transactions that stabilize, maintain, or otherwise affect the price of our securities. Specifically, the underwriters may sell more securities than they are obligated to purchase under the underwriting agreement, creating a short position. A short sale is covered if the short position is no greater than the number of securities available for purchase by the underwriters under option to purchase additional securities. The underwriters can close out a covered short sale by exercising the option to purchase additional securities or purchasing securities in the open market. In determining the source of securities to close out a covered short sale, the underwriters will consider, among other things, the open market price of securities compared to the price available under the option to purchase additional securities. The underwriters may also sell securities in excess of the option to purchase additional securities, creating a naked short position. The underwriters must close out any naked short position by purchasing securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter or dealer repays selling concessions allowed to it for distributing our securities in this offering because such underwriter repurchases those securities in stabilizing or short covering transactions.

Finally, the underwriters may bid for, and purchase, our securities in market making transactions, including “passive” market making transactions as described below.

These activities may stabilize or maintain the market price of our securities at a price that is higher than the price that might otherwise exist in the absence of these activities. The underwriters are not required to engage in these activities, and may discontinue any of these activities at any time without notice. These transactions may be effected on the Nasdaq Capital Market, in the over-the-counter market, or otherwise.

Passive Market Making

In connection with this offering, the underwriters may engage in passive market making transactions in our securities on the Nasdaq Capital Market in accordance with Rule 103 of Regulation M under the Exchange Act, during a period before the commencement of offers or sales of the securities and extending through the completion of the distribution.

A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, then that bid must then be lowered when specified purchase limits are exceeded.

Potential Conflicts of Interest

The underwriters and their affiliates may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses. In the ordinary course of their various business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own accounts and for the accounts of their customers and such investment and securities activities may involve securities and/or instruments of our Company. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Other Relationships

The underwriters and certain of its affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing, and brokerage activities. The underwriters and certain of its affiliates may in the future engage in investment banking and other commercial dealings in the ordinary course of business with us and our affiliates, for which they may in the future receive customary fees, commissions, and expenses.

In addition, in the ordinary course of their business activities, the underwriters and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long, and/or short positions in such securities and instruments.

Selling Restrictions

No action may be taken in any jurisdiction other than the United States that would permit a public offering of the Units or the possession, circulation, or distribution of this prospectus in any jurisdiction where action for that purpose is required. Accordingly, our securities may not be offered or sold, directly or indirectly, and neither the prospectus nor any other offering material or advertisements in connection with our securities may be distributed or published in or from any country or jurisdiction except under circumstances that will result in compliance with any applicable laws, rules, and regulations of any such country or jurisdiction.

Canada.    The Class A Ordinary Shares may not be offered, sold, or distributed, directly or indirectly, in any province or territory of Canada other than the provinces of Ontario and Quebec or to or for the benefit of any resident of any province or territory of Canada other than the provinces of Ontario and Quebec, and only on a basis that is pursuant to an exemption from the requirement to file a prospectus in such province, and only through a dealer duly registered under the applicable securities laws of such province or in accordance with an exemption from the applicable registered dealer requirements.

Cayman Islands.    This prospectus does not constitute a public offer of the Class A Ordinary Shares, whether by way of sale or subscription, in the Cayman Islands. The underwriters have represented and agreed that they have not offered or sold, and will not offer or sell, directly or indirectly, any Class A Ordinary Shares to any member of the public in the Cayman Islands.

Hong Kong.    The Class A Ordinary Shares may not be offered or sold in Hong Kong by means of this prospectus or any other document other than (i) in circumstances that do not constitute an offer or invitation to the public within the meaning of the Companies (Cap.32, Laws of Hong Kong) or the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances that do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the Class A Ordinary Shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), that is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to Class A Ordinary Shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder.

Malaysia.    The Class A Ordinary Shares have not been and may not be approved by the securities commission Malaysia, or SC, and this document has not been and will not be registered as a prospectus with the SC under the Malaysian capital markets and services act of 2007, or CMSA. Accordingly, no securities or offer for subscription or purchase of securities or invitation to subscribe for or purchase securities are being made to any person in or from within Malaysia under this document except to persons falling within any of paragraphs 2(g)(i) to (xi) of schedule 5 of the CMSA and distributed only by a holder of a capital markets services license who carries on the business of dealing in securities and subject to the issuer having lodged this prospectus with the SC within seven days from the date of the distribution of this prospectus in Malaysia. The distribution in Malaysia of this document is subject to Malaysian laws. Save as aforementioned, no action has been taken in Malaysia under its securities laws in respect of this document. This document does not constitute and may not be used for the purpose of a public offering or an issue, offer for subscription or purchase, invitation to subscribe for or purchase any securities requiring the approval of the SC or the registration of a prospectus with the SC under the CMSA.

People’s Republic of China.    This prospectus may not be circulated or distributed in the PRC, and the Class A Ordinary Shares may not be offered or sold, and will not be offered or sold to any person for re-offering or resale, directly or indirectly, to any resident of the PRC except pursuant to applicable laws and regulations of the PRC. For the purpose of this paragraph, PRC does not include Taiwan and the special administrative regions of Hong Kong and Macau.

Singapore.    This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of our Class A Ordinary Shares may not be circulated or distributed, nor may our Class A Ordinary Shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore, or SFA, (ii) to a relevant person or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to compliance with conditions set forth in the SFA.

Where our Class A Ordinary Shares are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor as defined in Section 4A of the SFA) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor; shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the Class A Ordinary Shares under Section 275 of the SFA, except: (1) to an institutional investor (for corporations under Section 274 of the SFA) or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is or will be given for the transfer; or (3) where the transfer is by operation of law.

Taiwan    The Class A Ordinary Shares have not been and will not be registered or filed with, or approved by, the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be offered or sold in Taiwan through a public offering or in circumstances which constitute an offer within the meaning of the Securities and Exchange Act of Taiwan or relevant laws and regulations that require a registration, filing, or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer or sell the Class A Ordinary Shares in Taiwan.

EXPENSES RELATING TO THIS OFFERING

Set forth below is an itemization of the total expenses, excluding underwriting discounts and non-accountable expense allowance. With the exception of the SEC registration fee and the FINRA filing fee, all amounts are estimates.

SEC Registration Fee	$11,482.50
FINRA Filing Fee	6,800.00
Legal Fees and Expenses	72,200.00
Printing Expenses	3,000.00
Transfer Agent Fee	3,000.00
Miscellaneous Expenses	331.92
Total	$96,814.42

We bear these expenses incurred in connection with the offer and sale of the securities by us.

LEGAL MATTERS

We are being represented by Hunter Taubman Fischer & Li LLC with respect to certain legal matters as to United States federal securities and New York State law. The validity of the Class A Ordinary Shares included in the Units, offered in this offering and certain other legal matters as to Cayman Islands law will be passed upon for us by Ogier (Cayman) LLP, our counsel as to Cayman Islands law. Legal matters as to PRC law will be passed upon for us by AllBright Law Offices (Fuzhou). Certain legal matters with respect to the United States federal securities and New York law in connection with this offering will be passed upon for the underwriters by Sullivan & Worcester LLP.

EXPERTS

The consolidated financial statements of our Company as of September 30, 2024, 2023, and 2022, and for each of the fiscal years in the period then ended incorporated by reference into this prospectus from our Annual Report, have been so incorporated in reliance on the report of WWC, P.C., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The office of WWC, P.C. is located at 2010 Pioneer Court, San Mateo, CA 94403.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-1, including relevant exhibits and schedules under the Securities Act, covering the securities offered by this prospectus. You should refer to our registration statements and their exhibits and schedules if you would like to find out more about us and about the securities offered hereby. This prospectus summarizes material provisions of contracts and other documents that we refer you to. Since the prospectus may not contain all the information that you may find important, you should review the full text of these documents.

We are subject to periodic reporting and other informational requirements of the Exchange Act, as applicable to foreign private issuers. Accordingly, we are required to file reports, including annual reports on Form 20-F, and other information with the SEC. As a foreign private issuer, we are exempt from the rules of the Exchange Act prescribing the furnishing and content of proxy statements to shareholders under the federal proxy rules contained in Sections 14(a), (b) and (c) of the Exchange Act, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.

The SEC maintains a website that contains reports, proxy statements, and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov. The information on that website is not a part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We are allowed to incorporate by reference the information we file with the SEC, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is considered to be part of this prospectus. We incorporate by reference in this prospectus the documents listed below:

•        Our annual report on Form 20-F for the year ended September 30, 2024 filed with the SEC on February 14, 2025.

The information relating to us contained in this prospectus does not purport to be comprehensive and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference in this prospectus.

As you read the above documents, you may find inconsistencies in information from one document to another. If you find inconsistencies between the documents and this prospectus, you should rely on the statements made in this prospectus. All information appearing in this prospectus is qualified in its entirety by the information and financial statements, including the notes thereto, contained in the documents incorporated by reference herein.

We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of these filings, at no cost, upon written or oral request to us at the following address:

WORK Medical Technology Group LTD

Address: Floor 23, No. 2 Tonghuinan Road, Xiaoshan District, Hangzhou City, Zhejiang Province, The People’s Republic of China

Tel: +86-571-82613568

Attention: ir@workmedtech.com, Company Contact Person

You also may access the incorporated reports and other documents referenced above on our website at https://www.workmedtech.com/. The information contained on, or that can be accessed through, our website is not part of this prospectus.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus, or such earlier date, that is indicated in this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

10,000,000 Ordinary Units (each Ordinary Unit consisting of one Class A Ordinary Share, one Series A Warrant to purchase one Class A Ordinary Share and one Series B Warrant to purchase one Class A Ordinary Share)

Up to 10,000,000 Pre-Funded Ordinary Units (each Pre-Funded Ordinary Unit consisting of one Pre-Funded Warrant, one Series A Warrant to purchase one Class A Ordinary Share and one Series B Warrant to purchase one Class A Ordinary Share)

10,000,000 Class A Ordinary Shares included in the Ordinary Units

Up to 30,000,000 Class A Ordinary Shares Underlying the Series A Warrants (which contains a zero exercise price option)

Up to 40,000,000 Class A Ordinary Shares Underlying the Series B Warrants (which contains a zero exercise price option)

Up to 10,000,000 Class A Ordinary Shares Underlying the Pre-Funded Warrants

WORK MEDICAL TECHNOLOGY GROUP LTD

____________________

PROSPECTUS

____________________

Univest Securities, LLC

Prospectus dated             , 2025

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our amended and restated articles of association, which will become effective upon or before completion of this offering, provide that, to the extent permitted by law, we shall indemnify each existing or former secretary, director (including alternate director), and any of our other officers (including an investment adviser or an administrator or liquidator) and their personal representatives against:

(a)     all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by the existing or former director (including alternate director), secretary or officer in or about the conduct of our business or affairs or in the execution or discharge of the existing or former director (including alternate director), secretary’s or officer’s duties, powers, authorities or discretions; and

(b)    without limitation to paragraph (a) above, all costs, expenses, losses or liabilities incurred by the existing or former director (including alternate director), secretary or officer in defending (whether successfully or otherwise) any civil, criminal, administrative or investigative proceedings (whether threatened, pending or completed) concerning us or our affairs in any court or tribunal, whether in the Cayman Islands or elsewhere.

No such existing or former director (including alternate director), secretary or officer, however, shall be indemnified in respect of any matter arising out of his own dishonesty.

To the extent permitted by law, we may make a payment, or agree to make a payment, whether by way of advance, loan or otherwise, for any legal costs incurred by an existing or former director (including alternate director), secretary or any of our officers in respect of any matter identified in above on condition that the director (including alternate director), secretary or officer must repay the amount paid by us to the extent that it is ultimately found not liable to indemnify the director (including alternate director), the secretary or that officer for those legal costs.

We have entered into indemnification agreements with each of our directors and executive officers. Under these agreements, we have agreed to indemnify our directors and executive officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director or executive officer.

The form of underwriting agreement filed as Exhibit 1.1 to this registration statement will also provide for indemnification of us and our officers and directors.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7. RECENT SALES OF UNREGISTERED SECURITIES.

During the past three years, we have issued and sold the securities described below without registering the securities under the Securities Act. We believe that each of the following issuances was exempt from registration under the Securities Act in reliance on Regulation D under the Securities Act or pursuant to Section 4(a)(2) of the Securities Act regarding transactions not involving a public offering or in reliance on Regulation S under the Securities Act regarding sales by an issuer in offshore transactions.

None of these transactions involved any underwriters’ underwriting discounts or commissions, or any public offering.

Purchaser	Number of Ordinary Shares	Date of Sale or Issuance	Consideration
LWY GROUP LTD	6,250,000 Class B Ordinary Shares	April 8, 2025	$3,125
JPY GROUP LTD	717,500 Class B Ordinary Shares	April 8, 2025	$358.75
ZLW GROUP LTD	625,000 Class B Ordinary Shares	April 8, 2025	$312.5

ITEM 8. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

a)      Exhibits

See Exhibit Index beginning on page II-7 of this registration statement.

The agreements included as exhibits to this registration statement contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties were made solely for the benefit of the other parties to the applicable agreement and (i) were not intended to be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate; (ii) may have been qualified in such agreement by disclosure that was made to the other party in connection with the negotiation of the applicable agreement; (iii) may apply contract standards of “materiality” that are different from “materiality” under the applicable securities laws; and (iv) were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement.

We acknowledge that, notwithstanding the inclusion of the foregoing cautionary statements, we are responsible for considering whether additional specific disclosure of material information regarding material contractual provisions is required to make the statements in this registration statement not misleading.

b)      Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in our consolidated financial statements or the notes thereto.

ITEM 9. UNDERTAKINGS.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1)    For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)    For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    For the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(4)    For the purpose of determining any liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)     Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)   The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)   Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(5)    For the purpose of determining liability under the Securities Act to any purchaser,

(i)     if the issuer is relying on Rule 430B: (A) each prospectus filed by the undersigned issuer pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and (B) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offerings described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)    if the issuer is relying on Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)    to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)     to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)    to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)   to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(7)    to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act (15 U.S.C. 77j(a)(3)) need not be furnished, provided that the Registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

(8)    to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offerings.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hangzhou, Zhejiang Province, China, on April 29, 2025.

WORK Medical Technology Group LTD
By:	/s/ Shuang Wu
	Name:	Shuang Wu
	Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Shuang Wu	Chief Executive Officer	April 29, 2025
Shuang Wu	(Principal executive officer)
/s/ Ningfang Liang	Chief Financial Officer	April 29, 2025
Ningfang Liang	(Principal financial and accounting officer)
*	Director	April 29, 2025
Baiming Yu
*	Director	April 29, 2025
Xiaoyang Li
/s/ Zhenguo Wu	Director	April 29, 2025
Zhenguo Wu
*	Director	April 29, 2025
Robert Johnson
*By:	/s/ Shuang Wu
Name:	Shuang Wu
Attorney-in-fact

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of WORK Medical Technology Group LTD, has signed this registration statement or amendment thereto in New York, NY on April 29, 2025.

Cogency Global Inc.
Authorized U.S. Representative
By:	/s/ Colleen A. De Vries
	Name:	Colleen A. De Vries
	Title:	Sr. Vice President on behalf of Cogency Global Inc.

WORK MEDICAL TECHNOLOGY GROUP LTD
EXHIBIT INDEX

Exhibit Number	Description of Document
1.1**	Form of Underwriting Agreement
3.1*	Amended and Restated Memorandum and Articles of Association of the Registrant
4.1

Registrant’s Specimen Certificate for Ordinary Shares (incorporated by reference to Exhibit 4.1 of our Registration Statement on Form F-1 (File No. 333-271474) initially filed with the Securities and Exchange Commission on April 27, 2023)

4.2**	Form of Pre-Funded Warrant
4.3*	Form of Series A Warrant
4.4*	Form of Series B Warrant
5.1*	Opinion of Ogier (Cayman) LLP regarding the validity of the Class A Ordinary Shares being registered
5.2*	Opinion of Hunter Taubman Fischer & Li LLC, U.S. counsel to Company, as to the enforceability of the Warrants
10.1

Form of Indemnification Agreement with the Registrant’s directors and officers (incorporated by reference to Exhibit 10.1 of our Registration Statement on Form F-1 (File No. 333-271474) initially filed with the Securities and Exchange Commission on April 27, 2023)

10.2

Form of Director Offer Letter between the Registrant and its directors (incorporated by reference to Exhibit 10.2 of our Registration Statement on Form F-1 (File No. 333-271474) initially filed with the Securities and Exchange Commission on April 27, 2023)

10.3

English Translation of Form of Procurement Agreement (incorporated by reference to Exhibit 10.3 of our Registration Statement on Form F-1 (File No. 333-271474) initially filed with the Securities and Exchange Commission on April 27, 2023)

10.4

English Translation of Form of Distribution Agreement (incorporated by reference to Exhibit 10.4 of our Registration Statement on Form F-1 (File No. 333-271474) initially filed with the Securities and Exchange Commission on April 27, 2023)

10.5

English Translation of Advance Agreement dated October 3, 2021, by and between Hangzhou Shanyou and Baiming Yu (incorporated by reference to Exhibit 10.5 of our Registration Statement on Form F-1 (File No. 333-271474) initially filed with the Securities and Exchange Commission on April 27, 2023)

10.6

English Translation of Advance Agreement dated October 3, 2021, by and between Hangzhou Shanyou and Liwei Zhang (incorporated by reference to Exhibit 10.6 of our Registration Statement on Form F-1 (File No. 333-271474) initially filed with the Securities and Exchange Commission on April 27, 2023)

10.7

English Translation of Loan Agreement dated October 9, 2021, by and between Hangzhou Shanyou and Hangzhou Shuige (incorporated by reference to Exhibit 10.7 of our Registration Statement on Form F-1 (File No. 333-271474) initially filed with the Securities and Exchange Commission on April 27, 2023)

10.8

English Translation of Real Estate Purchasing Agreement dated July 13, 2020, by and between Hangzhou Shanyou and Qijia Yu (incorporated by reference to Exhibit 10.8 of our Registration Statement on Form F-1 (File No. 333-271474) initially filed with the Securities and Exchange Commission on April 27, 2023)

10.9

English Translation of Medical Devices Purchasing Agreement dated September 30, 2021, by and between Hangzhou Shanyou and Hangzhou Qingniu (incorporated by reference to Exhibit 10.9 of our Registration Statement on Form F-1 (File No. 333-271474) initially filed with the Securities and Exchange Commission on April 27, 2023)

10.10

English Translation of Comprehensive Credit Agreement dated September 29, 2020, by and between Hangzhou Shanyou and Bank of Beijing (incorporated by reference to Exhibit 10.10 of our Registration Statement on Form F-1 (File No. 333-271474) initially filed with the Securities and Exchange Commission on April 27, 2023)

10.11

English Translation of Loan Agreement dated September 29, 2020, by and between Hangzhou Shanyou and Bank of Beijing (incorporated by reference to Exhibit 10.11 of our Registration Statement on Form F-1 (File No. 333-271474) initially filed with the Securities and Exchange Commission on April 27, 2023)

10.12

English Translation of Loan Agreement dated January 26, 2021, by and between Hangzhou Shanyou and Bank of Jiangsu (incorporated by reference to Exhibit 10.12 of our Registration Statement on Form F-1 (File No. 333-271474) initially filed with the Securities and Exchange Commission on April 27, 2023)

Exhibit Number	Description of Document
10.13

English Translation of Loan Agreement dated December 22, 2016, by and between Hangzhou Shanyou and Zhejiang Xiaoshan Rural Commercial Bank (incorporated by reference to Exhibit 10.13 of our Registration Statement on Form F-1 (File No. 333-271474) initially filed with the Securities and Exchange Commission on April 27, 2023)

10.14

English Translation of Loan Agreement dated January 6, 2020, by and between Hangzhou Shanyou and Zhejiang Xiaoshan Rural Commercial Bank (incorporated by reference to Exhibit 10.14 of our Registration Statement on Form F-1 (File No. 333-271474) initially filed with the Securities and Exchange Commission on April 27, 2023)

10.15

English Translation of Loan Agreement dated January 15, 2020, by and between Hangzhou Shanyou and Zhejiang Xiaoshan Rural Commercial Bank (incorporated by reference to Exhibit 10.15 of our Registration Statement on Form F-1 (File No. 333-271474) initially filed with the Securities and Exchange Commission on April 27, 2023)

10.16

English Translation of Loan Agreement dated March 2, 2020, by and between Hangzhou Shanyou and Zhejiang Xiaoshan Rural Commercial Bank (incorporated by reference to Exhibit 10.16 of our Registration Statement on Form F-1 (File No. 333-271474) initially filed with the Securities and Exchange Commission on April 27, 2023)

10.17

English Translation of Loan Agreement dated June 28, 2020, by and between Hangzhou Shanyou and Zhejiang Xiaoshan Rural Commercial Bank (incorporated by reference to Exhibit 10.17 of our Registration Statement on Form F-1 (File No. 333-271474) initially filed with the Securities and Exchange Commission on April 27, 2023)

10.18

English Translation of Loan Agreement dated July 2, 2020, by and between Hangzhou Shanyou and Zhejiang Xiaoshan Rural Commercial Bank (incorporated by reference to Exhibit 10.18 of our Registration Statement on Form F-1 (File No. 333-271474) initially filed with the Securities and Exchange Commission on April 27, 2023)

10.19

English Translation of Loan Agreement dated September 29, 2021, by and between Hangzhou Shanyou and Zhejiang Xiaoshan Rural Commercial Bank (incorporated by reference to Exhibit 10.19 of our Registration Statement on Form F-1 (File No. 333-271474) initially filed with the Securities and Exchange Commission on April 27, 2023)

10.20

English Translation of Loan Agreement dated September 29, 2021, by and between Hangzhou Shanyou and Zhejiang Xiaoshan Rural Commercial Bank (incorporated by reference to Exhibit 10.20 of our Registration Statement on Form F-1 (File No. 333-271474) initially filed with the Securities and Exchange Commission on April 27, 2023)

10.21

English Translation of Loan Agreement dated September 1, 2022, by and between Hangzhou Shanyou and Zhejiang Xiaoshan Rural Commercial Bank (incorporated by reference to Exhibit 10.21 of our Registration Statement on Form F-1 (File No. 333-271474) initially filed with the Securities and Exchange Commission on April 27, 2023)

10.22

English Translation of Loan Agreement dated September 2, 2022, by and between Hangzhou Shanyou and Zhejiang Xiaoshan Rural Commercial Bank (incorporated by reference to Exhibit 10.22 of our Registration Statement on Form F-1 (File No. 333-271474) initially filed with the Securities and Exchange Commission on April 27, 2023)

10.23

English Translation of Loan Agreement dated September 7, 2022, by and between Hangzhou Shanyou and Zhejiang Xiaoshan Rural Commercial Bank (incorporated by reference to Exhibit 10.23 of our Registration Statement on Form F-1 (File No. 333-271474) initially filed with the Securities and Exchange Commission on April 27, 2023)

10.24

English Translation of Loan Agreement dated September 7, 2022, by and between Hangzhou Shanyou and Zhejiang Xiaoshan Rural Commercial Bank (incorporated by reference to Exhibit 10.24 of our Registration Statement on Form F-1 (File No. 333-271474) initially filed with the Securities and Exchange Commission on April 27, 2023)

10.25

English Translation of Lease Agreement dated January 1, 2020, by and between Hangzhou Shanyou and Guancuncun Village Committee (incorporated by reference to Exhibit 10.25 of our Registration Statement on Form F-1 (File No. 333-271474) initially filed with the Securities and Exchange Commission on April 27, 2023)

10.26

English Translation of Lease Agreement dated January 1, 2011, by and between Hangzhou Shanyou and Louta Town Village Committee (incorporated by reference to Exhibit 10.26 of our Registration Statement on Form F-1 (File No. 333-271474) initially filed with the Securities and Exchange Commission on April 27, 2023)

Exhibit Number	Description of Document
10.27

English Translation of Lease Agreement dated November 30, 2023, by and between Hangzhou Shanyou ang Hangzhou Tianxia Weaving Co., Ltd. (incorporated by reference to Exhibit 10.27 of our Registration Statement on Form F-1 (File No. 333-271474) initially filed with the Securities and Exchange Commission on April 27, 2023)

10.28

English Translation of Lease Agreement dated February 27, 2018, by and between Shanghai Chuqiang and Ailiu Real Estate Co., Ltd. (incorporated by reference to Exhibit 10.28 of our Registration Statement on Form F-1 (File No. 333-271474) initially filed with the Securities and Exchange Commission on April 27, 2023)

10.29

English Translation of Loan Agreement dated March 31, 2023, by and between Hangzhou Shanyou and Bank of Jiangsu (incorporated by reference to Exhibit 10.29 of our Registration Statement on Form F-1 (File No. 333-271474) initially filed with the Securities and Exchange Commission on April 27, 2023)

10.30

English Translation of Patent Transfer Agreement dated April 1, 2021, by and between Hangzhou Shanyou and The Second Hospital of Jiaxing City (incorporated by reference to Exhibit 10.30 of our Registration Statement on Form F-1 (File No. 333-271474) initially filed with the Securities and Exchange Commission on April 27, 2023)

10.31

English Translation of Patent Transfer Agreement dated December 26, 2019, by and between Hangzhou Hanshi and Zhejiang University (incorporated by reference to Exhibit 10.31 of our Registration Statement on Form F-1 (File No. 333-271474) initially filed with the Securities and Exchange Commission on April 27, 2023)

10.32

Employment Agreement by and between Shuang Wu and the Registrant dated June 1, 2022 (incorporated by reference to Exhibit 10.32 of our Registration Statement on Form F-1 (File No. 333-271474) initially filed with the Securities and Exchange Commission on April 27, 2023)

10.33

Employment Agreement by and between Ningfang Liang and the Registrant dated June 1, 2022 (incorporated by reference to Exhibit 10.33 of our Registration Statement on Form F-1 (File No. 333-271474) initially filed with the Securities and Exchange Commission on April 27, 2023)

10.34

Employment Agreement by and between Baiming Yu and the Registrant dated June 1, 2022 (incorporated by reference to Exhibit 10.34 of our Registration Statement on Form F-1 (File No. 333-271474) initially filed with the Securities and Exchange Commission on April 27, 2023)

10.35

English Translation of Loan Agreement dated June 28, 2023, by and between Hangzhou Shanyou and China CITIC Bank (incorporated by reference to Exhibit 10.35 of our Registration Statement on Form F-1 (File No. 333-271474) initially filed with the Securities and Exchange Commission on April 27, 2023)

10.36

English Translation of Loan Agreement dated December 20, 2023, by and between Hangzhou Woli and China CITIC Bank (incorporated by reference to Exhibit 10.36 of our Registration Statement on Form F-1 (File No. 333-271474) initially filed with the Securities and Exchange Commission on April 27, 2023)

10.37

English Translation of Loan Agreement dated June 29, 2023, by and between Hangzhou Shanyou and Bank of Beijing (incorporated by reference to Exhibit 10.37 of our Registration Statement on Form F-1 (File No. 333-271474) initially filed with the Securities and Exchange Commission on April 27, 2023)

10.38

Form of Indemnification Escrow Agreement (incorporated by reference to Exhibit 10.38 of our Registration Statement on Form F-1 (File No. 333-271474) initially filed with the Securities and Exchange Commission on April 27, 2023)

10.39

English Translation of Loan Agreement dated March 4, 2024, by and between Hangzhou Shanyou and Bank of Jiangsu (incorporated by reference to Exhibit 10.39 of our Registration Statement on Form F-1 (File No. 333-271474) initially filed with the Securities and Exchange Commission on April 27, 2023)

10.40**	English Translation of Loan Agreement dated July 26, 2024, by and between Hangzhou Shanyou and China CITIC Bank (Hangzhou)
10.41**	English Translation of Loan Agreement dated July 11, 2024, by and between Hangzhou Shanyou and Zhejiang Xiaoshan Rural Commercial Bank
10.42**	English Translation of Loan Extension Agreement dated August 26, 2024, regarding a loan of RMB10 million, by and between Hangzhou Shanyou and Zhejiang Xiaoshan Rural Commerical Bank
10.43**	English Translation of Loan Extension Agreement dated August 29, 2023, regarding a loan of RMB8 million, by and between Hangzhou Shanyou and Zhejiang Xiaoshan Rural Commercial Bank
10.44**	English Translation of Loan Extension Agreement dated August 26, 2024, regarding a loan of RMB8 million, by and between Hangzhou Shanyou and Zhejiang Xiaoshan Rural Commercial Bank
10.45**	English Translation of Loan Extension Agreement dated August 26, 2024, regarding a loan of RMB5 million, by and between Hangzhou Shanyou and Zhejiang Xiaoshan Rural Commercial Bank

Exhibit Number	Description of Document
10.46**	English Translation of Loan Extension Agreement dated August 26, 2024, regarding a loan of RMB14.5 million, by and between Hangzhou Shanyou and Zhejiang Xiaoshan Rural Commercial Bank
10.47**	Form of Lock-up Agreement
10.48

English Translation of Loan Agreement dated November 28, 2024, by and between Hangzhou Woli and China CITIC Bank (incorporated by reference to Exhibit 4.47 of our annual report on Form 20-F (File No. 001-42256) filed with the SEC on February 14, 2025)

10.49

English Translation of Loan Agreement dated December 4, 2024, by and between Hangzhou Woli and China CITIC Bank (incorporated by reference to Exhibit 4.48 of our annual report on Form 20-F (File No. 001-42256) filed with the SEC on February 14, 2025)

21.1

List of Subsidiaries (incorporated by reference to Exhibit 21.1 of our Registration Statement on Form F-1 (File No. 333-271474) initially filed with the Securities and Exchange Commission on April 27, 2023)

23.1*	Consent of WWC, P.C.
23.2*	Consent of Ogier (Cayman) LLP (included in Exhibit 5.1)
23.3*	Consent of AllBright Law Offices (Fuzhou) (included in Exhibit 99.6)
23.4*	Consent of Hunter Taubman Fischer & Li LLC (included in Exhibit 5.2)
24.1**	Powers of Attorney
99.1

Code of Business Conduct and Ethics (incorporated by reference to Exhibit 99.1 of our Registration Statement on Form F-1 (File No. 333-271474) initially filed with the Securities and Exchange Commission on April 27, 2023)

99.6*	Opinion of AllBright Law Offices (Fuzhou)
99.7

Compensation Recovery Policy (incorporated by reference to Exhibit 99.8 of our Registration Statement on Form F-1 (File No. 333-271474) initially filed with the Securities and Exchange Commission on April 27, 2023)

107**	Filing Fee Table

____________

*        Filed herewith

**      Previously filed